Exhibit 10.24

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

Between

IONIS GAZELLE, LLC

“Seller”

and

2850 2855 & 2859 GAZELLE OWNER (DE) LLC

“Buyer”

with Escrow Instructions for

FIRST AMERICAN TITLE INSURANCE COMPANY

“Escrow Holder”

PROPERTY NAME: IONIS GAZELLE CARLSBAD OAKS NORTH BUSINESS PARK CAMPUS

LOCATION: CARLSBAD, CALIFORNIA

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-ii-

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EXHIBITS

Exhibit A	Description of Land
Exhibit B	List of Due Diligence Items
Exhibit C	Disclosure Items
Exhibit D	Permitted Exceptions
Exhibit E	List of Warranties
Exhibit F	Form of Deed
Exhibit G	Intentionally Omitted
Exhibit H	Assignment and Assumption Agreement
Exhibit I	Intentionally Omitted
Exhibit J	Intentionally Omitted
Exhibit K	Form of Owner’s Affidavit
Exhibit L	FIRPTA
Exhibit M	Form of APP Escrow Agreement
Exhibit N	Form of Buyer-Seller Lease

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (as the same may be amended, modified, or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated effective for all purposes as of October 20, 2022, is by and between IONIS GAZELLE, LLC, a Delaware limited liability company (“Seller”), and 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company (together with its successors and/or assigns, collectively, “Buyer”).

Article I

CERTAIN DEFINITIONS

Section 1.1 Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

“Additional Purchase Price” shall have the meaning set forth in Section 2.2(b).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preamble.

“Anti-Corruption Laws” means all anti-bribery and anti-corruption laws, regulations or ordinances applicable to Seller, its affiliates and their respective operations from time to time, including without limitation (i) the FCPA, (ii) the Global Magnitsky Act, (iii) the Bribery Act 2010 (U.K.), (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (v) the United States Bank Secrecy Act , as amended by the Anti Money Laundering Act of 2020; (vi) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (vii) the Corruption of Foreign Public Officials Act (Canada), (viii) the U.K. Bribery Act, (ix) the Canadian Corruption of Foreign Public Officials Act, and (x) the Freezing Assets of Corrupt Foreign Public Officials Act (Canada), in each case as the same may be amended from time to time and including all rules, regulations, decrees, administrative orders, circulars, or instructions implementing or interpreting the same.

“Anti-Money Laundering, Anti-Terrorism, and Sanctions Laws” means all anti-money laundering-related laws, regulations, and codes of practice applicable to Seller, its affiliates and their operations from time to time, including without limitation (i) the U.S. Money Laundering Control Act of 1986, (ii) the United States Bank Secrecy Act, as amended by the Anti Money Laundering Act of 2020, (iii) the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, (iv) the United States Trading with the Enemy Act, and the regulations promulgated thereunder in 31 CFR Subtitle B, Chapter 5, as amended, (v) the International Emergency Economic Powers Act and the regulations promulgated thereunder in 31 CFR Subtitle B Chapter 5, as amended, (vi) the regulations of OFAC and The Financial Enforcement Network (FINCEN) or any enabling legislation or executive order relating thereto, (vii) the EU Anti-Money Laundering Directives, (viii) the Patriot Act and (ix) the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, in each case as the same may be amended from time to time and including all rules, regulations, decrees, administrative orders, circulars, or instructions implementing or interpreting the same.

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“APP Escrow Agreement” shall mean the Post-Closing Escrow Agreement by and among Buyer, Seller and Escrow Holder in the form attached hereto as Exhibit M.

“Assignee” shall have the meaning set forth in Section 10.16.

“Assignment” shall have the meaning set forth in Section 9.3(d).

“Assignor” shall have the meaning set forth in Section 10.16

“Bankruptcy Laws” shall have the meaning set forth in Section 10.16

“Basket” shall have the meaning set forth in Section 6.2.

“BTS Closing” shall mean the “Closing” as defined in the BTS Purchase Agreement.

“BTS Parcel” shall mean Lots 21 and 22, Carlsbad, California, as more particularly described on Exhibit A to the BTS Purchase Agreement.

“BTS Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of the date hereof by and between Ionis Pharmaceuticals, Inc., as seller, and Oxford I Asset Management USA Inc., as buyer, with respect to the BTS Parcel.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by applicable law to be closed in the States of California.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Designated Person” shall have the meaning set forth in Section 6.3(b).

“Buyer Parties” means, collectively, Buyer, any Affiliates of Buyer, and their actual and potential investors, lenders, representatives, contractors (including, without limitation, any engineers, architects, bankers, contractors, and other professionals), employees and agents of Buyer or any Affiliate of Buyer.

“Buyer-Seller Lease” means that certain Lease Agreement between Buyer and Seller in the form attached hereto as Exhibit N and to be entered into and dated as of the Closing Date, whereby Seller shall lease all of the Property from Buyer.

“CERCLA” shall have the meaning set forth in the definition of “Environmental Laws.”

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“Claims” means any and all losses, damages, claims, causes of action, liens, judgments, damages, costs and expenses, including reasonable third-party attorneys’ fees and court costs.

“Close of Escrow” shall have the meaning set forth in Section 9.2.

“Closing” shall have the meaning set forth in Section 9.2.

“Closing Date” means the Effective Date.

“Closing Document” shall have the meaning set forth in Section 3.2(c).

“Closing Statement” shall have the meaning set forth in Section 9.2.

“Closing Tax Year” shall have the meaning set forth in Section 9.8.

“Code” shall have the meaning set forth in Section 5.2

“Confidential Information” shall have the meaning set forth in Section 3.2(b).

“Contracts” shall have the meaning set forth in Section 6.1(j)

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or through holding a majority of seats on the board of directors (or its functional equivalent), by contract or otherwise, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings; provided, that a Person shall not be deemed to lack Control based solely on the fact that certain decisions may be subject to customary “major decision” consent or approval rights in favor of another Person.

“Costs” shall have the meaning set forth in Section 10.8.

“Data Room” shall have the meaning set forth in Section 3.1(a)

“Declarations” shall have the meaning set forth in Section 10.16

“Deed” shall have the meaning set forth in Section 9.3(a).

“Disclosure Items” shall mean those items set forth on Exhibit C attached hereto.

“Due Diligence Items” shall have the meaning set forth in Section 3.1(a).

“Effective Date” means the date this Agreement is executed and delivered by the last of Buyer and Seller.

“Environmental Laws” means any applicable federal, state and local laws, statutes, ordinances, rules, and regulations, as well as common law, relating to protection of human health, natural resources or the environment in effect on the Effective Date. The term “Environmental Laws” includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq.; the Clean Water Act, 33 U.S.C. §1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; Clean Air Act, 42 U.S.C. §§ 7401 et seq.; Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. §§ 65 et seq.; Occupational Safety and Health Act, 29 U.S.C. §§ 65 et seq.; California Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq.; California Asbestos Notification Laws, California Health & Safety Code §§ 25915 et seq.; California Hazardous Waste Control Law, California Health & Safety Code §§ 22100 et seq.; California Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code §§ 25500 et seq.; California Clean Air Act, California Health & Safety Code §§ 39608 et seq.; California Toxic Pits Cleanup Act, California Health & Safety Code §§ 25208 et seq.; California Pipeline Safety Act, California Government Code §§ 51010 et seq.; California Toxic Air Contaminants Law, California Health & Safe Code §§ 39650 et seq.; California Porter-Cologne Water Quality Act, California Water Code §§ 13000 et seq.; California Toxic Injection Well Control Act, California Health & Safety Code §§ 25159.10 et seq.; California Underground Storage Tank Act, California Health & Safety Code §§ 25280 et seq.; California Occupational Carcinogens Control Act, California Labor Code §§ 9000 et seq., and all other applicable federal, state and local laws, regulations, ordinances, rules and orders that are equivalent or similar to the laws recited above, or otherwise relate to human health, natural resources or the environment, in each case together with their implementing regulations, guidelines, rules or orders, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal and state laws recited above.

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“Escrow Holder” means First American Title Insurance Company, with an address of 4380 La Jolla Village Drive, Suite 110, San Diego, CA 92122, Attention: Lynn Graham, lgraham@firstam.com.

“Excluded Claim” shall have the meaning set forth in Section 3.2(f).

“Excluded Property” means (a) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications, or which are subject to a confidentiality agreement or that Seller is legally required to not disclose, (b) all cash on hand or on deposit in any operating account or other account maintained in connection with the ownership, operation or management of the Real Property, (c) all Trade Fixtures, (d) furniture and equipment located on the Real Property (other than Fixtures), (e) all other personal property placed in the Real Property by Seller and used in connection with Seller’s trade or business and not otherwise necessary for the operation of the Real Property, (f) any licenses, permits and authorizations presently or hereafter issued to or for the benefit of Seller or its Affiliates in connection with Seller’s operation as a going concern and not otherwise necessary for the operation of the Real Property, (g) any intangible property whatsoever related to Seller or its Affiliates as a going concern, and (h) any Intellectual Property whatsoever owned or licensed by Seller or its Affiliates. The Excluded Property shall not include plans and specifications for the Improvements owned by Seller.

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“Fixtures” means personal property which is located at and affixed to the Real Property, and any replacement thereof as of the Closing Date.

“FIRPTA Certificate” shall have the meaning set forth in Section 9.3(e).

“Grantee” shall have the meaning set forth in Section 10.16.

“Grantor” shall have the meaning set forth in Section 10.16.

“Governmental Entity” means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property or any portion thereof.

“Hazardous Materials” means (a) any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified or regulated as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, “solid wastes,” or other similar designations in, or otherwise subject to regulation under the Environmental Laws, and (b) any other substances, constituents or wastes that are subject to Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCBs), (I) urea formaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), (M) poly- and perfluoroalkyl substances, and (N) petroleum byproducts.

“Improvements” means the buildings, structures, appurtenances, and other improvements located on the Land.

“Indemnification Cap” shall have the meaning set forth in Section 6.2.

“Intellectual Property” means with respect to any Person, collectively, (a) all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, (b) any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and all goodwill connected with and symbolized by such trademarks, (c) all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, (d) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals, (e) any and all source code, (f) any and all design rights which may be available to such Person, (g) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified herein, and (h) all amendments, renewals and extensions of any of the foregoing.

“Known Environmental Condition” means any Hazardous Materials at, on, under or migrating to or from, or have migrated to or from, the Property as of or prior to the Closing as described or referenced in the Due Diligence Items, Disclosure Items or in reports or other documents otherwise publicly available.

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“Land” means those certain parcels of land and appurtenances thereto more particularly described on attached Exhibit A and which are commonly known as 2850, 2855 and 2859 Gazelle Court, Carlsbad, California, and including but not limited to any easements, appurtenances, license, privileges, rights of way and other rights appurtenant thereto pursuant to the Title Commitment.

“Leases” means all unexpired leases, subleases, licenses, occupancy agreements, and any other agreements, written or oral, for the use, possession, or occupancy of any portions of the Real Property or otherwise relating thereto, together with any renewals, extensions, amendments, modifications or supplements thereto and guarantees thereof and all prepaid rent, tenant security deposits and other deposits, if any, thereunder; provided, however, the Leases shall not include the Buyer-Seller Lease.

“Licenses and Permits” means, collectively, all licenses, permits approvals, density rights, development rights, certificates, consents, exemptions, decisions, actions, approvals, variances, entitlements, certificates of occupancy, dedications, sewer rights, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Real Property and operation at the Property, including, without limitation, all curb cut and street opening permits required for vehicular access to and from the Real Property, together with all renewals and modifications thereof.

“Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, priority, transfer restriction (other than restrictions under the Securities Act and state securities laws), encroachment, tax, order, equitable interest, option, warrant, right of first refusal, easement, license, servitude, right of way, or zoning restriction.

“Natural Hazard Expert” shall have the meaning set forth in Section 4.3.

“Obligations” shall have the meaning set forth in Section 10.16

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” means any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders; (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation; or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

“Owner’s Affidavit” shall have the meaning set forth in Section 9.3(g).

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“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

“Permitted Exceptions” shall have the meaning set forth in Section 4.2.

“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust, or other entity.

“Preliminary Report” shall have the meaning set forth in Section 4.1.

“Property” means all of the Real Property, and all of Seller’s right, title and interest in and to all tangible and intangible assets solely relating to the Real Property, including, without limitation, (a) all warranties, claims, and causes of action, (b) all claims and causes of action arising out of or in connection with the Real Property after the Closing Date (but excluding any claims or causes of action of Seller after the Closing arising from its rights under this Agreement or any documents to be delivered at the Closing), (c) the Licenses and Permits, (d) signage rights, utility and development rights and privileges, (e) site plans, surveys, environmental and other physical reports, plans and specifications pertaining to the foregoing, and (f) all licenses, covenants and other rights appurtenant to the Land, including, but not limited to, Seller’s right, title and interest in and to all development, density and similar rights, rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to, in front of, abutting, or adjoining the Land; provided, however, that “Property” shall not include the Excluded Property.

“Purchase Price” shall have the meaning set forth in Section 2.2(a).

“Real Property” means the Land, the Improvements, and the Fixtures.

“Referee Sections” shall have the meaning set forth in Section 10.11.

“Reporting Person” shall have the meaning set forth in Section 5.2(a).

“Sanctions” means the sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority.

“Sanctions Authority” means each of: (i) the United States; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; (v) Singapore; (vi) Canada; (vii) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State, and Her Majesty’s Treasury; and (viii) all other similar governmental bodies with regulatory authority over Buyer or its affiliates issuing, administering, enacting or enforcing economic sanctions laws, regulations, embargoes or restrictive measures of the nature set out above, from time to time.

“Sanctioned Person” means a Person that is: (i) the subject of Sanctions, (ii) located in or organized under the laws of a country or territory which is the subject of country-wide or territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region of the Ukraine), or (iii) directly or indirectly Controlled by or under common Control with any of the foregoing.

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“Seller” shall have the meaning set forth in the preamble.

“Seller Control Affiliate” means any Person that directly or indirectly Controls, is Controlled by or is under common Control with Seller, other than any Person that acquires indirect Control of Seller through the transfer of publicly-traded securities.

“Seller Knowledge Party” shall have the meaning set forth in Section 6.3(a).

“Seller Parent” shall have the meaning set forth in Section 10.16.

“Seller Significant Owner” means any Person that directly or indirectly holds an interest of twenty percent (20%) or more in Seller.

“Seller’s Required Removal Items” shall have the meaning set forth in Section 4.2.

“Service Contracts” shall have the meaning set forth in Section 10.16.

“SRO” means a self-regulatory organization.

“Survey” means a new ALTA survey of the Land and Improvements.

“Surviving Obligations” shall mean any obligations of Buyer or Seller hereunder that expressly state they will survive (a) termination of this Agreement and/or (b) Closing.

“Title Commitment” shall have the meaning set forth in Section 4.1.

“Title Company” means First American Title National Commercial Services

“Title Documents” shall have the meaning set forth in Section 4.1.

“Title Policy” shall have the meaning set forth in Section 4.4.

“Trade Fixture” means a piece of equipment placed on the Real Property which is used in Seller’s trade or business.

“Transferor” shall have the meaning set forth in Section 10.16.

“Unknown Environmental Condition” means any Hazardous Materials at, on, under or migrating to or from, or having migrated to or from, the Property as of or prior to the Closing and not a Known Environmental Condition.

“Warranties” shall have the meaning set forth in Section 6.1(s).

“Warrantor” shall have the meaning set forth in Section 8.2.

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“Warranty Assignment Package” shall have the meaning set forth in Section 8.2.

Section 1.2   Rules of Construction. Article and section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Section” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article or section, unless specifically designated otherwise. The use of the term “including” means in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

ARTICLE II

PURCHASE AND SALE AGREEMENT; PURCHASE PRICE

Section 2.1   Purchase and Sale Agreement. Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of the Property.

Section 2.2   Purchase Price.

(a)       Initial Purchase Price. Buyer shall pay Seller the purchase price (“Purchase Price”) in immediately available funds at Closing. The Purchase Price shall be equal to TWO HUNDRED FIFTY-EIGHT MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($258,400,000.00). The Purchase Price, together with such other funds as may be necessary to pay Buyer’s required payments hereunder, subject to closing adjustments, shall be deposited with the Escrow Holder on or before 10:00 a.m. Pacific Time on the Closing Date in accordance with this Agreement. The Purchase Price shall be paid to Seller upon satisfaction of all conditions precedent to the Closing as described herein.

(b)       Additional Purchase Price. If the BTS Closing occurs pursuant to the BTS Purchase Agreement, then the Purchase Price shall be increased by $5,000,000 (the “Additional Purchase Price”), such that the total Purchase Price shall be $ $263,400,000. Provided that the BTS Purchase Agreement is not terminated, Buyer shall be obligated to deposit the Additional Purchase Price with the Escrow Holder on or before 2:30 p.m. Pacific Time on the Closing Date and the Additional Purchase Price shall be held and disbursed in accordance with the APP Escrow Agreement. If the Additional Purchase Price is released to Seller in accordance with the APP Escrow Agreement, Seller and Buyer shall, for all purposes, treat the Additional Purchase Price as an adjustment to the Purchase Price including for tax purposes and shall prepare and file all tax returns, reports, and any other filings consistent with such treatment to the extent permitted by law. This Section 2.2(b) shall survive the Closing.

Section 2.3   Indivisible Economic Package. Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

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ARTICLE III

DUE DILIGENCE ITEMS

Section 3.1     Due Diligence Items.

(a)       Prior to the Effective Date, Seller has delivered to Buyer, or made available to Buyer for inspection via an online due diligence data room relating to the Property (the “Data Room”), the items described on attached Exhibit B (the “Due Diligence Items”); provided, however, that Seller was and is not obligated to deliver any Excluded Property to Buyer or make any Excluded Property available for its review. Buyer acknowledges that any and all documents actually in such Data Room have been made available to Buyer. In addition to such items in the Data Room, Seller shall make available to Buyer (by electronic means) any such other documents in Seller’s possession or control which relate to the Property, other than the Excluded Property, which Buyer shall reasonably request; provided, however, if Buyer requests information regarding the Excluded Property, then Seller shall, in good faith, consider whether it can make such information available to Buyer and make the same available to Buyer.

(b)       All documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.1 are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except that, to Seller’s knowledge, they are in all material respects true, correct and complete originals or copies of the version of such materials Seller has in its files, and except as may otherwise be expressly set forth in Article VI and elsewhere in this Agreement and any other document delivered at Closing by Seller to Buyer, and as limited by Section 6.2, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Section 3.2(e).

Section 3.2     Due Diligence Inspection.

(a)       Due Diligence. The parties acknowledge and agree that Buyer had the opportunity to analyze the feasibility of its ownership, operation, and use of the Property prior to the Effective Date.

(b)       Confidentiality. Buyer and Seller previously agreed that prior to the Closing Buyer and Seller were each (and Buyer was obligated to cause the Buyer Parties to) maintain in confidence all non-public information concerning the Property which Seller or its representatives disclosed or delivered to Buyer and/or the Buyer Parties, including, but not limited to, (i) any Due Diligence Items and information provided by Seller to Buyer or the Buyer Parties in the conduct of its due diligence or that was posted to the diligence website, and (ii) the results of any inspections of the Property conducted by Buyer prior to the Closing Date (collectively, the “Confidential Information”), and, shall not, without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, deliver or disclose the same, or any part thereof, to any other Person or entity except as may be required by applicable law, regulation or legal process; provided, however, Buyer and Seller were able to disclose any such confidential information to its agents, attorneys, advisors, consultants, prospective lenders or investors, and employees involved in the review and inspection of the Property or as may be required by law or by any court or administrative order. For the avoidance of doubt, “Confidential Information” shall not include: (i) information already in Buyer’s or any Buyer Parties’ possession prior to its receipt thereof from Seller or its representative; (ii) information which is obtained by Buyer or any Buyer Parties from a third person who is not prohibited from disclosing such information to it by any contractual, legal or fiduciary obligation to Seller; (iii) information which is or becomes publicly disclosed through no fault of the Buyer or any Buyer Parties; or (iv) information which is required to be disclosed by a court of competent jurisdiction in connection with any litigation between the parties hereto. Notwithstanding the foregoing, Buyer was permitted to disclose and deliver Confidential Information to the Buyer Parties on a need to know basis. Buyer was neither allowed to use nor permit the Buyer Parties to use any of the Confidential Information for any purpose other than the evaluation of the Property and the transaction described herein. Notwithstanding anything to the contrary in this Agreement, neither Seller nor Buyer was permitted to release or permit to be released any press release or other similar communication relating to the transaction contemplated by this Agreement before the Effective Date without the prior written consent of the other party; provided that following the Effective Date and following the filing by Seller or its Affiliates of any filing required to be made by Seller or such Affiliate with the Securities and Exchange Commission with respect to the closing of the transaction, Buyer shall be permitted to issue a press release in the form attached hereto as Schedule 3.2(b). Nothing in this Section 3.2(b) shall be deemed to void, supersede, or modify any other confidentiality, nondisclosure or similar agreements entered into between Buyer and Seller prior to the Effective Date hereof. The provisions of this Section 3.2(b) shall survive the Closing.

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(c)           AS-IS. Buyer hereby acknowledges that except as is otherwise expressly provided in this Agreement and subject to Seller’s representations and warranties expressly set forth herein, or in any other documents delivered to Buyer upon the Closing (each such document, a “Closing Document”), it is relying upon its own inspections, investigations and analyses of the Property in entering into this Agreement and, except as otherwise provided in this Agreement or in any Closing Document, and subject to Seller’s covenants, representations and warranties expressly set forth herein and in any Closing Document, is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters, including, without limitation, as to the following:

(i)       The condition, value, nature, or quality of the Property, including any construction on the Property and any materials or systems incorporated into the Property.

(ii)      The soil, water or geology relating to the Property.

(iii)     Any income to be derived from the Property.

(iv)     The suitability of the Property for any activities or uses which Buyer may wish to conduct on or relating to the Property.

(v)      The zoning or developability of the Property.

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(vi)     Compliance of the Property or its operation with any law, ordinance, rule, regulation, or the status of any permits or approvals relating to or required in connection with the Property, including without limitation the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. (or any successor statute or similar state and local laws).

(vii)    The presence or absence of any Hazardous Materials on or about the Property or in the vicinity of the Property or the compliance of the Property with Environmental Laws; and Buyer expressly acknowledges that the Property Documents constitute written notice to Buyer as may be required by California Health and Safety Code Section 25359.7.

Buyer specifically acknowledges and agrees that, to the extent Seller has made or in the future makes any information (including without limitation the Due Diligence Items) regarding any aspect of the Property available to Buyer, Seller has done or will be doing so only as an accommodation to Buyer and that, except as expressly provided elsewhere in this Agreement and in any Closing Document, and subject to Seller’s express covenants, representations and warranties in this Agreement and the Closing Documents, Seller has not made, is not making, and shall make no representation or warranty of any nature concerning the accuracy or completeness of Seller’s files or concerning the authenticity, source, accuracy or completeness of any information contained in them or furnished or to be furnished by Seller to Buyer (including without limitation the Due Diligence Items). As to certain of the materials furnished to Buyer from Seller’s files, Buyer specifically acknowledges that they have been prepared by third parties with whom Seller has no privity and Buyer acknowledges and agrees that no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Buyer either by Seller or by any third parties that prepared the materials in question, except as otherwise provided in this Agreement and in any Closing Document and subject to Seller’s express representations and warranties in this Agreement and the Closing Documents. Except as otherwise provided in this Agreement, in any Closing Document and subject to the Excluded Claims, Buyer waives any claim of any nature against Seller if any information, conclusion, projection, or other statement of any nature contained in any of those materials should prove not to be true, complete, or accurate for any reason. By its execution of this Agreement, Buyer acknowledges and agrees that a material inducement to Seller’s decision to sell the Property to Buyer at the Purchase Price provided in this Agreement was Buyer’s agreement to conduct its own feasibility studies and purchase the Property in an “AS-IS” condition, subject to the express covenants, representations and warranties of Seller set forth in this Agreement or in any Closing Document. Subject to the express covenants, representations and warranties of Seller set forth in this Agreement or in any Closing Document, Buyer acknowledges and agrees that it shall accept the Property in its condition as of the Closing.

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(d)       No Liability for Information. Buyer represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that it is relying solely on the express representations and warranties of Seller made in this Agreement and any other Closing Document, its own expertise, and that of Buyer’s consultants in purchasing the Property. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS). EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS AND THE EXCLUDED CLAIMS, SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY (A) SELLER, (B) ANY PARTNERSHIP, LIMITED LIABILITY COMPANY, CORPORATION, TRUST OR OTHER ENTITY THAT HAS OR ACQUIRES A DIRECT OR INDIRECT INTEREST IN SELLER, (C) ANY DIRECT OR INDIRECT MEMBER, MANAGER, MANAGING MEMBER, PARTNER, ADVISOR, TRUSTEE, BENEFICIARY, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, PARTICIPANT, REPRESENTATIVE OR AGENT IN OR OF SELLER OR OF ANY ENTITY THAT HAS OR ACQUIRES A DIRECT OR INDIRECT INTEREST IN SELLER, OR (D) ANY REAL ESTATE BROKER, AGENT, OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE TITLE POLICY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS (INCLUDING, WITHOUT LIMITATION, SELLER’S REPRESENTATIONS AND WARRANTIES HEREIN AND THEREIN), SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (v) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, AND (vi) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS, RELEASES AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS, RELEASES, WAIVERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS, RELEASES, WAIVERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

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(e)           Release by Buyer. Notwithstanding any other provisions contained herein, or in any Closing Document, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Buyer hereby acknowledges and agrees that Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller’s covenants, indemnities, and obligations contained in this Agreement which do not expressly survive Closing and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the Property, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of any obligation or liability Seller may expressly have under this Agreement, the Closing Documents or with respect to any Excluded Claim. Except for the Excluded Claims or as otherwise provided in this Agreement or any of the Closing Documents, Buyer hereby waives its right to recover from, and fully and irrevocably releases Seller and its Indemnified Parties from any and all Claims other than the Excluded Claims that it may now have or hereafter acquire against any Seller or any of the Indemnified Parties arising from or related to any defects, errors, omissions or other conditions, latent or otherwise, affecting the Property. With respect to the release set forth in this Section 3.2, Buyer specifically waives the provision of California Civil Code Section 1542. Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY”

BUYER’S INITIALS: /s/ KB

(f)            Excluded Claims. Notwithstanding anything to the contrary contained in this Section 3.2 or elsewhere in this Agreement, the parties acknowledge and agree that the waivers and releases by Buyer set forth in this Section 3.2 or elsewhere in this Agreement or any Closing Document shall not apply to, limit or affect, and the released Claims shall expressly not include, any Claims resulting or arising from any of the following (each, an “Excluded Claim”) (i) a breach of any representation or warranty of Seller set forth in this Agreement or any of the Closing Documents, (ii) Seller’s fraud or intentional misrepresentation, (iii) third party tort claims arising prior to the Closing Date, (iv) the Surviving Obligations of Seller including all of Seller’s indemnity obligations set forth in this Agreement, or (v) obligations or matters under the Buyer-Seller Lease.

(g)           Survival. The provisions of Sections 3.2(e)-(f) shall survive the Closing or any earlier termination of this Agreement and delivery of the Deed.

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ARTICLE IV

TITLE AND SURVEY

Section 4.1       Title to Real Property. Buyer obtained (a) a commitment to issue an owner’s policy of title insurance with respect to the Property issued by the Title Company in favor of Buyer (the “Title Commitment”), and (b) copies of all documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the “Title Documents”). Buyer hereby acknowledges that it has received a preliminary title report (“Preliminary Report”) with respect to the Property.

Section 4.2       Objections and Certain Exceptions to Title. Buyer agrees to accept title to the Real Property at Closing subject to the exceptions set forth on Exhibit D (the “Permitted Exceptions”). Notwithstanding anything to the contrary in this Agreement, Seller will be obligated to remove or cure on or before the Closing, in each case, exceptions to title to the Property which are (a) any mortgage liens or other monetary liens affecting the Property (except to the extent created by or arising from the acts or omissions of a Buyer Party), (b) mechanics’ liens, materialmen’s liens and claims of liens for labor materials furnished or supplied to the Property or any portion thereof by or on behalf of Seller or its property manager (if applicable), affecting the Property (except to the extent created by or arising from the intentional acts or omissions of a Buyer Party), (c) code violations and other violations with respect to the Property that can be satisfied by payment of a liquidated amount or bonding, (d) encumbrances that have been placed against the Property by, through or under Seller after the date of this Agreement without Buyer’s prior written consent, (e) so called “standard” exceptions that can be removed from the Title Policy by Seller’s delivery of the Owner’s Affidavit, (f) tax liens for real property taxes and assessments which are due and payable or any judgment liens, and (g) any other voluntary or involuntary liens or utility liens created or suffered by Seller (not otherwise covered by clauses (a)-(f)) capable of being cleared from title by the payment of a sum certain (the liens described in clauses (a) through (g) are collectively referred to as, “Seller’s Required Removal Items”). Except with respect to Seller’s Required Removal Items, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title objections.

Section 4.3       Natural Hazard Expert. Buyer and Seller acknowledge that Seller is required to disclose if any portion of the Property lies within a natural hazard area or zone. Buyer and Seller agree that Seller may employ the services of Escrow Holder, a company recommended by Escrow Holder, or an affiliate of Escrow Holder (as so employed, the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards referred to above and to report the results of its examination to Buyer and Seller in writing. Prior to the Effective Date, Seller, at its sole cost and expense, provided Buyer with a Natural Hazard Disclosure Statement prepared by a Natural Hazard Expert.

Section 4.4       Title Insurance. At Closing, and as a condition thereto for Buyer’s benefit, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer a standard coverage ALTA owner’s form title policy in the form of the Pro Forma (the “Title Policy”), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions.

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ARTICLE V

ESCROW INSTRUCTIONS

Section 5.1       Escrow Instructions. The Escrow Holder joins in this Agreement to evidence its agreement to act in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties, and liabilities of the Escrow Holder.

(a)           The Escrow Holder acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness, or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrow Holder, or (ii) identity or authority of any person executing such instruction notice or evidence.

(b)           The Escrow Holder shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Holder shall have no liability except for its own willful misconduct or gross negligence.

(c)           The Escrow Holder shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Holder arising from a dispute with respect to the amount held in escrow, including the cost of any reasonable, out of pocket legal expenses and court costs incurred by the Escrow Holder, should the Escrow Holder deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

(d)           In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Holder shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

(e)           The Escrow Holder shall invest the amount in escrow in accounts which are federally insured, or which invest solely in government securities and shall belong to Buyer. Interest earned thereon shall be added to the funds deposited by Buyer.

Section 5.2       Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 5.2, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)           Provided the Escrow Holder shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate the Escrow Holder as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting Person”). If the Escrow Holder refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.

(b)           Seller and Buyer hereby agree:

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(c)           to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(d)           to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1   Representations and Warranties of Seller. Subject to the provisions of Section 6.2, Seller makes the following representations and warranties with respect to the Property:

(a)           Status. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California.

(b)           Authority. The execution and delivery of this Agreement (and all ancillary documents delivered pursuant hereto including, without limitation, the Closing Documents) by Seller and the performance of its obligations hereunder and thereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid, and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

(c)           Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation of the transactions by Seller contemplated hereby or in the other Closing Documents will not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents (including any amendments thereto) of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

(d)           Suits and Proceedings. Except as set forth on attached Exhibit C, there are no legal actions, suits or similar proceedings at law, in equity, or otherwise pending and served or threatened in writing against Seller (with respect to the Property, as opposed to actions against Seller as a going concern) or the Property which would be reasonably likely to adversely affect, individually or in the aggregate, (i) the ability of Seller to perform its obligations hereunder, or (ii) the ownership or operation of the Property.

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(e)           Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)            Consents. No consent, waiver, approval, or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(g)           Condemnation. Seller has no knowledge of and has not received any written notice of any pending or contemplated condemnation or action in eminent domain from a Governmental Entity with respect to all or part of the Property.

(h)           Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(i)             Governmental Notices. Except as set forth on attached Exhibit C or included in the Due Diligence Items made available on or prior to the Effective Date, Seller has no knowledge of and has not received written notice from any Governmental Entity of (i) any pending or threatened zoning, building, fire, or health code violations or violations of other governmental requirements, laws, policies or regulations with respect to the Property that have not previously been corrected, (ii) violations with respect to the Title Documents that have not previously been corrected, or (iii) violation of any applicable laws, ordinances, rules, requirements, regulations or codes of any governmental agency, body or subdivision thereof bearing on the Property.

(j)             Contracts. Except as set forth on attached Exhibit C and any agreements expressly disclosed as exceptions on the Title Commitment (collectively, the “Contracts”), there are no property management contracts, real property service contracts, construction contracts, reciprocal easement agreements, or any other contracts related to the leasing, subleasing, ownership, operation, maintenance, construction or development of any part of the Real Property to which Seller is a party, or, to Seller’s knowledge, to which any other Person is a party, which would be binding on Buyer or otherwise will affect the Property after Closing. Seller has provided Buyer with true, correct, and complete copies (including all amendments thereto) of the Contracts. Seller is not in default under the Contracts or the other agreements disclosed in the Title Commitment, and, to Seller’s knowledge and except as set forth on attached Exhibit C or included in the Due Diligence Items made available prior to the Effective Date, no other party is in default under the Contracts or the other agreements disclosed in the Title Commitment, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default under the Contracts or the other agreements disclosed in the Title Commitment.

(k)            Leases. Other than the Buyer-Seller Lease to be entered into at Closing, there are no Leases in effect granting any party the right to use or occupy any portion of the Property.

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(l)             Environmental. Except as set forth on attached Exhibit C or included in the Due Diligence Items made available on or prior to the Effective Date, Seller represents that Seller has not received written notice of nor is Seller actually aware of: (i) any actual or alleged violation of, or obligations or liability under, any applicable Environmental Laws with respect to the Property or operation at the Property; (ii) any existing, pending, anticipated, or threatened investigation of or pending, anticipated or threatened claims against Seller or the Property by any Governmental Entity or third party; (iii) the presence of Hazardous Materials on, under, above or emanating to or from, or having emanated to or from the Property or, to Seller’s knowledge, in the vicinity of the Property; (iv) any remedial obligations with respect to Seller or the Property under any Environmental Laws; (v) any Known Environmental Condition or Unknown Environmental Condition; (vi) any noncompliance, anticipated noncompliance, or threatened noncompliance of the Property or its operation with any Environmental Law, including any Permits or Licenses; or (vii) any Permits or Licenses required with respect to the Property or operation at the Property. Seller has delivered or otherwise made available all material and final reports and correspondence with Governmental Entities in Seller’s possession or control relating to the environmental condition of the Property.

(m)          Anti-Money Laundering, Anti-Terrorism and Sanctions Laws.

(i)       Seller is aware of, and acknowledges its obligations under, the Anti-Corruption Laws and Anti-Money Laundering, Anti-Terrorism and Sanctions Laws.

(ii)      At all times while this Agreement is in effect, Seller shall comply with all applicable Anti-Corruption, Anti-Terrorism, Anti-Money Laundering and Sanctions Laws. Without limiting the foregoing, Seller covenants that it shall not use any amounts paid pursuant to this Agreement to lend, contribute or otherwise make available such proceeds to any Sanctioned Person or for any use in violation of applicable Anti-Corruption, Anti-Terrorism, Anti-Money Laundering or any Sanctions Laws.

(iii)     Seller maintains, and covenants to continue to maintain during the term of this Agreement, compliance policies, procedures and internal controls designed to ensure compliance with applicable Anti-Corruption, Anti-Terrorism, Anti-Money Laundering and Sanctions Laws.

(iv)     Neither Seller, any Seller Control Affiliate or, to Seller’s knowledge, any Seller Significant Owner or Seller Representative: (i) is listed on any Government/Sanctions List; (ii) is a Sanctioned Person or otherwise the subject of any Sanctions; (iii) is or has been the subject of any investigation relating to Sanctions; (iv) has been found by a Sanctions Authority to have been engaged in sanctionable conduct under any Sanctions; (v) has directly or indirectly conducted, conducts or is otherwise involved with any business with or involving any sanctioned government (or any sub-division thereof), or any Person that is the subject of Sanctions or is located in any country that is the subject of Sanctions; (vi) directly or indirectly supports or facilitates, or plans to support or facilitate or otherwise become involved with, any such Person, government, entity or project; or (vii) has taken or failed to take any action that would cause it to be in non-compliance with any Anti-Corruption, Anti-Terrorism, Anti-Money Laundering or Sanctions Laws;

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(v)      No action, suit, investigation or proceeding relating to any Anti-Corruption, Anti-Terrorism, Anti-Money Laundering, or Sanctions Laws involving Seller or any Seller Control Affiliate is pending or, to Seller’s knowledge, threatened. To Seller’s knowledge, no action, suit, investigation or proceeding relating to any Anti-Corruption, Anti-Terrorism, Anti-Money Laundering, or Sanctions Laws involving any Seller Significant Owner or any Seller Representative is pending or threatened;

(n)           Due Diligence Items. The Due Diligence Items delivered to Buyer are in all material respects true, correct and complete originals or copies of the versions of the Due Diligence Items. Seller has not received written notice from any Person that any information in the Due Diligence Items is not true, accurate or complete. To Seller’s knowledge, Seller has delivered or made available to Buyer all of the Due Diligence Items in its possession or control that could be reasonably expected to have a material effect on the operations, use, condition, or value of the Property.

(o)           Personal Property. The Fixtures are owned by Seller, will be free and clear of all Liens as of the Closing and all of the Fixtures are in good working condition and order.

(p)           Tax Appeals. Seller has not filed any tax certiorari or other appeals with respect to the Property which remain outstanding.

(q)           ROFOs/ROFRs. Neither Seller nor its direct or indirect owners have granted any outstanding exclusive negotiation period, purchase option, right of first refusal to purchase, right of first offer to purchase or similar right to purchase in connection with all or any portion of the Property (or any direct or indirect interests therein [other than with respect to indirect interests constituting publicly-traded securities]), except in favor of Buyer.

(r)            Defaults. Seller is not in default and, to Seller’s knowledge, no other party is in default under any declaration or covenant recorded against title to the Property, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default thereunder.

(s)           Warranties. Attached hereto as Exhibit E is a true, complete, correct and complete list of all material warranties or guaranties issued in connection with the development, construction, operation, maintenance or repair of the Property, and all amendments and modifications thereto, which are currently in effect (collectively, the “Warranties”). True and correct copies of all of the Warranties have been delivered to Buyer. To Seller’s knowledge, the Warranties are in full force and effect.

(t)            Seller Knowledge Party. Seller represents and warrants that the Seller Knowledge Party is the most knowledgeable employee of Seller with respect to (i) the representations and warranties made by Seller under this Agreement, (ii) the Property, and (iii) the transaction contemplated by this Agreement.

Section 6.2   Limited Liability. The representations and warranties of Seller set forth in Section 6.1 of this Agreement will survive the Closing for a period expiring on the date that is nine (9) months after the Closing (unless Buyer has given written notice to Seller of a breach of any such representation or warranty (specifying the specific claim and breach) prior to the expiration of the nine (9) month period following Closing, in which event Buyer’s right to recover amounts from Seller for such noticed breach of a representation or warranty shall survive such period). Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy exceeds One Hundred Thousand and 00/100 Dollars $100,000.00 (the “Basket”) in which event Buyer may claim indemnification for the full amount of such claim(s) up to the Indemnification Cap (as defined below), and Seller’s liability for any untruth or inaccuracy of such representations and warranties shall not exceed, in the aggregate, one percent (1%) of the Purchase Price (the “Indemnification Cap”); it being understood and agreed, however, that such Basket and Indemnification Cap shall not apply to and shall expressly exclude Seller’s liabilities under Section 9.5 (Prorations and Closing Costs), Section 9.6 (Brokers) and Section 9.8 (Tax Protests; Tax Refunds and Credits). Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer is “deemed to know” of such breach of a representation, warranty or covenant of Seller herein and Buyer nevertheless consummates the transaction contemplated by this Agreement. Buyer shall be “deemed to know” of such a breach if: (i) it is disclosed in this Agreement or any Exhibit or Schedule hereto; (ii) it is disclosed in the Due Diligence Items or other information that is in the Data Room not less than two (2) business days before the Closing; (iii) it is disclosed in any written reports obtained by Buyer before the Closing; or (iv) it is within the actual knowledge of the Buyer Designated Person (as hereinafter defined) before the Closing. The provisions of this Section 6.2 shall survive the Closing or any earlier termination of this Agreement and delivery of the Deed.

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Section 6.3     Knowledge Parties.

(a)            If a representation, warranty or other statement is made in this Agreement or in any document or instrument to be delivered at Closing pursuant to this Agreement, on the basis of the “knowledge,” “actual knowledge” or “best of knowledge” (or similar phrases) of Seller then such representation, warranty or other statement is made based on the actual, current, conscious express awareness of facts or other information of Elizabeth L. Hougen (“Seller Knowledge Party”), as distinguished from implied, imputed and/or constructive knowledge, as of the Effective Date, and without undertaking any special inquiry or investigation by such person(s). Seller is not under a duty of inquiry or investigation in order to make any such representation, warranty, or other statement.

(b)            If a representation, warranty or other statement is made in this Agreement or in any document or instrument to be delivered at Closing pursuant to this Agreement, on the basis of the “knowledge,” “actual knowledge” or “best of knowledge” (or similar phrases) of Buyer then such representation, warranty or other statement is made based on the actual, current, conscious express awareness of facts or other information of Tycho Suter (“Buyer Designated Person”), as distinguished from implied, imputed and/or constructive knowledge, as of the Effective Date and as of any time thereafter up to and including the Closing, and without undertaking any special inquiry or investigation by such person(s). Buyer represents and warrants to Seller that such individuals are the persons most knowledgeable in connection with the representations and warranties made by Buyer under this Agreement. Buyer is not under a duty of inquiry or investigation in order to make any such representation, warranty, or other statement.

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Section 6.4     Liability of Representations and Warranties. The parties acknowledge that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s and Buyer’s knowledge, as applicable, and not for the purpose of imposing any liability on or creating any duties running from such individuals to the counterparty under this Agreement, as applicable. Each of Seller and Buyer covenants that it will bring no action of any kind against such individuals, as applicable, or related to or arising out of these representations and warranties.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 7.1     Buyer’s Representations and Warranties. Buyer represents and warrants to Seller the following:

(a)           Status. Buyer is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California.

(b)           Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid, and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(c)           Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organizational documents (including any amendments thereto) of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

(d)           Consents. No consent, waiver, approval, or authorization is required from any Person (that has not already been obtained or, in the case of authorization by Buyer and its direct and indirect members, will be obtained prior to the Closing) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

(e)           Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f)            Patriot Act. Buyer is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

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(g)           OFAC. None of: (i) Buyer, any direct Affiliate of Buyer nor any Person controlled by Buyer; nor (ii) any Person who owns a controlling interest in or otherwise controls Buyer; nor (iii) to the best of knowledge of Buyer, after making due inquiry, if Buyer is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity or beneficiaries of a pension plan that holds indirect interests in Buyer) in Buyer; nor (iv) any Person for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

ARTICLE VIII

OPERATING COVENANTS

Section 8.1 Buyer-Seller Lease. The parties acknowledge and agree that, pursuant and subject to the terms of the Buyer-Seller Lease, Seller, as tenant thereunder, shall occupy the Property from and after Closing without interruption. Seller shall have no obligation to remove any personal property or otherwise vacate or discontinue use of the Property upon or after Closing, or to make repairs or improvements to the Property before, upon or following Closing, except as expressly provided in this Agreement or in the Buyer-Seller Lease.

Section 8.2 Warranty Transfer. With respect to any Warranties in effect on the Closing Date, Seller shall: (i) deliver written notice to any party (“Warrantor”) that is liable for each Warranty that is being assigned to Buyer pursuant to this Agreement that such Warranty is being assigned, (ii) use commercially reasonable efforts to cause the Warrantor to deliver to Seller all forms and other requirements for the assignment of the Warranty, if any (“Warranty Assignment Package”), and (iii) execute the necessary documents in the Warranty Assignment Package and take any other actions that are reasonably necessary to assign the respective Warranty in accordance with the procedures of the respective Warrantor. To the extent that any Warranty is not transferred to Buyer at the Closing as aforesaid, such failure shall not be deemed a default by Seller of this Agreement or otherwise entitle Buyer to terminate this Agreement, but Seller shall continue to use commercially reasonable efforts following the Closing to take actions reasonably necessary to assign the respective Warranty to Buyer and shall enforce any such Warranty on Buyer’s behalf at the direction of Buyer. This Section 8.2 shall survive the Closing.

ARTICLE IX

CLOSING

Section 9.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Holder, and this Agreement shall serve as escrow instructions to the Escrow Holder as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

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Section 9.2 Closing. The closing hereunder (“Closing” or “Close of Escrow”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at Escrow Holder’s office on the Closing Date. Prior to the Effective Date, Buyer requested that the Escrow Holder prepare and deliver to Buyer and Seller a preliminary closing statement (the “Closing Statement”). On the Closing Date, Buyer shall deposit in escrow with the Escrow Holder the Purchase Price (subject to adjustments described in Section 9.5), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Holder. No later than 11:00 a.m. Pacific Time on the Closing Date and provided all conditions to Closing set forth in Section 9.2 have been satisfied, or waived or deemed waived by Buyer, (A) Buyer and Seller will authorize the Escrow Holder to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Section 9.5, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement and the Closing Statement, and (ii) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement, and (iii) record the Deed and distribute fully-executed copies of all Closing Documents to each of Buyer and Seller, and (B) to otherwise pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

Section 9.3 Seller’s Closing Documents and Other Items. At or before Closing, Seller shall deposit into escrow the following items:

(a)           a duly executed and acknowledged Grant Deed in the form of attached Exhibit F (the “Deed”);

(b)           two (2) duly executed counterparts of the Buyer-Seller Lease, one (1) duly executed and acknowledged counterpart of a memorandum of the Buyer-Seller Lease and at least one (1) original of any other agreements, documents or instruments contemplated by the Buyer-Seller Lease to be executed and delivered by Seller, as tenant, in connection therewith;

(c)           an executed California Form 593 Real Estate Withholding Certificate;

(d)           two (2) duly executed counterparts of a Bill of Sale and Assignment and Assumption Agreement in the form of attached Exhibit H (the “Assignment”);

(e)           an affidavit pursuant to Section 1445(b)(2) of the Code, on which Buyer is entitled to rely, that Seller (or, if Seller is a disregarded entity for federal income tax purposes, the person treated as the owner of the Property for such purposes) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code in the form attached as Exhibit L (“FIRPTA Certificate”);

(f)            documentation to establish to the Title Company’s satisfaction the due authority of Seller’s disposition of the Property and Seller’s delivery of the documents required to be delivered by Seller pursuant to this Agreement (including, but not limited to, the organizational documents of Seller, as they may have been amended from time to time, resolutions of Seller and incumbency certificates of Seller);

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(g)           a duly executed title affidavit in the form of Exhibit K (the “Owner’s Affidavit”);

(h)           any consents then-obtained by Seller in order to transfer the Warranties to Buyer, subject to Section 8.2 above;

(i)            a counterpart signature to the Closing Statement executed by Seller; and

(j)            such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as expressly contemplated by this Agreement.

Section 9.4   Buyer’s Closing Documents and Other Items.   At or before Closing, Buyer shall deposit into escrow the following items:

(a)            the balance of the Purchase Price, subject to prorations and adjustments set forth in this Agreement, and such additional funds as are necessary to close this transaction;

(b)            two (2) duly executed counterparts of the Buyer-Seller Lease, one (1) duly executed and acknowledged counterpart of a memorandum of the Buyer-Seller Lease and at least one (1) original of any other agreements, documents or instruments contemplated by the Buyer-Seller Lease to be executed and delivered by Buyer, as landlord, in connection therewith;

(c)            two (2) duly executed counterparts of the Bill of Sale and Assignment;

(d)           documentation to establish to Title Company’s reasonable satisfaction the due authority of Buyer’s acquisition of the Property and Buyer’s delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer);

(e)           a counterpart signature to the Closing Statement executed by Buyer;

(f)            a duly completed and signed Preliminary Change of Ownership Report (pursuant to California Revenue & Taxation Code Section 480.3) for the Property; and

(g)           such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement.

Section 9.5   Prorations and Closing Costs.

(a)           Real estate and personal property taxes, utilities and all other proratable items shall remain the responsibility of Seller pursuant to the Buyer-Seller Lease and all payments of the same that may be due and payable as of Closing shall remain Seller’s responsibility; provided, however, that solely for accounting purposes, all such proratable items paid by Seller upon Closing but attributable to amounts accruing on and after of 12:01 a.m. Pacific Time on the Closing Date shall be credited to Seller’s obligation to pay such expenses as the “tenant” under the Buyer-Seller Lease.

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(b)           Seller shall pay (a) one-half (1/2) of Escrow Holder’s escrow fee, (b) the document-drafting and recording charges for the Deed, (c) all city and county documentary transfer taxes required by law, (d) the costs for all title insurance search fees and commitment fees, and all premiums for the Title Policy and costs of any curative endorsements to remove certain disapproved title matters thereto, and (e) the cost of any Seller’s Required Removal Items. Buyer shall pay (i) one-half (1/2) of Escrow Holder’s escrow fee, (ii) all document-drafting and recording charges for any loan documents for Buyer, (iii) the cost of all third party studies and reports obtained by Buyer in connection with Buyer’s inspections and investigation, (iv) the cost for any Title Policy endorsements requested by Buyer, and (v) any other costs customarily charged Buyers in the City of Carlsbad. All other closing costs shall be allocated as is customary in the City of Carlsbad. Except as expressly set forth otherwise in this Agreement, each Party shall pay its own legal fees.

Section 9.6 Brokers. Buyer and Seller covenant and represent to each other that, to their knowledge, there is no party entitled to a real estate commission, finder’s fee, cooperation fee, or other brokerage-type fee or similar compensation in connection with this Agreement and the transactions contemplated hereby other than CBRE, Inc. Each party agrees to defend, indemnify, and hold the other party, its employees, representatives and agents safe and harmless from and against any and all such Claims from any other broker, agent, individual or entity claiming by or though the indemnifying party.

Section 9.7 Expenses. Except as provided in Section 9.5 and Section 9.6, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation in the case of Buyer, all third-party engineering and environmental review costs and all other due diligence costs.

Section 9.8 Tax Protests; Tax Refunds and Credits. Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Real Property due and payable during all tax years through and including the tax year in which the Closing occurs (the “Closing Tax Year”); provided Seller shall keep Buyer fully informed regarding the status of any contest with respect to the taxes attributable to such period. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to and including the Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits. Any contest of the real estate taxes and personal property taxes for the Property due and payable for all years subsequent to the Closing Tax Year, and any real estate or personal property tax refunds or credits attributable to such period, shall be governed by the terms of the Buyer-Seller Lease.

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ARTICLE X

MISCELLANEOUS

(a)            Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the party against whom enforcement is sought.

(b)           Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address(es):

If to Seller:	Ionis Pharmaceuticals, Inc. 2855 Gazelle Ct. Attention: General Counsel Email: [***]

with a copy to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: David Crawford Email: [***]

If to Buyer:	c/o Oxford Properties Group 125 Summer Street, 12th Floor Boston, MA 02110 Attn: Kristen Binck Email: [***]

With a copy to:	c/o Oxford Properties Group 450 Park Avenue, 9th Floor New York, NY 10022 Attn: Legal Department Email: [***]

With a copy to:	DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, MA 02110 Attn: John L. Sullivan, Esq. Email: [***]

If to Escrow Holder:	First American Title Insurance Company 4380 La Jolla Drive Suite 110 San Diego, CA 92122 Attn: [***]

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered upon actual or attempted but refused delivery, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered upon actual or attempted but refused delivery, (c) personal delivery, in which case notice shall be deemed delivered upon actual or attempted but refused delivery, or (d) Email transmission. The above addresses and Email addresses may be changed by written notice to the other party; provided that no notice of a change of address or Email address shall be effective until actual receipt of such notice.

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Section 10.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

Section 10.3 Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF CALIFORNIA OR IN U.S. FEDERAL COURTS HAVING JURISDICTION OVER THE STATE OF CALIFORNIA AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF CALIFORNIA.

Section 10.4 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Agreement may be executed by a Party’s signature transmitted by email, and copies of this Agreement executed and delivered by means of emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon emailed signatures (including signatures in Portable Document Format) as if such signatures were originals. All parties hereto agree that an emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Agreement as if it were an original signature page.

Section 10.5 Entire Agreement. This Agreement and any other document (including, without limitation, non-disclosure agreements executed by Buyer and/or its Affiliates, investors, and other related parties with respect to the transactions contemplated by this Agreement) to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents (including, without limitation, non-disclosure agreements executed by Buyer and/or its Affiliates, investors, and other related parties with respect to the transactions contemplated by this Agreement) supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

Section 10.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

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Section 10.7 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party (whether by final judgment or out of court settlement) will be entitled to reasonable out of pocket third-party attorney fees and costs and expenses of suit incurred in connection with such action prior to and at trial and on any appeal therefrom. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable out of pocket third-party attorneys’ fees (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, reasonable out of pocket third-party attorneys’ fees, costs and expenses incurred in (i) post-judgment motions, (ii) contempt proceeding, (iii) garnishment, levy, and debtor and third party examination, (iv) discovery, and (v) bankruptcy litigation.

Section 10.8 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

Section 10.9 No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

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Section 10.10 JUDICIAL REFERENCE. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE AGREEMENT, AS AMENDED, OR RELATED TO THE PROPERTY WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, AS AMENDED, ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH THIS SECTION. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 10, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THIS AGREEMENT, AS AMENDED. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THE AGREEMENT, AS AMENDED, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

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Section 10.11 Time of Essence. Time is of the essence of this Agreement. If the deadline for performance of any act hereunder shall fall on a day that is not a Business Day, the deadline for such performance shall be deemed to be the next Business Day following such day.

Section 10.12 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the Party making the waiver.

Section 10.13 Not an Offer. The preparation or distribution of drafts hereof by one party to the other shall not be deemed to constitute an offer and this Agreement shall only become binding and enforceable upon execution hereof by both parties.

Section 10.14 No Third Party Beneficiaries. Nothing in this Agreement is intended to benefit any third party, or create any third party beneficiary.

Section 10.15 Exculpation. Except as expressly set forth in this Agreement or in the Joinder by Seller Parent attached hereto, (a) Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations, (b) Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. The provisions of this Section 10.16 shall survive the Closing or any termination of this Agreement.

[Balance of Page Intentionally Left Blank; signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

IONIS GAZELLE, LLC, a Delaware limited liability company

By:	/s/ Elizabeth L. Hougen
Name:	Elizabeth L. Hougen
Title:	Authorized Person

BUYER:

2850 2855 & 2859 Gazelle Owner (DE) LLC, a Delaware limited liability company

By:	/s/Brian Barriero
Name:	Brian Barriero
Title:	Vice President, Operations

By:	/s/Kristen E. Binck
Name:	Kristen E. Binck
Title:	Vice President

[Signature Page - Oxford Ionis Campus Purchase and Sale Agreement]

JOINDER BY ESCROW HOLDER:

The Escrow Holder is executing this Agreement to evidence its agreement to act as escrow agent in accordance with the terms and conditions of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/Lynn Graham
Name:	Lynn Graham
Its:	Escrow Agent

[Signature Page - Oxford Ionis Campus Purchase and Sale Agreement]

JOINDER BY SELLER PARENT

1.             In consideration of Buyer’s execution of that certain Purchase and Sale Agreement dated as of the date hereof to which this Joinder is attached (the “Agreement”) the undersigned (“Seller Parent”), hereby absolutely, unconditionally and irrevocably agrees, to fulfill the post-Closing obligations of Seller that expressly survive the Closing under the Agreement (collectively, the “Obligations”), in each case, in accordance with the terms of, and subject to the limitations set forth in, the Agreement. Capitalized terms used in this Joinder by Seller Parent and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.             Seller Parent acknowledges that Seller Parent is an affiliate of Seller and that Seller Parent will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Seller Parent’s execution of this Joinder by Seller Parent is a material inducement and condition to Buyer’s execution of the Agreement.

3.             Notwithstanding anything to the contrary contained in this Joinder by Seller Parent, the obligations and liabilities of Seller Parent under this Joinder by Seller Parent are subject to all limitations applicable to Seller’s obligations and liabilities under the Agreement and all such limitations are incorporated herein by this reference as if set forth in full herein.

4.             Seller Parent does hereby waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any and all subrogation, contribution, indemnity and reimbursement rights against Seller until the Obligations have been paid, performed and fully satisfied in full; or (c) any other defense available to a surety under applicable law. In the event of any failure on the part of Seller to fulfill the Obligations, a separate action or actions may be brought and prosecuted against Seller Parent whether or not Seller is joined therein or a separate action or actions are brought against Seller.

5.             Seller Parent’s liability shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Seller or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization (collectively, “Bankruptcy Laws”), it being the intention of Seller Parent that Seller Parent’s liability hereunder shall be determined without regard to any Bankruptcy Laws which may relieve Seller of any obligations.

6.             If a suit, action arbitration, mediation or other action is instituted to interpret or enforce this Joinder by Seller Parent, or otherwise concerning this Joinder by Seller Parent or the transactions contemplated hereby, the prevailing party (regardless of whether such party prevails on substantive or procedural grounds) shall be entitled to recover from the other party all costs and expenses of any such action, including, but not limited to, attorneys’ fees and expenses, including all such costs and expenses incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review. Each party also shall have the right to recover its costs and attorneys’ fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days after written demand.

[Joinder – Parent – Oxford Ionis Campus Purchase and Sale Agreement]

7.             The provisions of this Joinder by Seller Parent shall survive the Closing

8.             The Obligations of Seller Parent shall not be affected, modified or diminished by reason of any modification of the Agreement by Seller and Buyer. This Joinder by Seller Parent shall not be modified without the prior written consent of Buyer.

9.             This Joinder by Seller Parent shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of California, without reference to conflicts of laws principles. EACH OF SELLER PARENT AND BUYER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS JOINDER BY SELLER PARENT. THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER PARENT AND BUYER TO ENTER INTO AND ACCEPT THIS JOINDER BY SELLER PARENT. Any action brought hereunder shall be brought in a court of law located in the State of California.

IONIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Elizabeth L. Hougen
Name:	Elizabeth L. Hougen
Title:	EVP and CFO

SCHEDULE 3.2(B)

Oxford Properties Expands its San Diego Life Science Presence with Purchase and Lease Back of Ionis Campus

- Deal grows Oxford’s San Diego Life Science Business to 900,000 square feet across 16 buildings -

SAN DIEGO, CA – October 24, 2022: Oxford Properties Group (“Oxford”), a leading global real estate investor, asset manager and business builder today announced the purchase and long-term lease back of Ionis Pharmaceuticals’ (“Ionis”) 18.4-acre life science campus and corporate headquarters. Located in the established San Diego life science submarket of Carlsbad, the campus features approximately 250,000 square feet of existing life science and office space. As part of the transaction, Ionis will lease the properties for a minimum of 15 years.

The transaction follows on from Oxford’s entrance into the San Diego life science market in February this year via a US$464 million acquisition of a 13-building portfolio. It builds on Oxford’s already robust global life sciences portfolio and growing West Coast presence with high quality assets in the Bay Area and Seattle. The acquisition grows Oxford’s existing San Diego life science portfolio to 900,000 square feet of income-producing properties, which will increase to over 1.2 million square feet upon completion of its development pipeline in the local market.

Founded in 1989, Ionis is a publicly traded biotech company and a leader in discovering and developing RNA-targeted therapeutics. Ionis currently has three marketed medicines and a premier late-stage pipeline highlighted by industry-leading cardiovascular and neurological franchises. It has a long history of R&D successes and has delivered multiple breakthroughs in antisense technology.

“Our team continues to create sustained yet highly-targeted growth against one of our highest conviction global investment strategies, to build a global life science business of scale,” said Chad Remis, Executive Vice President, North America at Oxford. “Today’s acquisition adds another leading life sciences company to our business as well as high quality income-producing assets to our growing portfolio plus complements our development pipeline in San Diego. The transaction perfectly encapsulates the purpose of our life science business; by investing Oxford’s capital and capabilities to own, build and manage this highly technical real estate infrastructure we are able to free up the resources of life science firms to better focus on what they do best – research and create the life changing therapeutics of tomorrow. We look forward to working with Ionis as they continue to advance their science for the benefit of society at large.”

“Ionis has long maintained a strong financial foundation to support our business objectives. While we have a healthy cash balance, we also have near-term capital needs to scale our organization to deliver on our growth initiatives. This transaction will provide us with significant cash proceeds while allowing us to conduct our day-to-day operations as we normally do. We have worked closely with Oxford to create a bespoke solution that can accommodate our future growth and retain flexibility as our business evolves,” said Elizabeth L. Hougen, executive vice president and chief financial officer of Ionis.

The Ionis campus features three assets of one and two storeys and comprises approximately 250,000 square feet across 18.4 acres. The buildings are all modern vintage, with the oldest completed in 2011 and the most recent in 2021. They feature chemistry labs, biology labs and R&D support systems as well as modern office space. The campus is located in Carlsbad, part of the prominent San Diego North County life science cluster and home to leading firms such as Novartis, Thermo Fisher and Genentech. The North County has become highly sought after by life science firms in recent years, which has dropped the vacancy rate to 3.6%1.

San Diego has defined itself as one of the most important life science markets globally. Nearly 40% of its population holds a bachelor’s degree or higher, rapidly outpacing the national average of 28%, and its universities graduate more STEM talent than any other region in the US. Its ecosystem is anchored by renowned research institutions and non-profits including San Diego State University, UC San Diego, Scripps Research and the Sandford Burnham Prebys Medical Discovery Institute. San Diego’s life science market has witnessed record demand over recent years, leading to significant and sustained rental growth with asking rents growing by 34% in 2021.

“Our purchase of the Ionis campus adds to Oxford’s significant presence in a top three global life science market that is characterized by high barriers to entry,” said Tycho Suter, Vice President of Investments at Oxford. “We have long-term conviction in the San Diego life sciences market, which is supported by its strong STEM presence and a highly-skilled labour force as well as world-renowned research and academic institutions. Together, it creates a highly innovative ecosystem that captures research funding, venture capital and business growth to the region.”

Oxford has invested in the life science industry since 2017. It has built substantial expertise in the sector while deploying capital through a variety of equity and credit investments as well as cultivating a significant development pipeline. Since the start of 2021 alone, Oxford has invested over US$3 billion in global life sciences and has identified a further US$5 billion of follow-on development opportunities. Oxford’s life science business now operates across the top 10 North American life science markets and in leading European markets through holdings in Cambridge, London and Paris.

- Ends -

1 From Q2 2022 San Diego Life Science Marketbeat, Cushman & Wakefield, pg 3

About Oxford Properties Group

Oxford Properties Group (“Oxford”) is a leading global real estate investor, asset manager and business builder. It builds, buys, and grows defined real estate operating business with world-class management teams. Established in 1960, Oxford and its portfolio companies manage approximately C$80 billion of assets across four continents on behalf of their investment partners. Oxford’s owned portfolio encompasses office, logistics, retail, multifamily residential, life sciences, hotels and credit in global gateway cities and high-growth hubs. A thematic investor with a committed source of capital, Oxford invests in properties, portfolios, development sites, debt, securities and real estate businesses across the risk-reward spectrum. Together with its portfolio companies, Oxford is one of the world’s most active developers with over 100 projects currently underway globally across all major asset classes. Oxford is owned by OMERS, the Canadian defined benefit pension plan for Ontario's municipal employees.

For more information on Oxford, visit www.oxfordproperties.com

Press Contact

Daniel O’Donnell, Vice President of Communications, Oxford Properties: Dodonnell@oxfordproperties.com

Chris Sarpong, Senior Specialist, Communications, Oxford Properties: csarpong@oxfordproperties.com

EXHIBIT A

Description of Land

Real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

PARCEL 1 OF MINOR SUBDIVISION NO. 2018-0009 IONIS CARLSBAD CAMPUS, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA ACCORDING TO PARCEL MAP NO. 21705 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON AUGUST 1, 2019 AS DOCUMENT NO. 2019-7000286 OF OFFICIAL RECORDS.

EXHIBIT A

EXHIBIT B

List of Due Diligence Items

[***]

EXHIBIT B

EXHIBIT C

Disclosure Items

Any item disclosed in any particular part of this Exhibit C will be deemed to be disclosed with respect to any other section and paragraph of Article VI of the Agreement to the extent its relevance or appropriateness is reasonably apparent from the context in which it is presented and to the extent of any cross-references and the like.

This Exhibit C and the information and disclosures contained in this Exhibit C are intended only to qualify and limit, and otherwise respond to requests for disclosures contained in, the representations and warranties of Seller contained in the Agreement and shall not be deemed to create any covenant. Any description of any document included in this Exhibit C is a summary only and is qualified in its entirety by the specific terms of such referenced document.

None.

EXHIBIT C

EXHIBIT D

Permitted Exceptions

1.	General and special taxes and assessments for the fiscal year 2022-2023, a lien not yet due or payable.

APNs: 209-120-20-00 and 209-120-27-00

2.	The lien of special tax for the following community facilities district, which tax is collected with the county taxes, a lien not yet due and payable.

District:             Carlsbad CFD #3 IMP 2

3.	The lien of special tax assessed pursuant to Chapter 2.5 commencing with Section 53311 of the California Government Code for Community Facilities District No. 3, as disclosed by that certain Amendment to the Notice of Special Tax Lien recorded November 17, 2005 as Instrument No. 2005-0998004 of Official Records.

4.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes in ownership or completion of construction.

5.	Notice of Restriction on Real Property recorded November 9, 2004 as Instrument No. 2004-1066056 of Official Records.

6.	Notice and Waiver Concerning Proximity of the Planned or Existing Palomar Airport Road and Melrose Drive Transportation Corridors Case No: CT 97-13 recorded November 9, 2004 as Instrument No. 2004-1066058 of Official Records.

7.	Hold Harmless Agreement Drainage recorded December 15, 2004 as Instrument No. 2004-1180067 of Official Records.

8.	Hold Harmless Agreement Geological Failure recorded December 15, 2004 as Instrument No. 2004-1180068 of Official Records.

9.	Waiver and Consent to Creation of a Community Facilities District and Agreement to Pay Fair Share Cost of CT 97-13 (“Agreement”) recorded December 15, 2004 as Instrument No. 2004-1180069 of Official Records; as modified by the terms and provisions contained in the document entitled Amendment No. 1 to Waive and Consent to Creation of the Community Facilities District (CT 97-13), Carlsbad Oaks North Partners, L.P. recorded November 4, 2005 as Instrument No. 2005-0964619 of Official Records.

10.	Agreement Between Developer/Owner and the City of Carlsbad for the Payment of a Local Drainage Area Fee recorded December 21, 2004 as Instrument No. 2004-1201221 of Official Records.

EXHIBIT D

11.	Hold Harmless Agreement Drainage recorded December 1, 2006 as Instrument No. 2006-0854466 of Official Records.

12.	Hold Harmless Agreement Geological Failure recorded December 1, 2006 as Instrument No. 2006-0854467 of Official Records.

13.	An easement shown or dedicated on the map filed or recorded January 23, 2007 as Map No. 15505 of Tract Maps.

14.	Declaration of Covenants, Conditions and Restrictions for Carlsbad Oaks North Business Park, recorded February 5, 2007 as Instrument No. 2007-0081082 of Official Records.

First Amendment to Declaration of Covenants, Conditions and Restrictions for Carlsbad Oaks North Business Park recorded March 20, 2013 as Instrument No. 2013-0175873 of Official Records.

Declaration of Annexation and Supplement to Declaration of Covenants, Conditions and Restrictions for Carlsbad Oaks North Business Park recorded October 25, 2016 as Instrument No. 2016-0576403 of Official Records.

15.	An easement for public utilities and incidental purposes, recorded March 7, 2008 as Instrument No. 2008-0122770 of Official Records.

16.	Notice of Restriction on Real Property recorded May 7, 2010 as Instrument No. 2010-0232229 of Official Records.

17.	Hold Harmless Agreement Geological Failure recorded July 22, 2010 as Instrument No. 2010-0369177 of Official Records.

18.	Hold Harmless Agreement Drainage recorded July 22, 2010 as Instrument No. 2010-0369178 of Official Records.

19.	Permanent Stormwater Quality Best Management Practice Maintenance Agreement recorded July 23, 2010 as Instrument No. 2010-0371455.

20.	An easement for public utilities and incidental purposes, recorded November 29, 2010 as Instrument No. 2010-0652771 of Official Records.

21.	Landscape Maintenance Agreement recorded May 11, 2011 as Instrument No. 2011-0245163 of Official Records.

22.	Hold Harmless Agreement Drainage recorded September 2, 2016 as Instrument No. 2016-0460153 of Official Records.

23.	Hold Harmless Agreement Geological Failure recorded September 2, 2016 as Instrument No. 2016-0460154 of Official Records.

EXHIBIT D

24.	An easement shown or dedicated on the map filed or recorded October 13, 2016 as Map No. 16145 of Tract Maps.

For sight distance corridor and access roads and incidental purposes.

25.	Notice of Restriction on Real Property recorded November 18, 2016 as Instrument No. 2016-0631998 of Official Records.

26.	Permanent Stormwater Quality Best Management Practice Maintenance Agreement recorded April 4, 2017 as Instrument No. 2017¬0151310 of Official Records.

27.	Hold Harmless Agreement Drainage recorded May 1, 2017 as Instrument No. 2017- 0193102 of Official Records.

28.	Hold Harmless Agreement Geological Failure recorded May 1, 2017 as Instrument No. 2017-0193732 of Official Records.

29.	Encroachment Agreement recorded June 6, 2018 as Instrument No. 2018-0228575 of Official Records.

30.	Notice of Restriction on Real Property recorded April 9, 2019 as Instrument No. 2019-0126632 of Official Records.

31.	Landscape Maintenance Agreement recorded August 06, 2019 as Instrument No. 2019-0326652 of Official Records.

32.	Hold Harmless Agreement Drainage recorded August 06, 2019 as Instrument No. 2019-0326663 of Official Records.

33.	Hold Harmless Agreement Geological Failure recorded August 06, 2019 as Instrument No. 2019-0326664 of Official Records.

34.	Permanent Stormwater Quality Best Management Practice Maintenance Agreement recorded August 06, 2019 as Instrument No. 2019¬0326665 of Official Records.

35.	Notice of Restriction on Real Property recorded August 06, 2019 as Instrument No. 2019-0326666 of Official Records.

36.	Encroachment Agreement recorded January 29, 2020 as Instrument No. 2020-0046855 of Official Records.

37.	Hold Harmless Agreement Geological Failure recorded March 04, 2020 as Instrument No. 2020-0112317 of Official Records.

38.	Hold Harmless Agreement Drainage recorded March 04, 2020 as Instrument No. 2020-0112318 of Official Records.

EXHIBIT D

EXHIBIT E

Warranties

Baker Electric, Inc. 10 year electrical Guaranty work performed at 2855 Gazelle Court dated September 6, 2018

LG Solar Module Limited Warranty sold by LG Electronics U.S.A., Inc. February 1, 2017

SolarEdge Technologies Ltd. Limited Warranty revised June 2016.

Bergelectric Warranty-Guarantee dated August 31, 2020

Electronic Theater Controls, Inc. Warranty dated May 26, 2022

Peak Advantage Guarantee (Johns Manville) with respect to work performed at 2850 Gazelle Court dated July 24, 2020

EXHIBIT E

EXHIBIT F

Form of Deed

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

APN:

The undersigned grantor(s) declare(s)

Documentary transfer tax is $

(   ) computed on full value of property conveyed, or

(   ) computed on full value less value of liens or encumbrances remaining at time of sale,

(   ) Unincorporated Area (X) City of Carlsbad

GRANT DEED

FOR VALUE RECEIVED, IONIS GAZELLE, LLC, a Delaware limited liability company (“Grantor”), grants to                                            (“Grantee”), all that certain real property (the “Property”) situated in the City of Carlsbad, County of San Diego, State of California, described on Exhibit A attached hereto and by this reference incorporated herein. This conveyance is made subject and subordinate to all matters set forth on Exhibit B attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of _____, 2022.

IONIS GAZELLE, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT F

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	}
}
County of San Diego	}

On                                     , before me,                                                                     , personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Notary Seal)

Signature of Notary Public

EXHIBIT F

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

PARCEL 1 OF MINOR SUBDIVISION NO. 2018-0009 IONIS CARLSBAD CAMPUS, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA ACCORDING TO PARCEL MAP NO. 21705 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON AUGUST 1, 2019 AS DOCUMENT NO. 2019-7000286 OF OFFICIAL RECORDS.

EXHIBIT F

EXHIBIT B

Permitted Exceptions

[To be attached]

EXHIBIT F

EXHIBIT G
INTENTIONALLY DELETED

EXHIBIT G

EXHIBIT H

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION

AND BILL OF SALE

This Assignment and Assumption and Bill of Sale (this “Assignment”) is made and entered into                           , 2022, between IONIS GAZELLE, LLC, a Delaware limited liability company     (“Assignor”),      and                                                                                                 , a                                      (“Assignee”). This Assignment is made with reference to the Purchase and Sale Agreement dated                       between Assignor and Assignee (or Assignee’s predecessor-in-interest) (the “Purchase and Sale Agreement”) with respect to the real property described on attached Schedule “1” (the “Property”).

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title and interest (if any) in and to all assets, rights, materials and/or claims used, owned or held in connection with the use, management, development or enjoyment of the Property, including, without limitation: (i) the service contracts, if any, listed on attached Schedule “2” (the “Service Contracts”); (ii) all entitlements, agreements relating to the Property; (iii) all plans, specifications, maps, drawings and other renderings relating to the Property; (iv) all warranties, guarantees, claims and any similar rights relating to and benefiting the Property or the assets transferred hereby; (v) all intangible rights, goodwill and rights benefiting the Property; (vi) all development rights benefiting the Property; (vii) all rights, claims or awards benefiting the Property; and (viii) all rights to receive a reimbursement, credit or refund from the applicable agency or entity of any deposits or fees paid in connection with the development of the Property.

Except as otherwise expressly provided in the Purchase and Sale Agreement, by accepting this Assignment and by its execution of this Assignment, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged which accrue from and after the Close of Escrow (as defined in the Purchase and Sale Agreement) by the owner under the Service Contracts.

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title and interest (if any) in and to the “Property” as defined in the Purchase and Sale Agreement (other than the Real Property).

EXHIBIT H

All of the covenants, terms and conditions set forth in this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart. The delivery of an executed counterpart of this Assignment by facsimile or as a PDF or similar attachment to an email shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT H

ASSIGNOR:

a

By:
Name:
Title:

ASSIGNEE:

a

By:

Name:

Title:

EXHIBIT H

EXHIBIT I

Intentionally Omitted

EXHIBIT I

EXHIBIT J

Intentionally Omitted

EXHIBIT J

EXHIBIT K

Form of Title Affidavit

FIRST AMERICAN TITLE INSURANCE COMPANY

STATEMENT REQUIRED FOR THE ISSUANCE OF ALTA OWNERS AND/OR LOAN POLICIES

Commitment No. NCS-1113647-SD

Date:

To the best knowledge and belief of the undersigned, the following is hereby certified with respect to the land described in the above commitment:

1.	That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials have been furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the building(s) thereon, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof; (d) nor have any notices of lien been received, except the following, if any:

2.	That there are no unrecorded contracts or options to purchase the land, except the following, if any:

3.	That there are no unrecorded leases, easements or other servitudes to which the land or building, or portions thereof, are subject, except the following, if any:

4.	That there are no rights of first refusal or options to purchase all or any part of the Property except:

5.	That there are no unpaid real estate taxes or assessments except as shown on the current tax roll. That the undersigned has not received any supplemental tax bill which is unpaid.

6.	That the undersigned is authorized to execute this affidavit, has the ability to execute all instruments necessary to mortgage or convey the Land pursuant to authority, and that the owner was properly created and is in good standing in its state of origin and is properly authorized to do business in the state where the Land is located.

7.	That the undersigned has not received any written notice of violation of any covenants, conditions or restrictions, if any, affecting the Land.

8.	In order to induce First American Title Insurance Company (the “Company”) to issue its policy(ies) of title insurance with full knowledge that the Company will rely upon the accuracy of same, the undersigned hereby agrees as follows:

EXHIBIT K

a.	The undersigned does hereby agree to indemnify and hold the Company harmless of and from any and all loss, cost, damage and expense of every kind, including attorneys’ fees, which the Company shall or may suffer or incur or become liable for under its said policy or policies directly or indirectly, due to its reliance on the accuracy of the foregoing statements or in connection with its enforcement of its rights under this statement.

b.	The undersigned does hereby agree to indemnify and hold the Company harmless during the gap period between the last title examination of the Land that was conducted by, for and/or on behalf of the Company, and the time when the deed, assignments and any other documents creating priority of title are recorded in connection with the sale and/or transfer of the Land.

Seller / Owner:

Ionis Gazelle, LLC, a Delaware corporation

By:
Name: . Title:

EXHIBIT K

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT CIVIL CODE §1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	}

}

County of San Diego	}

On                                                     , before me,                                                                                           , personally appeared                             , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Notary Seal)

Signature of Notary Public

EXHIBIT K

EXHIBIT L

Non-Foreign Status Affidavit

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a United States real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by                                                                                                      (“Transferor”), which is the tax owner by reason of its ownership of Ionis Gazelle, LLC, a Delaware limited liability company, the Transferor hereby certifies the following:

1.       Transferor is not a non resident alien individual foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations); and

2.       Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445- 2(b)(2)(iii); and

3.       Transferor’s U.S. employer taxpayer identification number is                               ; and

4.       Transferor’s office address is                                                   .

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

[signature on following page]

EXHIBIT L

a

By:

Name:

Title:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make this Certificate available to the Internal Revenue Service if requested to do so during that period.

Source CFR, Section 1.1445-2T(b)(2)(iii)(B)

STATE OF CALIFORNIA	)

) ss.

COUNTY OF SAN DIEGO	)

On                                               , before me,                                                                   , Notary Public, personally appeared                                                                                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT L

EXHIBIT M

Form of APP Escrow Agreement

POST-CLOSING ESCROW AGREEMENT

THIS POST-CLOSING ESCROW AGREEMENT (this “Agreement”) is being entered into as of this ___ day of ______, 2022 (the “Closing Date”), by and among IONIS GAZELLE, LLC, a Delaware limited liability company (“Seller”), 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company (“Buyer”) and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Holder”) and may be relied upon by Seller, Buyer, and Escrow Holder.

Background

A.            Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of                    , 2022 (the “Purchase Agreement”), whereby Seller agreed to sell and Buyer agreed to buy that certain real property and improvements, as more particularly described therein. Capitalized terms not otherwise defined herein are as defined in the Purchase Agreement.

B.            Buyer’s Affiliate and Seller’s Affiliate are parties to that Purchase and Sale Agreement dated as of                                    , 2022 (the “BTS Purchase Agreement”) for the purchase and sale of Lots 21 and 22, Carlsbad, California (the “BTS Parcel”), as more particularly described therein.

C.            Pursuant to Section 2.2(b) of the Purchase Agreement, (i) Buyer is obligated to deposit $5,000,000 (the “Additional Purchase Price”) into an escrow account with Escrow Holder at Closing; and (ii) the Additional Purchase Price shall be disbursed to Seller if the “Closing” as defined in the BTS Purchase Agreement (the “BTS Closing”) occurs pursuant to the BTS Purchase Agreement.

D.            Buyer and Seller desire to set forth the terms and conditions of their agreements with respect to the Additional Purchase Price.

Agreement

NOW, THEREFORE, based on the foregoing, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Escrow Holder hereby agree as follows:

1.             Additional Purchase Price. At Closing, Buyer shall deposit the Additional Purchase Price in escrow with Escrow Holder in accordance with Section 2.2(b) of the Purchase Agreement. The Additional Purchase Price shall be held by Escrow Holder in an interest-bearing account of the type customarily used to hold escrow funds and all interest and earnings shall be paid to the party whom the Additional Purchase Price is released to pursuant to Section 2 below.

2.             Release of Additional Purchase Price. If the BTS Closing occurs on the “Closing Date” under the BTS Purchase Agreement, then the Additional Purchase Price shall be promptly disbursed to Seller by Escrow Holder. If, however, the sale of the BTS Parcel is not consummated on the “Closing Date” under the BTS Purchase Agreement for any reason or if the BTS Purchase Agreement terminates prior to the Closing thereunder, then the Additional Purchase Price shall be promptly disbursed to Buyer.

EXHIBIT M

3.             Escrow Procedures.

a.        Escrow Holder has the right to enforce the terms and conditions of this Agreement. Buyer and Seller do hereby jointly and severally agree that Escrow Holder shall incur no liability whatsoever in connection with its good faith performance under this Agreement, including without limitation, loss or damage resulting from the following:

i.          The financial status or insolvency of any other party, or any misrepresentation made by any other party;

ii.         Any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by or to Escrow Holder or exchanged by the parties hereunder, whether or not Escrow Holder prepared such instrument;

iii.        The default, error, action or omission or any other party to the escrow;

iv.        Any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of funds due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Holder;

v.         The expiration of any time limit or other consequence of delay unless a properly executed settlement instruction, executed by Escrow Holder has instructed Escrow Holder to comply with said time limit;

vi.        Escrow Holder’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed;

vii.       Upon completion of the disbursement of the funds and delivery of the instruments, if any, Escrow Holder shall be automatically released and discharged of its escrow obligations hereunder; and

viii.      The obligations of Buyer and Seller shall apply to and be for the benefit of agents of Escrow Holder employed by it for services in connection with this escrow, as well as for the benefit of Escrow Holder.

b.        Buyer and Seller do hereby jointly and severally release and waive any claims they may have against Escrow Holder, which may result from its performance in good faith of its function under this Agreement, including, but not limited to, a delay in the electronic wire transfer of funds. Notwithstanding the foregoing, Escrow Holder shall be liable only for loss or damage caused directly by its negligence or willful misconduct while performing as Escrow Holder under this Agreement.

EXHIBIT M

c.        Escrow Holder shall be entitled to rely upon the authenticity of any signature and the genuineness and validity of any writing received by Escrow Holder relating to this Agreement. Escrow Holder may rely upon any oral identification of a party notifying Escrow Holder orally as to matters relating to this Agreement if such oral notification is permitted hereunder. Escrow Holder is not responsible for the nature, content, validity, or enforceability of any of the escrow documents except for those documents prepared by Escrow Holder.

d.        In the event of any disagreement between the parties hereto resulting in conflicting instructions to, or adverse claims or demands upon Escrow Holder with respect to the release of any escrow funds, Escrow Holder may refuse to comply with any such instruction, claim, or demand so long as such disagreement shall continue and in so refusing, Escrow Holder shall not release such escrow funds. Escrow Holder shall not be or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been adjusted by agreement and it shall have been notified in writing thereof by the parties hereto, or (b) shall have finally been determined in a court of competent jurisdiction. Escrow Holder may bring an interpleader action when it, in good faith, believes that conflicting demands have been made or such instructions are unclear or ambiguous. Once any funds are interpleaded, Escrow Holder shall be released from all further liability of any nature in connection therewith or with the Additional Purchase Price. Such action shall not be deemed to be the “fault” of Escrow Holder, and Escrow Holder may lay claims to or against the funds for its reasonable costs and attorneys’ fees in connection with the same, through final appellate review. To that end, the parties hereto, other than Escrow Holder, agree to indemnify Escrow Holder from all such attorneys’ fees, court costs and expenses.

e.        Escrow Holder may, at its sole discretion, resign by giving thirty (30) days written notice thereof to the parties hereto. The parties shall furnish to Escrow Holder written instructions for the release of any escrow funds. If Escrow Holder shall not have received such written instructions within the thirty (30) days, Escrow Holder may petition any court of competent jurisdiction for the appointment of a successor Escrow Holder and, upon such appointment, deliver the escrow funds to such successor.

f.        The parties hereto do hereby certify that they are aware that the Federal Deposit Insurance Corporation (“FDIC”) coverages apply only to a cumulative maximum amount of $250,000 for each individual deposit for all of the depositor’s accounts at the same or related institution. The parties hereto further understand that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered at all by FDIC insurance. All amounts held under this Agreement shall be in an interest earning account reasonably acceptable to Seller and Buyer, and all interest and earnings related to the Additional Purchase Price shall belong to Seller.

EXHIBIT M

g.        Further, the parties hereto understand that Escrow Holder assumes no responsibility for, nor will the parties hereto hold Escrow Holder liable for, a loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor’s accounts to exceed $250,000 and that the excess amount is not insured by the FDIC or that FDIC insurance is not available on certain types of bank instruments.

6.             Survival. The obligations of Seller and Buyer pursuant to this Agreement shall survive the Closing. Except as specifically set forth herein, this Agreement shall not diminish any rights and/or remedies the parties hereto may have under the Purchase Agreement or otherwise. This Agreement inures to the benefit of, and may be relied upon and enforced by, each of Buyer and Seller.

7.             Notice. All notices, demands, requests or other communications required or permitted to be given under this Agreement must be delivered (a) personally, by hand delivery; (b) by Federal Express or a similar internationally recognized overnight courier service; or (c) by email, provided that a confirmation copy is delivered within one (1) business day by the method set forth in clause (a) or (b) of this Section 7. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the earlier to occur of the date of receipt or the date of first refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day. All notices shall be addressed to the parties at the addresses below:

If to Seller:	Ionis Pharmaceuticals, Inc.

2855 Gazelle Ct.

Carlsbad, California 92008
Attention: General Counsel

Email: [***]

with a copy to:	Cooley LLP

4401 Eastgate Mall
San Diego, CA 92121

Attention: David Crawford
Email: [***]

If to Buyer:	c/o Oxford Properties Group 125 Summer Street, 12th Floor Boston, MA 02110

Attn: Kristen Binck

Email: [***]

With a copy to:	c/o Oxford Properties Group

450 Park Avenue, 9th Floor
New York, NY 10022
Attn: Legal Department

Email: [***]

EXHIBIT M

With a copy to:	DLA Piper LLP (US)

33 Arch Street, 26th Floor
Boston, MA 02110

Attn: John L. Sullivan, Esq.

Email: [***]

If to Escrow Holder:	First American Title Insurance Company 4380 La Jolla Drive

Suite 110

San Diego, CA 92122

Attn: [***]

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this section. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

8.            Miscellaneous. Time is of the essence of each aspect of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of California, without regard to the laws governing conflicts of laws. This Agreement may be amended, modified, waived, discharged, or terminated only by writing signed by the party to be charged with such amendment, modification, waiver, discharge, or termination. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses, including reasonable attorneys’ fees and expenses. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

9.             Liability. Notwithstanding anything appearing to the contrary in this Agreement, no direct or indirect partner, member or shareholder of Seller, or Buyer (or any officer, director, agent, member, manager, personal representative, trustee or employee of any such direct or indirect partner, member or shareholder) shall be personally liable for the performance of the obligations of, or in respect of any claims against, Seller or Buyer arising under this Agreement. No personal judgment shall be sought or obtained against any of the foregoing in connection with this Agreement.

[Signatures on Next Page]

EXHIBIT M

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective duly authorized officers as of the date first written above.

SELLER:

IONIS GAZELLE, LLC,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

2850 2855 & 2859 GAZELLE OWNER (DE) LLC,
a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

ESCROW HOLDER:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT M

EXHIBIT N

Form of Buyer-Seller Lease

LEASE AGREEMENT

DATED                  , 2022

Between

2850 2855 & 2859 GAZELLE OWNER (DE) LLC

a Delaware limited liability company

AS LANDLORD

and

IONIS PHARMACEUTICALS, INC.,

a Delaware corporation

AS TENANT

EXHIBIT N

BASIC LEASE INFORMATION

For convenience of the parties, certain basic provisions of this Lease are set forth herein, and are, together with any Exhibits and Schedules, expressly incorporated into the Lease. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

TERMS OF LEASE	DESCRIPTION

“Commencement Date”:	, 2022 (i.e., upon the occurrence of “Closing,” as such term is defined in that certain Purchase and Sale Agreement dated as of , 2022, (the “PSA”) between Tenant, as seller, and Landlord, as buyer).
“Premises”:	That certain real property described on Exhibit A attached hereto and the buildings (the “Buildings”) and other improvements thereon, located at 2850, 2855 & 2859 Gazelle Court, Carlsbad, 92010 California consisting of approximately 246,699 gross square feet, and the appurtenances thereto. The square footage of the Premises set forth above is deemed conclusive and shall not be subject to remeasurement.

“Companion Lease”:	That certain lease to be executed between Landlord or its affiliate and Tenant pursuant to the PSA for certain real property located across Whiptail Loop W adjacent to the Premises (the “Companion Premises”) and the improvements to be constructed thereon consisting of approximately 164,833 square feet, and the and the improvements thereon appurtenances thereto, as described therein.

“Term”: (Article 1)	The period commencing on the Commencement Date and ending on the Expiration Date.

“Expiration Date”	The date that is one hundred eighty (180) months after the Commencement Date; provided, however, if Landlord, or its affiliate, and Tenant enter into the Companion Lease, the Expiration Date of this Lease shall be automatically extended to be the same date as the “Expiration Date” as defined in the Companion Lease, together with any Extension Period as to which an Extension Option is exercised under Section 1.4.

1

TERMS OF LEASE	DESCRIPTION

“Escalation”: (Article 2)

The percentage of increase, if any, shown by the Consumer Price Index for All Urban Consumers U.S. City Average, All Items (base years 1982-1984 = 100) (“Index”), published by the United States Department of Labor, Bureau of Labor Statistics, for the month immediately preceding the Adjustment Date as compared with the Index for the month immediately preceding the Commencement Date (with respect to the first Adjustment Date), or the month immediately preceding the prior Adjustment Date (for all subsequent Adjustment Dates), but the percentage of increase shall not be less than 2.5% nor greater than 5.5%.

“Option to Renew”: (Article 1)	Tenant shall have two (2), five year (5) options at ninety- five percent (95%) of fair market rent.

“Base Rent”: (Article 2)	An annual amount of $15,542,037 beginning on the Commencement Date until the first Adjustment Date, and thereafter the amount calculated pursuant to Section 2.1.3.

“Net Lease”: (Article 2)	Landlord and Tenant acknowledge and agree that this is an “absolute net lease” and that Landlord shall receive the Base Rent during the Term, free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever relating to the Premises. Landlord shall have no obligations relating to the repair, maintenance or operation of the Premises, or any part thereof. Tenant shall be solely responsible for same.

“Purchase Option”: (Article 11)	Tenant shall have a right of first offer to purchase the entire Premises.

“Security Deposit/Letter of Credit”: (Article 2)	Tenant shall provide a Letter of Credit equal to three (3) months of the initial Base Rent at Closing.

“Permitted Use”: (Article 3)	Premises may be used solely for biotechnology and other life sciences uses, including research and development, laboratory, manufacturing, assembly, storage, warehousing, office and administrative uses, all of which must be ancillary to biotechnology and other life sciences uses and, in each such case, to the extent Tenant remains in compliance with current zoning for the Premises and all Applicable Laws.

2

TERMS OF LEASE	DESCRIPTION

“Address of Tenant”: (Article 13)	Ionis Pharmaceuticals, Inc. 2855 Gazelle Ct. Attention: General Counsel Email: [***] With a copy to: Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 Attn: David L. Crawford, Esq. Email: [***]

3

TERMS OF LEASE	DESCRIPTION

“Address of Landlord”: (Article 13)

c/o Oxford Property Group

125 Summer Street, 12th Floor

Boston, MA 02110

United States

Attn: Kristin Binck, Esq.,

Vice President, Legal

Email: [***]

With a copy to:

c/o Oxford Property Group

101 Second St, Suite 300

San Francisco, CA 94105

Attn: Abby Mondani

and

DLA Piper LLP (US)

33 Arch Street, 26th floor

Boston, MA 02110

United States

Attn: John L. Sullivan, Esq.

Email: [***]

and all legal notices shall also be sent to:

[***]

4

TABLE OF CONTENTS

ARTICLE 1 LEASE OF PREMISES; TERM		1

1.1	Lease	1
1.2	As Is; No Representations	1
1.3	Holdover	2
1.4	Extension Option	2

ARTICLE 2 RENT		4

2.1	Base Rent and Additional Rent	4
2.2	Expenses; Taxes; Insurance Expenses	5
2.3	Net Lease	7
2.4	Interest and Late Charge	9
2.5	Security Deposit	9

ARTICLE 3 USE, COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS, DOGS		12

3.1	Use	12
3.2	Compliance with Applicable Laws	12
3.3	Hazardous Materials	13
3.4	Alterations	17
3.5	Jeopardy of Insurance	20
3.6	Dogs	20
3.7	LEED Standards	21

ARTICLE 4 REPAIR AND MAINTENANCE; SERVICES		22

4.1	Tenant Repair and Maintenance Obligations	22
4.2	Condition of Premises on Surrender	22
4.3	Services	23

ARTICLE 5 ASSIGNMENT AND SUBLETTING		24

5.1	General Prohibition on Transfers	24
5.2	Other Permitted Transfers	26
5.3	Non-Transfers	27
5.4	Conditions to Effectiveness	27
5.5	Miscellaneous	27

5

ARTICLE 6 INDEMNIFICATION; RELEASE; INSURANCE	29

6.1	Indemnification and Release	29
6.2	Insurance	30

ARTICLE 7 THIRD PARTIES		32

7.1	Subordination, Attornment and Non-Disturbance	32
7.2	Mortgagee’s Right to Cure	33
7.3	Sale of the Premises	33
7.4	Estoppel Certificates	33
7.5	Liens	34

ARTICLE 8 EVENTS OF DEFAULT & REMEDIES		34

8.1	Events of Default	34
8.2	Remedies	36
8.3	Landlord Default	39
8.4	Non-Waiver	39

ARTICLE 9 CASUALTY & CONDEMNATION		40

9.1	Casualty	40
9.2	Waiver	42
9.3	Total Condemnation	42
9.4	Partial Condemnation	42

ARTICLE 10 MISCELLANEOUS		43

10.1	Notices	43
10.2	Certain Representations	43
10.3	Brokers	44
10.4	No Waivers	44
10.5	Future Development	44
10.6	Other Provisions	46
10.7	Interpretation	47
10.8	Tenant’s Signage	48
10.9	Choice of Law	49
10.10	CASp Inspection	49
10.11	Landlord Access	49

ARTICLE 11 TENANT’S RIGHT OF FIRST OFFER		50

11.1	Right of First Offer	50
11.2	Tenant’s Competitors	51
11.3	Excluded Transfers	52
11.4	Termination	52
11.5	Confidentiality	52

ARTICLE 12	LIMITATION OF LIABILITY	53

12.1	Landlord’s Liability	53
12.2	Assignment of Rents	53

6

Exhibit A	Legal Description of the Premises
Exhibit B	[RESERVED]
Exhibit C	Form of Tenant Estoppel Certificate
Exhibit D	Form of Memorandum of Lease
Exhibit E	Form of SNDA
Exhibit F	Form of Non-Disclosure and Confidentiality Agreement
Exhibit G	Landlord Signage
Exhibit H	Plans and Specifications for Conference Center Alterations
Exhibit I	Tenant Immediate and Short Term Repairs
Exhibit J	Commencement and Termination Date Agreement
Exhibit K	Tenant Construction Manual
Exhibit L	Tenant Standard Operating Procedures
7

LEASE AGREEMENT

This Lease Agreement (this “Lease”), dated _____________, 2022 (the “Effective Date”), is made between 2850 2855 & 2859 Gazelle Owner (DE) LLC, a Delaware limited liability company (“Landlord”), and Ionis Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

ARTICLE 1

LEASE OF PREMISES; TERM

1.1           Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term. Landlord and Tenant acknowledge that Tenant is in possession of the Premises as of the Commencement Date and accepts the Premises in its “as is” condition with all faults. All of the terms and covenants of this Lease shall be effective as of the Effective Date. After the Commencement Date, Tenant and Landlord shall execute, acknowledge and deliver a written agreement in the form attached hereto as Exhibit J memorializing the Commencement Date, the Expiration Date, the original Term, and the commencement and termination dates of the Extension Terms if such are exercised.

1.2           As Is; No Representations. Tenant’s lease of the Premises is on an “AS IS WHERE IS” basis. Landlord has not made any representation or warranty to Tenant regarding (a) the condition or suitability of the Premises for the conduct of Tenant’s business (including, without limitation, any utilities serving the Premises, any structural components of the improvements or the condition of any Building system), (b) the restrictions that may affect the conduct of Tenant’s business in, or Tenant’s use of, the Premises, or any other rights or benefits under this Lease, (c) the suitability of the Premises for Tenant’s intended Permitted Use, or (d) compliance with Environmental Laws at the Premises or any environmental conditions at, or Hazardous Materials on, under, above, emanating to or from, or having emanated to or from, the Premises. TENANT EXPRESSLY WAIVES ANY WARRANTY OF CONDITION OR OF HABITABILITY OR SUITABILITY FOR OCCUPANCY, USE, HABITATION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, EXPRESS OR IMPLIED, RELATING TO THE PREMISES. Tenant assumes full responsibility for all costs and expenses required to cause the Premises to comply with all Applicable Laws. “Applicable Laws” means all applicable present and future federal, state, municipal and local laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law and Environmental Laws. “Environmental Laws” means any applicable present and future federal, state and local laws, statutes, ordinances, rules, and regulations, as well as common law, relating to protection of human health, natural resources or the environment or governing the use, transport, or disposal of biological, bio-hazardous wastes, or radiological elements. The term “Environmental Laws” includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq.; the Clean Water Act, 33 U.S.C. §1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; Clean Air Act, 42 U.S.C. §§ 7401 et seq.; Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §§ 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. §§ 65 et seq.; California Labor Code §63.82, California Health and Safety Code §25249.5, et seq., and all other applicable federal, state and local laws, regulations, ordinances, rules, and orders that are equivalent or similar to the laws recited above, or otherwise relate to human health, natural resources or the environment, in each case together with their implementing regulations, guidelines, rules, or orders, and all state, regional, county, municipal, and other local laws, regulations, ordinances, rules, and orders that are equivalent or similar to the federal and state laws recited above.

1.3           Holdover. If Tenant retains possession of any portion of the Premises after the Termination Date (as hereinafter defined) without Landlord’s written consent, then Landlord shall be entitled to exercise all remedies that may be available under this Lease or at law or in equity, and Tenant shall (a) be a tenant at sufferance only, (b) be liable to perform all of the obligations of Tenant set forth in this Lease, and (c) (i) for the first ninety (90) days following the Termination Date, pay Base Rent at a rate of one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately prior to the Termination Date, and (ii) for each month thereafter, pay Base Rent at a rate of one hundred fifty percent (150%) of the monthly Base Rent in effect immediately prior to the Termination Date, prorated on a daily basis. If Tenant retains possession of any portion of the Premises for more than thirty (30) days following the Termination Date without Landlord’s written consent, Tenant shall also pay to Landlord all damages, direct, consequential, or indirect, sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. “Termination Date” means the date on which this Lease terminates for any reason, including the Expiration Date. The provisions of this Section 1.3 shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease.

1.4	Extension Option.

1.4.1        Exercise of Extension Option. Tenant shall have two (2) successive options (each, an “Extension Option”) to extend the Term of this Lease for a period of five (5) years each (each, an “Extension Period”), on the same terms and conditions in effect under this Lease immediately prior to the Extension Period, except that Base Rent shall be determined as set forth below and Tenant shall have no further right to extend the Term of this Lease after the end of the second (2nd) Extension Period; provided, however, it shall be a condition of Tenant’s exercise of the Extension Option that Tenant also exercise the corresponding “Extension Option” as defined in the Companion Lease. If Tenant exercises an Extension Option, such extension shall apply to the entire Premises. Tenant may exercise an Extension Option only by giving Landlord irrevocable and unconditional written notice thereof (the “Extension Notice”) on or before the date which is twelve (12) months prior to the commencement date of each applicable Extension Period and such Extension Period shall commence on the day immediately succeeding the expiration date of the preceding Term or the preceding Extension Period, as the case may be, and shall end at midnight Eastern Time on the last day of the applicable Extension Period. Such exercise shall, at Landlord’s election, be null and void if any Event of Default shall have occurred and is continuing at the date of such notice. Upon delivery of the Extension Notice, Tenant shall be irrevocably bound to lease the Premises for the Extension Period. If Tenant shall fail to timely exercise the Extension Option in accordance with the provisions of this Section 1.4, then the Extension Option shall terminate, and shall be null and void and of no further force and effect. If this Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void. Time is of the essence with regard to this Section 1.4.

1.4.2        Base Rent Determination. The Base Rent starting on the Commencement Date of each Extension Period and continuing for sixty (60) months thereafter will be ninety-five percent (95%) of the then-prevailing market rate for new leases for comparable life sciences office and lab space to the Premises in comparable buildings to the Buildings in the Market Area (defined below) that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord would accept, at arm's length, for a similar life sciences laboratory and research space in a first-class or “Class A” property ("Fair Market Rent"); provided, however, in no event shall the Fair Market Rent rate per month for the first year of each Extension Period be less than 103% of the Base Rent rate for the last month of the immediately preceding portion of the Term. Thereafter, escalations in the Base Rent shall be established using standard market escalations in the determination of Fair Market Rent, but in no event shall escalations in Base Rent be increased by less than three percent (3%) on each annual anniversary of the Commencement Date of the Extension Term. Fair Market Rent will reflect all monetary and non-monetary considerations and other relevant factors taken into account for comparable transactions, including, without limitation, the location of the Premises, age, quality and layout of the existing improvements in the Premises, brokerage commissions, improvements paid for by tenant improvement allowances, moving allowances, and all other relevant tenant concessions. Fair Market Rent will be adjusted to take into account the size of the Premises, the length of the Extension Period, and the credit of Tenant. The term “Market Area” means the real estate market area that includes Carlsbad, Sorrento Valley, Sorrento Mesa, University Town Center, and Delmar Heights.

1.4.3        Fair Market Rent. Landlord will notify Tenant of its determination of the Fair Market Rent (consistent with the methodology reflected above) for the applicable Extension Period no later than ninety (90) days prior to the commencement date of the applicable Extension Period. If Tenant delivers written notice to Landlord within ten (10) business days after its receipt of Landlord's determination of Fair Market Rent whereby Tenant disagrees with Landlord's determination of the Fair Market Rent, Tenant shall include in its notice Tenant’s determination of the Fair Market Rent, and Landlord and Tenant will diligently and in good-faith confer for a period of thirty (30) days thereafter (the “Negotiation Period”) in an attempt to agree on the Fair Market Rent. If Landlord and Tenant are unable to agree on the Fair Market Rent during the Negotiation Period, then, within five (5) business days after the expiration of such period, Landlord and Tenant shall jointly appoint an independent arbitrator (the “Arbitrator”) who shall not have previously been employed by or otherwise worked with either Landlord or Tenant with experience in real estate activities, including at least ten (10) years’ experience serving as a broker, appraiser and/or attorney in leasing transactions involving commercial life sciences laboratory and research space of comparable size and Class A quality to the Premises (collectively, the “Qualifications”), which Arbitrator shall, within twenty (20) days following the Arbitrator’s appointment, determine and report in writing to Landlord and Tenant the by selecting either Landlord’s or Tenant’s determination of the Fair Market Rent for the Extension Period, according to whichever of the applicable determinations is closer to the Fair Market Rent, as determined by the Arbitrator. If Landlord and Tenant cannot agree on the Arbitrator in accordance with the foregoing, Landlord or Tenant may apply to the American Arbitration Association to appoint the Arbitrator in accordance with the aforementioned criteria. The Arbitrator shall have no discretion other than to select Landlord’s or Tenant’s determination of the Fair Market Rent as aforesaid. The costs of the Arbitrator shall be shared equally by Landlord and Tenant, and each of Landlord and Tenant shall reasonably cooperate with the Arbitrator in providing documentation and any other reasonable evidence regarding how Landlord or Tenant, as applicable, arrived at its determination of the Fair Market Rent. If the Renewal Period commences prior to the final determination of the Fair Market Rent, Tenant shall pay to Landlord the monthly rate in effect immediately prior to the commencement of the applicable Renewal Period, subject to adjustment upon resolution of such dispute.

1.4.4        General. Notwithstanding any provision of this Section to the contrary, the Extension Option shall be void, at Landlord's election, if (i) Tenant is in default hereunder, after any applicable notice and cure periods have expired, at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension, or (ii) any Transfer has occurred under Article 5 of the Lease (other than a Permitted Transfer, or a sublease(s) comprising less than twenty-five percent (25%) of the Premises).

ARTICLE 2
RENT

2.1	Base Rent and Additional Rent.

2.1.1        Tenant shall pay to Landlord, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, the annual Base Rent in equal monthly payments on or before the first day of each full calendar month during the Term. Base Rent as well as any other amounts payable by Tenant to Landlord under the terms of this Lease shall be paid by wire or electronic transfer of funds pursuant to directions provided to Tenant by Landlord. In addition to Base Rent, Tenant shall pay to Landlord a property management fee (“Management Fee”) of one percent 1%) of the gross annual revenue form the Premises, which amount shall be paid in equal monthly payments on the same date and in the same manner as Base Rent.

2.1.2        If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord on the Commencement Date the prorated Base Rent for period from the Commencement Date until the end of the calendar month in which the Commencement Date occurs. Base Rent due for any partial calendar month at the end of the Term shall also be prorated and paid on the first day of such calendar month. Tenant shall pay to Landlord all items of Rent (as defined below), without deduction or offset and without notice or demand (except as specifically provided in this Lease in respect of Additional Rent (as defined below)), and Tenant shall deliver such payments to the payment address set forth in the Basic Lease Information, or to such other person, at such other place, or in such other manner as Landlord may designate by giving to Tenant Notice (as defined below) thereof. “Additional Rent” means all other amounts payable by Tenant to Landlord in accordance with this Lease, other than Base Rent. “Rent” means all amounts payable by Tenant to Landlord in accordance with this Lease, including, but not limited to Base Rent and Additional Rent.

2.1.3        Landlord shall, on or within thirty (30) days prior to each Adjustment Date, calculate the Escalation after the United States Department of Labor publishes the Index on which the amount of the increase will be based. Landlord’s determination of the Escalation shall be binding absent manifest error. Landlord shall give written notice of the Escalation, multiplied by the number of installments of rent due under this Lease since the Adjustment Date. Tenant shall pay this amount, together with the monthly rent next becoming due under this Lease, and shall thereafter pay the monthly rent due under this Lease at this increased rate, which shall constitute Base Rent. Landlord's failure to make the required calculations promptly shall not be considered a waiver of Landlord's rights to adjust the monthly Base Rent due, nor shall it affect Tenant's obligations to pay the increased Base Rent, subject to this Section 2.1.3. If Landlord does not deliver its calculation of the Escalation within twelve (12) months after the applicable Adjustment Date, Tenant may provide Landlord with a written request for the calculation of the Escalation, and, if Landlord fails to provide the calculation of Escalation (which request shall include, in bold and prominent print on the first page, a notation that “FAILURE TO RESPOND TO THIS REQUEST WITHIN 30 DAYS MAY RESULT IN THE LOSS OF RIGHTS PURSUANT TO SECTION 2.1.3 OF THE LEASE”) within thirty (30) days after Tenant’s written request, Tenant shall not be required to so pay the increased Base Rent in arrearage for the applicable period based on an Escalation; provided, however, the foregoing waiver of Tenant’s obligation to pay arrearage amounts for the applicable period shall not affect Landlord’s calculation of any future Escalations. If the Index is changed so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, the government index or computation with which it is replaced shall be used to obtain substantially the same result as if the Index had not been discontinued or revised. The “Adjustment Date” means the first anniversary of the Commencement Date and on each successive anniversary thereafter during the Term, including any exercised Extension Period.

2.2	Expenses; Taxes; Insurance Expenses.

2.2.1        Expenses. Tenant shall perform all obligations with respect to the maintenance, operation, repair and replacement of the Premises and shall pay directly for all costs and expenses incurred in connection therewith, including, but not limited to: all insurance, maintenance, repair and replacement of any improvements (including, without limitation, the Buildings, the structural and nonstructural components of the Buildings, the Building systems, equipment (owned and maintained), the foundation, roof, walls, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility (owned and maintained) and safety systems, paving and parking areas, roads and driveways); maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utilities for, or the maintenance of, outside areas; Premises personnel costs; rentals or lease payments paid by Tenant for rented or leased personal property used in the operation or maintenance of the Premises; and fees for required licenses and permits, including in order to operate for the Permitted Use. In addition to the foregoing, Tenant shall perform the work described in Exhibit I, at Tenant’s sole cost and expense, within the following time periods: (i) items identified as a Repair Type “Immediate” on Exhibit I shall be completed within six (6) months after the Commencement Date and (ii) items identified as a Repair Type “Short Term” on Exhibit I shall be completed within twelve (12) months after the Commencement Date (with “replacement reserve items” to be monitored and addressed as noted).

2.2.2        Taxes. Subject to Tenant’s right to contest Taxes as set forth below, Tenant will pay directly all Taxes allocable to the Term in a timely manner and prior to when the same shall become due and payable. Landlord and Tenant shall cooperate to place all Taxes in the name of Tenant, however, if and to the extent any Taxes are billed to Landlord, then Tenant shall pay the same upon receipt of such bill from Landlord and provide Landlord with evidence of such payment promptly thereafter. In any event, Tenant shall pay all Taxes prior to the date due. “Taxes” means all real property taxes and other assessments on the Premises, including, but not limited to, real estate taxes, personal property taxes, transfer taxes, documentary stamps or taxes, fees, assessments and other charges of any kind or nature, whether general, special, ordinary, or extraordinary (without regard to any different fiscal year used by such governmental authority) that are levied in respect of this Lease or the Premises (or Landlord’s interest therein), or in respect of any improvement, fixture, equipment, or other property of Landlord, real or personal, located at the Premises, and used in connection with operation of the Premises. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or contribution towards a governmental or private cost-sharing agreement charged to the Premises for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Taxes shall not include (i) Landlord’s corporate franchise taxes, estate taxes, inheritance taxes or net income taxes, or (ii) transfer taxes or other taxes incurred in connection with Landlord’s sale of the Premises or any interest therein, other than taxes resulting from Proposition 13 reassessment. Tenant shall furnish to Landlord, within thirty (30) days after the last day when any Tax must be paid by Tenant as provided in this Section 2.2.2, official receipt of the appropriate taxing authority or other proof satisfactory to Landlord, evidencing the payment thereof. Tenant shall have the right, at Tenant’s sole cost and upon reasonable prior notice to Landlord, to initiate and prosecute any proceeding for the purpose of contesting the assessed valuation of the Premises or any personal property for tax purposes in good faith; provided, that this right to contest shall not be deemed or construed to relieve, modify or extend Tenant’s obligation to pay any Taxes allocable to the Term in a timely manner and prior to when the same shall become due and payable and that prior to any such contest, Tenant (a) pays the Tax under protest, (b) obtains and maintains a stay of all proceedings for enforcement and collection by posting a bond or other security required by law, or (c) if Tenant lawfully withholds payments of any contested amounts of Taxes during the contest, Tenant has or establishes unrestricted cash reserves to be held by Landlord in an amount equal to 125% of (x) the amount of Tenant’s obligations being contested plus (y) any additional interest, charge or penalty arising from such contest; provided, however, that Landlord shall (1) promptly release such reserve upon resolution of such contest, and/or (2) use such reserve to pay Taxes directly to the applicable taxing authority following resolution of such contest. Tenant shall provide Landlord with all notices received or sent to the taxing authorities, as well as regular updates relating to any such contest and afford Landlord an opportunity to participate in all such proceedings. Tenant shall indemnify and defend Landlord and save Landlord harmless from all losses, judgments, costs (including without limitation, attorneys’ fees), liabilities and expenses incurred in connection with such proceedings and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, costs and expenses thereof or in connection therewith). Landlord shall have the right to (a) contest or dispute any Taxes (or file an appeal related thereto), without Tenant’s prior written consent, at Landlord’s sole cost and expense, or (b) request that Tenant contest or dispute such Taxes (or file an appeal related thereto), in which event, Tenant, in Tenant’s sole discretion, may agree to contest or dispute such Taxes, at Tenant’s sole cost and expense. If an Event of Default occurs or if otherwise required by any Mortgagee or lender of Landlord, Landlord, at its option, may require Tenant to make monthly estimated payments to Landlord on account of Taxes. The monthly payments shall be one twelfth (1/12th) of the amount of Taxes due for the applicable year as reasonably estimated by Landlord and shall be payable as Additional Rent on or before the first day of each month during the Term, in advance; provided, that, Landlord shall have the right to revise such estimates from time to time. So long as no Event of Default is then continuing, any amounts received by Landlord pursuant to the immediately preceding sentence shall be disbursed to Tenant by Landlord for payment to the applicable taxing authority (or paid to the applicable taxing authority directly by Landlord) when directed by Tenant, accompanied by evidence of the amount due. Upon Tenant’s request, Landlord shall provide Tenant with evidence of any such payments of Taxes made directly by Landlord.

2.2.3        Landlord’s Insurance. Tenant shall reimburse or, at Landlord’s request, pay directly, all premiums, deductibles, and other costs incurred by Landlord in connection with obtaining and maintaining the insurance coverage described in Section 6.2.1 below (collectively, the “Insurance Expenses”). Tenant shall pay the Insurance Expenses no later than fifteen (15) days after demand. If an Event of Default occurs or if otherwise required by any Mortgagee or lender of Landlord, Landlord, at its option, may require Tenant to make monthly estimated payments to Landlord on account of Insurance Expenses. The monthly payments shall be one twelfth (1/12th) of the amount of Insurance Expenses due for the applicable year as reasonably estimated by Landlord and shall be payable as Additional Rent on or before the first day of each month during the Term, in advance; provided, that, Landlord shall have the right to revise such estimates from time to time. If Landlord requires monthly payments of the Insurance Expenses, Landlord will use reasonable efforts to provide a statement reconciling such payments within ninety (90) days after the end of each calendar year, and any underpayments shall paid by Tenant within fifteen (15) days after Tenant’s receipt of the statement, and any overpayments shall be credited to the next payment of Rent that becomes due under the Lease.

2.3	Net Lease.

2.3.1        Absolute Triple Net Lease. It is intended by the parties that this Lease be an absolute “triple net lease,” imposing upon Tenant the obligation to pay all charges of every kind and nature in connection with the use, operation, management, maintenance, repair, and occupancy of the Premises, whether or not recited herein and whether foreseeable or unforeseeable, including, but not limited to, utilities, fees, costs, real estate taxes, sales and use taxes, all operation, management, maintenance and repair costs associated with the Premises and the improvements located thereon and costs of compliance with Environmental Laws, except as expressly provided in this Lease. Tenant shall pay to Landlord, net throughout the Term, the Rent due hereunder free of any offset, abatement, or other deduction whatsoever, without notice or demand. Except to the extent due to the gross negligence or willful misconduct of, or breach of contract by, Landlord or any of Landlord’s assignees, agents, servants, employees, invitees and contractors (or any of Landlord’s assignees respective agents, servants, employees, invitees and contractors) (collectively, “Landlord Parties”; any of them, a “Landlord Party”), Tenant assumes the sole responsibility for the condition, use, operation, maintenance, management and compliance with Environmental Laws of the Premises, and Landlord shall have no responsibility in respect thereof and shall have no liability for damage to Tenant’s personalty on any account or for any reason whatsoever. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall not be required to pay, or reimburse Landlord for: (i) depreciation charges, penalties, premiums, interest and principal payments on mortgages and other debt costs, ground rental payments and real estate brokerage and leasing commissions incurred by Landlord; (ii) costs incurred for Landlord’s general overhead and any property or asset management fee other than as expressly set forth in this Lease; (iii) costs of selling or financing any of Landlord’s interest in the Premises; (iv) costs incurred by Landlord which are reimbursed by property insurance proceeds actually received by Landlord where such proceeds result from a claim subject to the provisions of Section 6.2.3. below; and (v) reserves in excess of commercially reasonable amounts for comparable properties (and such reserves shall only be payable by Tenant if required by Landlord’s lender or in accordance with commercially reasonable business practices for comparable properties).

2.3.2        Payments to Third Parties. Subject to Section 2.2.3(c) below, Landlord and Tenant recognize that there may be recurring payments to third parties, including governmental entities, for various items including inspections of storm water retention areas, inspections of pump stations, fees for storm water runoff, and assessments for maintenance and repairs under a Title Instrument (as defined below). Tenant is solely responsible for paying any fees or expenses imposed by governmental regulations or third parties, including those that may be required to obtain, modify and maintain compliance with any permits, licenses and approvals required by Applicable Laws, including for the use of and operation at the Premises by Tenant for the Permitted Use, or allocated to the Premises under any such Title Instrument. Tenant acknowledges that matters of the type contemplated by this Section may not be known to Landlord until after this Lease has been signed by Landlord and Tenant.

2.3.3        Title Instruments. In addition to the foregoing, during the term of this Lease, Tenant shall timely perform all obligations of the owner of the Premises under, and pay all expenses which the owner of the Premises may be required to pay in accordance with any declarations, covenants, conditions and restrictions or reciprocal easement agreements or any other documents or instruments that are of record now and affect the Premises (or of record in the future if created or filed by or with the consent of Tenant), including, without limitation, any documents or instruments recorded in connection with any Future Development (referred to collectively herein as the “Title Instruments”); provided, however, Tenant need not pay any debt service on loans that encumber the fee estate and that do not encumber Tenant’s leasehold estate and Tenant need not pay any rent on any lease that is senior in priority to this Lease. Tenant promptly shall comply with all of the terms and provisions of all Title Instruments, including all insurance requirements, regardless of whether any such requirements exceed the requirements otherwise set forth in this Lease. Notwithstanding the foregoing, except as provided in Section 10.5, Landlord shall not enter into new Title Instruments or modify existing Title Instruments during the Term without Tenant’s prior written consent, which may be withheld in Tenant’s reasonable discretion; provided, however, that Tenant’s prior written consent shall not be required with respect to (i) any financing obtained by Landlord secured by Landlord’s interest in the Premises, (ii) Title Instruments necessary to effectuate transfers to third-party purchasers of the Premises, or (iii) any new Title Instruments or the modification of existing Title Instruments that do not (x) materially and adversely affect Tenant’s use or occupancy of the Premises or (y) impose any fees or costs that would be payable by Tenant unless Landlord agrees to pay such fees.

2.4           Interest and Late Charge. If Tenant fails to pay Rent as and when due and such failure continues for three (3) business days following written notice from Landlord, then, together with each payment of Rent that Tenant pays to Landlord after such payment is due, Tenant shall pay to Landlord the Late Charge (as defined below) and interest calculated on the amount of such payment over the period commencing on the day immediately following the day on which such payment was due and ending on the day on which Tenant pays to Landlord such payment at the rate of the lesser of six percent (6%) over the “Prime Rate” announced from time to time by Bank of America or its successor or the maximum lawful rate of interest. Notwithstanding the foregoing, Landlord shall not be required to provide prior notice of Tenant’s failure to pay Base Rent or any recurring obligation to pay Rent more than once during any twelve (12) month period, after which Tenant’s failure to pay such amount shall be subject to the Late Charge and default interest provided above if Tenant fails to pay the amount when due and such failure continues for three (3) business days after the due date. “Late Charge” means, in respect of any such payment, five percent (5%) of such payment. In addition, Tenant shall pay to Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason.

2.5	Security Deposit/Letter of Credit.

2.5.1        Concurrently with Tenant’s execution of this Lease, and in lieu of a cash security deposit, Tenant shall provide a letter of credit (the “Letter of Credit”) in the amount set forth as the “Security Deposit/Letter of Credit” in the Basic Lease Information. Any cash security deposit drawn from the Letter of Credit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon.

2.5.2        The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank that has a financial condition reasonably acceptable to Landlord and that is otherwise an Eligible Bank (as defined below) and has an office in San Francisco, California that accepts requests for draws on the Letter of Credit; provided, Silicon Valley Bank shall be deemed an approved issuer of the Letter of Credit so long as Silicon Valley Bank remains an Eligible Bank, (ii) shall require only the presentation to the issuer (which may be in a location other than San Francisco if permitted on the basis of a fax or electronic submittal only) a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, (v) shall be transferrable by Landlord without any cost to Landlord or the transferee (or, if there is a transfer fee, Tenant shall pay such fee and such transfer shall not be conditioned upon payment of such fee), and (vi) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date forty-five (45) days after the last day of the Term. In the event that the issuer ceases to be reasonably acceptable to Landlord, due to a deterioration in its financial condition or change in status that threatens to compromise Landlord’s ability to draw on the Letter of Credit as determined in good faith by Landlord or otherwise by its failure to be an Eligible Bank, then Tenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Section 2.5.2 within thirty (30) days after Landlord’s notice of such event. “Eligible Bank” shall mean shall mean a commercial or savings bank organized under the laws of the United States or any state thereof or the District of Columbia and having total assets in excess of $1,000,000,000.00 that shall be a financial institution having a rating of not less than BBB or its equivalent by Standard and Poors Corporation and subject to a Thompson Watch Rating of C or better.

2.5.3        The Letter of Credit shall be held by, or for the benefit of Landlord, as security for the performance of the provisions hereof by Tenant, and if the Letter of Credit or portion thereof is applied by Landlord for the payment of any Rent or any other sum in default, then Tenant shall, upon demand therefor, restore the Letter of Credit to its original amount as provided in Section 2.5.1 above. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have under any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, or to repair damage caused by a tenant or to clean the subject premises, as required and subject to the provisions of this Lease. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 2.5, and (B) rather than be so limited, Landlord may claim from the security deposit (i) any and all sums expressly identified in this Section 2.4, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease.

2.5.4        Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice or the running of any cure period is barred or tolled by Applicable Law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire after the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Section; provided no such delivery shall be required if the Letter of Credit provides for automatic renewals in compliance with Section 2.5.2, and the issuer of the Letter of Credit has not sent a notice of non-renewal. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.

2.5.5        Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. If Tenant shall fail to perform any of its obligations under the Lease, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, within ten (10) business days of Landlord’s demand. Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred that after the expiration of any applicable notice or cure period would constitute such a default, within forty five (45) days after the later to occur of (i) the payment of the final Rent due from Tenant or (ii) the later to occur of the Term Expiration Date or the date on which Tenant surrenders the Premises to Landlord in compliance with Section 20 of the Lease, the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest, and Landlord, upon request, shall confirm termination of the Letter of Credit with the issuer thereof.

2.5.6        In the event of a sale of the Buildings or lease, conveyance or transfer of the Buildings, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

2.5.7        Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a security deposit within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a security deposit within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way: (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

ARTICLE 3

USE, COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS, DOGS

3.1              Use. Tenant shall use the Premises solely for the Permitted Use, in a manner consistent with first-class life science buildings, and shall comply (and ensure that the Premises at all times comply) with all Applicable Laws. Tenant shall be solely responsible for the securing, modifying, maintaining, and compliance with any and all permits, licenses and approvals required or that may be required or otherwise in effect for the Permitted Use and under Environmental Laws in connection with Tenant’s use and operation of the Premises. Tenant shall not commit, or allow to commit, any waste of or injury to the Premises or create, maintain or exacerbate any nuisance thereon or therefrom. Landlord agrees to reasonably cooperate with Tenant, at Tenant’s sole cost and expense, in obtaining any permits, licenses and approvals required by Applicable Laws for the use of and operation at the Premises by Tenant for the Permitted Use, including, without limitation, by executing or joining in the execution of such applications and other documentation (the form and content of which shall be subject to Landlord’s reasonable approval) in Landlord’s name, solely as and because Landlord is the fee simple owner of the Premises, as may be necessary for obtaining such permits, licenses and approvals, all without cost or liability to Landlord. Tenant shall operate in a first-class manner and shall not exceed the density limit for the Buildings under Applicable Laws. Tenant shall not commit waste or cause a public nuisance.

3.2              Compliance with Applicable Laws. Tenant shall comply with all Applicable Laws and any agreements between Tenant and third parties with respect to the Premises and Tenant’s operation at the Premises. It is intended that the Tenant bear the sole risk of all present or future Applicable Laws, regulations and orders affecting the Premises, and the Landlord shall not be liable for their enforcement. Should there be any material noncompliance or alleged material noncompliance by Tenant with Applicable Laws or agreements between Tenant and third parties with respect to the Premises and Tenant’s operation at the Premises, Tenant shall promptly notify Landlord in writing of such actual or alleged noncompliance, which notice shall include (i) documentation that such actual or alleged noncompliance has been fully addressed and eliminated or, (ii) if such actual or alleged noncompliance has not been fully addressed and eliminated, a schedule to fully and expeditiously address and eliminate such actual or alleged noncompliance. The giving of such notice shall not relieve Tenant of any liability to Landlord or others for such actual or alleged noncompliance. To ensure Tenant’s compliance with Applicable Laws and Tenant’s performance of Tenant’s management, repair, maintenance, and compliance obligations hereunder, upon reasonable notice to Tenant and subject to and in accordance with Applicable Laws and reasonable confidentiality requirements pertaining to Tenant’s operations (provided such requirements do not impair or delay Landlord’s rights under this Section), Landlord may inspect or cause non-invasive independent third party inspections of the facility and Tenant’s operation to confirm compliance with Applicable Laws and Tenant’s management, repair, maintenance, and compliance obligations hereunder, at Landlord’s expense, except as otherwise provided in Section 3.3.7.

3.3	Hazardous Materials.

3.3.1            Tenant, and any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”; any of them, a “Tenant Party”) (a) shall not, and shall not permit at any time, the handling, use, manufacture, release, storage, or disposal of Hazardous Materials in or about any portion of the Premises in violation of Applicable Laws, (b) shall always manage, handle, use, store, and dispose of such Hazardous Materials in a safe manner, according to prudent industry practice, and in compliance with Applicable Laws, and (c) shall at all times have any and all required permits, licenses and approvals required for or in connection with, the use and handling of Hazardous Materials at the Premises and at all times be in compliance with such required permits, licenses and approvals. “Hazardous Materials” means (a) any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified or regulated as “biological compounds”, “bio-hazardous wastes”, “radiological elements”, “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, “solid wastes,” or other similar designations in, or otherwise subject to regulation under Environmental Laws, and (b) any other substances, constituents or wastes that are deemed to have a negative impact on human health or the environment, whether or not naturally occurring, or that are subject to Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCBs), (I) urea formaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), (M) poly- and perfluoroalkyl substances and other emerging contaminants, and (N) petroleum byproducts. Hazardous Materials further includes flammables, explosives, corrosive materials, radioactive materials, materials capable of emitting toxic fumes, hazardous wastes, toxic wastes or materials, and other similar substances, petroleum products and derivatives, and any substance subject to regulation by or under any Environmental Law. As between Landlord and Tenant, Tenant is deemed to be the operator of the Premises, the generator of any Hazardous Materials waste present at or generated at the Premises or as part of Tenant’s operations, and the owner of all Hazardous Materials at the Premises at any and all times during the Term. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials introduced to the Premises by Tenant, any other Party or any other party other than Landlord during the Term of the Lease, regardless of whether such Hazardous Materials are included on the Hazardous Materials List or present at the Premises in concentrations which require removal under Applicable Laws. As used herein, the term “Contamination” means the presence of Hazardous Materials in the air, soil, surface and/or ground water in, on or under the Premises and/or any adjacent property at levels above those permitted by applicable Environmental Laws.

3.3.2        Landlord acknowledges that it is not the intent of this Section 3.3 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to best industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Laws, all Hazardous Materials at the Premises are used in the operation of Tenant’s business, and such use is consistent with similar first-class facilities engaged in the Permitted Use in the greater San Diego County area. Notwithstanding the foregoing, Tenant shall have no right to install any underground storage tanks at the Premises unless Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion. In conducting its research activities using Hazardous Materials, Tenant shall not perform work at or above the risk category Biosafety Level 3 as established by the Department of Health and Human Services publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate, without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed (and if such change in Tenant’s operation requires the approval of Landlord’s lender, the lender’s denial of approval shall be deemed a reasonable basis for Landlord to deny its approval); provided, however, Landlord’s approval of any operation above the risk category Biosafety Level 3 shall be in Landlord’s sole discretion. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

3.3.3        As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials (other than ordinary office and cleaning supplies used in cleaning of the office spaces within the Building) to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request (not more than once per year, unless Landlord has a reasonable belief that Tenant is not in compliance with this Section 3.3, a release or threatened release of Hazardous Materials has occurred, or in connection with a sale, financing, refinancing, or recapitalization of Landlord’s interest in the Premises), or any time that Tenant is required to deliver a Hazardous Materials List to any governmental authority (e.g., the fire department) or an insurer in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental authority: permits; licenses, approvals; reports and correspondence; storage and management plans; notice of violations of any Applicable Laws; fire safety plans; spill response plans; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion with respect to underground storage tanks); all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on or under the Premises for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 3.3.9 cannot be accomplished in three (3) months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing proprietary information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information that could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

3.3.4        Except to the extent caused by the gross negligence or willful misconduct of, or breach of contract by, Landlord or Landlord Parties, Tenant releases Landlord and Landlord Parties from and agrees to indemnify, defend and hold Landlord and Landlord Parties harmless for, from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises, or the loss of, or restriction on, use of the Premises), expenses (including, without limitation, legal, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or Contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (i) that arise prior to, during, or after the Term, as a result of the presence, suspected presence, release, or suspected release of any Hazardous Materials in or into the environment, including the air, soil, surface water, or groundwater at, on, about, under, emanating to or from, having emanated to or from, or within the Premises, or any portion thereof caused or exacerbated by, or otherwise attributable to, Tenant or any other party (other than Landlord or Landlord Parties) prior to the date that Tenant vacates the Premises in the condition required following the termination or earlier expiration of the Term, or (ii) that arise prior to, during, or after the Term, as a result of the breach by Tenant of any of its obligations under this Section 3.3, including in each case, without limitation, the cost of assessment, containment and/or removal of any such Hazardous Materials, the reasonable and necessary cost of any actions taken in response to a release of any such Hazardous Materials so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Premises or the operation thereof (or any surrounding areas for which Tenant or Landlord has any legal liability or obligation) during the Term.

3.3.5        EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, LANDLORD LEASES AND WILL LEASE, AND TENANT TAKES AND WILL TAKE, THE PREMISES IN AN ENVIRONMENTALLY “AS IS” CONDITION, AND TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENVIRONMENTAL CONDITION OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO FITNESS OF THE PREMISES FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS, LATENT OR PATENT, ANY ENVIRONMENTAL CONDITION, KNOWN OR UNKNOWN, OR ANY AIR, SOIL, SOIL GAS, OR GROUNDWATER CONDITION, IT BEING AGREED THAT ALL RISKS AND LIABILITY INCIDENT TO ANY OF THE FOREGOING ARE TO BE BORNE BY TENANT

3.3.6        Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating the natural environment, which contamination was caused or permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s acts, omissions, or use or occupation of the property in question, and (ii) Tenant is not subject to any enforcement order issued, or regulatory proceedings or prosecution commenced, by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority).

3.3.7        Upon prior notice and using reasonable efforts to coordinate with Tenant, Landlord shall have the right but not the obligation to conduct annual tests (or at any time Landlord has a reasonable belief that Tenant is not in compliance with this Section 3.3) of the Premises including, without limitation, intrusive tests of the subsurface soil and/or ground water, to determine whether any Contamination of the Premises has occurred as a result of Tenant’s use or occupation. Landlord shall pay the cost of such test of the Premises; provided, however, that if such tests show any Contamination of the Premises has occurred as a result of Tenant’s use or occupation, Tenant shall pay the cost of such test. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials in or about the Premises by Tenant or any Tenant Party as Landlord may reasonably request. If Contamination has occurred for which Tenant is liable under this Section 3.3, Tenant shall pay all costs to conduct such tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any Contamination identified by such testing in accordance with all Environmental Laws. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

3.3.8        Furthermore, upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord (collectively, “Tenant’s Hazardous Materials”) and released of any license, clearance or other authorization or requirement of any kind required to enter into and restore the Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). At least three (3) months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises (including any Alterations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from Tenant’s Hazardous Materials and otherwise released for unrestricted use and occupancy (the “Surrender Plan"). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and reasonable approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant’s Hazardous Materials as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures, including without limitation intrusive subsurface testing of soil and/or ground water, as may reasonably be deemed necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any Tenant’s Hazardous Materials. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000 (which amount shall be increased by the same percentage as the Index as of each Adjustment Date). Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties on a need-to-know basis.

3.3.9        If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any Tenant’s Hazardous Materials in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may reasonably deem appropriate to assure that the Premises are surrendered free from any Tenant’s Hazardous Materials, the cost of which actions shall be reimbursed by Tenant as Additional Rent.

3.3.10    Tenant’s obligations under this Section 3.3 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

3.4	Alterations.

3.4.1        Consent. Tenant may make any alterations, improvements, additions or changes to the Premises (collectively “Alterations”) that meet all of the following criteria without first obtaining Landlord’s Consent: (a) the Alterations are cosmetic, (b) the Alterations are non-structural and do not affect the mechanical systems of the Building, (c) the Alterations cost less than $1,000,000.00 per project (which amount shall be increased by the same percentage as the Index as of each Adjustment Date); and (d) after the Alterations, the Premises will continue to be used for the Permitted Use (collectively, Alterations meeting the criteria of (a)-(d), “Minor Alterations”). Any Alterations that are not Minor Alterations shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall reimburse Landlord for any third-party expenses reasonably incurred by Landlord in connection with the review, inspection, and coordination of Tenant’s plans for Alterations and Tenant’s performance thereof. Notwithstanding the foregoing, Tenant shall have the right to construct the renovation of the conference center located at 2850 Gazelle Court (the “Conference Center Alterations”), at Tenant’s sole cost and expense, in accordance with the plans and specifications identified on Exhibit H attached hereto (the “CCA Plans”) and in accordance with all Applicable Laws, provided any modifications to the plans for the Conference Center Alterations that are not Minor Alterations, minor field work changes not requiring Tenant’s approval under the applicable construction contract for such Alterations, or changes that are required to comply with applicable law, shall require, in each case, Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, and the Conference Center Alterations shall otherwise comply with this Section 3.4. Tenant hereby agrees to provide copies of all plans of such Alterations, regardless of whether Landlord’s consent is required. Tenant shall diligently and expeditiously complete any Alterations commenced. All Alterations shall become part of the realty constituting the Premises and shall belong to Landlord and shall not be removed by Tenant. If any Alteration (other than the Conference Center Alterations) is anticipated to cost more than $1,500,000, Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord. Landlord shall, at the time it provides its approval for a proposed Alteration, advise Tenant whether the Alteration, or any portion thereof, is a Required Removable, as defined in Section 4.2.2.

3.4.2       Liens. With respect to any Alterations, Tenant hereby agrees as follows: (a) Tenant shall not cause or permit any construction, mechanics’ or other liens or encumbrances to be placed upon the Premises, or Tenant’s leasehold interest hereunder, whether in connection with any work or service done or purportedly done by or for the benefit of Tenant, its subtenants, or any other party acting under or through Tenant, or otherwise, (b) Tenant shall cause all Alterations to be constructed free of all liens, in accordance with all Applicable Laws and shall, upon Landlord’s request, deliver lien waivers to Landlord in the form required by Applicable Law, (c) Tenant shall pay the costs of the Alterations and so that Landlord, the Premises will be protected against any loss from any mechanic’s, materialmen’s, or other liens, and (d) prior to the commencement of the construction of any Alterations, Tenant shall give to Landlord evidence of the insurance required by Section 6.2.4. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant may contest any lien if (i) such lien is the subject of a bona fide dispute in which Tenant is contesting the amount or validity thereof, (ii) Tenant notifies Landlord of such dispute, and (iii) such lien is fully bonded by Tenant to the reasonable satisfaction of Landlord and any Mortgagee. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises, other than any Alterations that are purely cosmetic.

3.4.3          Requirements. Prior to starting work on any Alterations, Tenant shall furnish Landlord with two (2) complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical, mechanical, computer system wiring, and telecommunication plans, which shall all be in CAD or other electronic format if requested by Landlord), and will be consistent with the construction methods and procedures manual attached hereto as Exhibit K, as amended from time to time for the Premises (the “Tenant Construction Manual”); names of contractors reasonably acceptable to Landlord; required permits and approvals; and evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming as additional insureds the Landlord, the managing agent for the Premises, and such other Additional Insured Parties (as defined in Section 13) as Landlord may designate for such purposes. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show the purpose of such Cable (i) every six (6) feet in locations behind walls, beneath floors, and above ceilings (specifically including, but not limited to, the electrical room risers), and (ii) at the termination point(s) of such Cable. “Cable” shall mean and refer to any electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant or any party acting under or through Tenant. Any changes to the plans and specifications, other than di minimus changes that are purely cosmetic, do not affect the Building structure or mechanical systems, and do not cause the cost of the Alterations to exceed $1,000,000 (which amount shall be increased by the same percentage as the Index as of each Adjustment Date), must also be submitted to Landlord for its approval. Prior to commencing Alterations, Tenant shall provide Landlord with a copy of the contract for the Alterations and evidence satisfactory to Landlord as to the existence of all necessary permits (to the extent not previously provided). Alterations shall be (a) constructed in a good and workmanlike manner, (b) consistent with first class standards, (c) consist of materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system, (d) performed by contractors or mechanics whose labor union affiliations are not incompatible with those of any workers, contractors or subcontractors who may be employed, retained or engaged by the Landlord for the development and making of any alterations at the Premises, and who are otherwise reasonably approved by Landlord, (e) in accordance with the Tenant Construction Manual, if any, and (f) designed and performed in accordance with all applicable Laws. It shall be deemed reasonable for Landlord to withhold its consent to any Alteration that adversely affects a Building’s roof, structure, or systems, that is inconsistent with a first-class life science building, that results in an increase in gross floor area at the Premises or alteration of any Building footprint, that would violate any certificate of occupancy for the Buildings or any other permits or licenses relating to the Buildings, that would reduce the utility of the Premises for life sciences laboratory, research, and manufacturing purposes, or that is otherwise inconsistent with the requirements of this Section. Tenant shall reimburse Landlord for any third-party expenses incurred by Landlord in connection with the review, inspection, and coordination of Tenant’s plans for Alterations and Tenant’s performance thereof. Upon completion, Tenant shall furnish “as-built” plans (in CAD or other electronic format, if requested by Landlord) for Alterations, customary American Institute of Architects completion affidavits, full and final waivers of lien, any applicable certificate of occupancy for the space affected by such Alterations and other applicable municipal or local sign-offs and inspection reports, and any other items reasonably required by Landlord for closing out the particular work in question. Landlord’s approval of an Alteration shall not be deemed to be a representation by Landlord that the Alteration complies with Law or will not adversely affect any Building system.

3.4.4        Construction Oversight Fee. With respect to any Alterations requiring Landlord’s consent under Section 3.4.1, Tenant shall pay Landlord a construction oversight fee (“Construction Oversight Fee”) equal to the sum of one percent (1%) of total hard and soft project costs, provided that Landlord’s obligations in connection with the Alterations are limited to oversight only and not direct management of the project. The Construction Oversight Fee shall be calculated based on hard and soft project costs for the Alterations that were approved by Landlord for the portion of work that has been performed and invoiced and shall be payable monthly in arrears concurrent with the approved hard and soft project costs for the Alterations during the applicable month.

3.4.5        Completion. Upon the completion of any Alterations, Tenant shall, to the extent applicable, promptly give to Landlord (a) a reproducible copy of the “as-built” drawings of such Alterations, (b) a certificate of completion executed on behalf of Tenant’s architect and/or engineering certifying completion of such Alterations in accordance with the respective plans and specifications, (c) a copy of the certificate of occupancy issued by the applicable governmental authorities with respect to such Alterations, and (d) copies of any warranties or guarantees with respect to such Alterations (and ensure that such warranties or guarantees are assignable to Landlord and/or run to both Landlord and Tenant’s benefit).

3.4.6        Ownership of Alterations. Any Alterations shall belong to Tenant until the Termination Date, at which time the Alterations (other than Tenant’s Trade Fixtures (as hereinafter defined)) shall belong to Landlord; provided, however, in no event shall the Alterations be removed by Tenant prior to the Termination Date, except as expressly provided herein. For purposes of this Lease, “Trade Fixtures” shall mean a piece of equipment placed on the Premises owned by Tenant and used in Tenant’s trade or business. For the avoidance of doubt, Trade Fixtures shall not include, without limitation, Building systems and machinery, built-in cabinet work and/or lab benches, purpose-built mezzanine space, all HVAC, air handling, electrical, mechanical and plumbing equipment and related ducts, shafts, and conduits, all exterior venting fume hoods, walk-in freezers and refrigerators, clean-rooms, climatized rooms, electrical panels and power back-up distribution systems. The parties agree that Landlord will be treated for all purposes, including tax purposes, as the owner of (and will be the party entitled to claim depreciation or other cost recovery deductions for federal tax purposes with respect to) any improvements, equipment, or personal property that were paid for, or reimbursed by, Landlord, including any allowance provided by Landlord, and Tenant will be treated for all purposes, including tax purposes, as the owner of (and will be the party entitled to claim depreciation or other cost recovery deductions for federal tax purposes with respect to) any improvements to the extent that the cost for such improvements were paid for by Tenant and to the extent any such costs exceed any allowance provided by Landlord. Unless required to adopt a contrary position as a result of an administrative or judicial proceeding, the parties shall take no action inconsistent with, the intentions set forth in this paragraph. The parties will provide each other with such cooperation as is reasonably necessary to implement the intentions of this paragraph.

3.5           Jeopardy of Insurance. Tenant shall neither do nor omit to do anything that might result in the actual or threatened reduction or cancellation of or material adverse change in insurance carried by Landlord or Tenant on the Premises. If any such insurance is actually, or threatened to be, cancelled, reduced or materially adversely changed by an insurer as a result of the use or occupancy of the Premises or any article kept in or about the Premises or any act or omission of Tenant or any person for whom Tenant is in law responsible or any occupant of the Premises, and if Tenant fails to remedy the condition or the use or occupancy giving rise to such actual or threatened cancellation, reduction or change within three (3) business days after notice thereof, Landlord may, without limiting its other remedies for the default, enter upon the Premises and remedy the condition, use or occupancy giving rise to such actual or threatened cancellation, reduction or change, and Tenant shall pay to Landlord its cost of doing so within ten (10) days following invoice, plus an administrative fee equal to ten percent (10%) of such cost. Landlord shall not be liable for any damage to either the Premises or any property located on the Premises as a result of such entry.

3.6           Dogs. Tenant shall be permitted to bring a reasonable number of non-aggressive, fully domesticated, properly licensed, fully vaccinated, and well behaved dogs, kept by Tenant’s employees as pets, into the Premises, provided and upon condition that: (a) all dogs shall be strictly controlled at all times, (b) dogs shall not be permitted to foul, damage or otherwise mar any part of the Buildings or Premises; and (c) while entering and exiting the Premises, all dogs shall be kept on leashes. Landlord may limit the number, weight, and breed of dogs that may be permitted in the Premises, and Landlord may implement other rules and regulations not inconsistent with this Section 3.6 that Landlord, in its sole discretion, deems reasonable or prudent. Tenant shall be responsible for any damage and additional cleaning costs and all other costs which may arise from the dogs' presence in the Buildings and on the Premises. Tenant shall be liable for, and hereby agrees to indemnify, defend and hold Landlord harmless from any and all claims arising from any and all acts (including but not limited to biting and causing bodily injury to, or damage to the property of, another lessee, sublessee, occupant, licensee, invitee, Landlord or an employee of Landlord) of, or the presence of, any dog in or about the Premises or the Buildings. Tenant shall promptly remove any dog waste and excrement from the Premises and Buildings. Dogs shall be strictly controlled and supervised at all times (including, without limitation, by being on leashes) by Tenant’s employees, with no less than one (1) such employee responsible for so controlling and supervising no more than two (2) dogs apiece. Within three (3) business days following Landlord’s request therefor, Tenant shall provide Landlord with reasonably satisfactory evidence showing that all current vaccinations have been received by any dogs permitted on the Premises. No dog shall be brought to the Premises if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any person on the Premises (which diseases may include, without limitation, rabies, leptospirosis and lyme disease). Tenant shall not permit any objectionable dog related noises or odors to emanate from the Premises (as determined by Landlord in its sole discretion), and in no event shall any dog be at the Premises overnight or for any extended period of time. Tenant shall install and maintain dog waste bag dispensers in outdoor areas of the Premises, and all waste generated by any dogs in or about the Premises shall be promptly removed and disposed of (on no less than a daily basis) in trash receptacles. Any areas of the Premises affected by such waste shall be immediately cleaned and otherwise sanitized. Landlord may require Tenant to permanently ban any dog from the Premises if (i) any such dog exhibits aggressive behavior, damages or destroys property in the Premises, violates specific provisions of this Section, defecates or urinates in any non-outdoor area of the Project, or defecates in any outdoor area of the Project and Tenant fails to remove such waste in accordance with the terms of this Section, and (ii) any such dog is found by Landlord in its sole but good faith discretion to be a substantial, repeated nuisance to the Premises, and, in any such event, such substantial, repeated nuisance persists after at least two (2) written notices to Tenant from Landlord in any twelve (12) month period), then Landlord may terminate Tenant’s rights under this Section. Tenant shall promptly pay to Landlord, within thirty (30) days after demand, all costs incurred by Landlord that directly result from the presence of any of dogs in the Premises. Tenant’s right provided in this Section is personal only to the original named Tenant and/or any Permitted Transferee, shall not be exercisable by any other assignee, subtenant or other transferee of or successor to any portion of Tenant’s interest under the Lease or to the Premises.

3.7              LEED Standards. Tenant shall ensure that the Buildings meet at least the standard for a “Gold” rating under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system for a campus consisting of multiple buildings. In connection with the foregoing, Tenant shall reasonably cooperate with Landlord in its submission of all filings to obtain and maintain Gold or better LEED rating for the Buildings as a campus. Tenant shall reimburse Landlord for the costs to obtain and maintain such Gold or better LEED rating for the Buildings as a campus in an amount not to exceed in the aggregate more than $40,000.00 annually, including any discounts and credit that may be applied to reduce such costs. Tenant shall not be responsible for any costs to obtain LEED Gold or better certification for the Conference Center, individually, in connection with the campus designation of the Buildings (it being acknowledged that Tenant’s sole obligation with respect to the Conference Center Alterations, as shown in the CCA Plans, will be to meet the applicable California State and local standards for energy efficiency and environmental design). All Alterations, and any lighting installed by Tenant in the Premises, shall be designed, maintained, and installed in accordance with the requirements for LEED Gold or better campus certification, as the same may change from time to time If necessary to ensure compliance with the applicable LEED standards, Tenant further agrees to engage a qualified third party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase of any Alterations, in order to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with the requirements to maintain the applicable LEED rating.

ARTICLE 4

REPAIR AND MAINTENANCE; SERVICES

4.1           Tenant Repair and Maintenance Obligations. The parties intend for this Lease to be absolutely triple net. Tenant shall be responsible for all repairs, replacements and maintenance of the Premises. Landlord shall have no obligation whatsoever to repair or maintain the Premises. Tenant shall repair and maintain the Premises in substantially the condition as exists as of the Effective Date of this Lease (and as it may be improved or altered thereafter), keep same in good order, condition and repair, and in compliance with Applicable Laws, ordinary wear and tear and casualty excepted, to the extent Tenant is not otherwise obligated to restore the same.

4.2	Condition of Premises on Surrender

4.2.1        Except as otherwise provided in this Section 4.2, upon the Termination Date, all Alterations (other than Tenant’s Trade Fixtures) shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease. On the Termination Date, Tenant shall give Landlord possession of the Premises, together with all such Alterations (other than Tenant’s Trade Fixtures), in the good, broom clean condition, free of all debris, excepting only ordinary wear and tear and damage that Tenant is not required to repair or restore under this Lease. On or prior to the Termination Date, Tenant shall also (a) remove all of Tenant’s furniture, Trade Fixtures, furnishings, equipment belonging to the Tenant, and other personal property (collectively, the “Personalty”), and (b) repair any damage caused by the removal of such Personalty. All of Tenant’s Personalty not so removed by Tenant, may be removed from the Premises by Landlord and stored, at Tenant’s sole risk and expense, and in any event, Landlord shall not be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord, upon demand, all reasonable expenses so incurred by Landlord, including the cost of repairing any damage caused by removal and storing such Personalty (collectively, “Tenant’s Property”). Any such Tenant’s Property not claimed by Tenant within sixty (60) days after Tenant’s surrender of the Premises shall, at Landlord’s option, be deemed either abandoned or conveyed by Tenant to Landlord under this Lease without further payment or credit by Landlord to Tenant. On the Termination Date, Tenant shall assign to Landlord all manufacturers’ and contractors’ warranties with respect to the Premises and the Alterations (including all fixtures therein or thereon but excluding Tenant’s Trade Fixtures) and Tenant shall use commercially reasonable efforts obtain the consent of the issuers of such warranties (which may include, without limitation, the payment of an assignment fee), to the extent that such consent is required for the assignment to Landlord.

4.2.2        Landlord, at the time required by Section 3.4.1, by written notice to Tenant may require Tenant, at Tenant’s expense, to remove any Alterations or other affixed installations that, in Landlord’s reasonable judgment, are of a nature that are not customary office or life science improvements and would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard improvements for the Permitted Use (“Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, vaults, rolling file systems, structural alterations and modifications (including any slab penetrations) other than de minimis alterations and modifications associated with connection of other improvements to the structure of the Building or relocation of demising walls provided that the same are otherwise consistent with first class life science buildings, Tenant’s signage, supplemental systems (including HVAC), vivariums, and any Cable installed by or on behalf of Tenant that is not necessary for the proper functioning of any Alterations remaining in the Premises in accordance with this Lease. Notwithstanding the foregoing, any fixtures or improvements existing within the Premises on the Effective Date, or as shown on the CCA Plans, shall not be deemed Required Removables. The Required Removables shall be removed by Tenant before the expiration or earlier termination of this Lease in accordance with Section this Section 4.2, unless otherwise directed by Landlord. Landlord shall be treated as the owner of all Alterations (but, subject to Section 4.2.1, not any of Tenant’s Property, including any trade fixtures and equipment that are installed in a manner that will not damage the Premises when removed) during the term of the Lease, including for tax and depreciation purposes, but Tenant shall have the exclusive right to use the same subject to the terms of this Lease.

4.3              Services and Utilities. Landlord shall not be obligated to furnish to the Premises any services or utilities (including, without limitation, janitorial services), and Tenant shall contract directly with the providers of all services and utilities Tenant desires to receive at the Premises, at Tenant’s sole cost and expense. Tenant shall have the right to add alternative electricity sources such as additional solar panels, the installation of which shall be subject to Section 3.4. Landlord is not responsible for the furnishing of, or any interruption, diminishment or termination of, services or utilities, whether due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, or utility interruptions, and no such interruption, diminishment, or termination shall render Landlord liable to Tenant, give rise to an abatement of Rent, or relieve Tenant from the obligation to fulfill any covenant or agreement. Except as expressly set forth in Article 9, below, Landlord shall in no event be required under any provision of this Lease or applicable Law to maintain or repair or to make any alterations, rebuildings, replacements, changes, additions or improvements on or off the Premises during the Term of this Lease. Tenant acknowledges that it shall be responsible for providing and procuring all other services necessary to its operations in and on the Premises. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Buildings, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or mortgage lender under California Public Resources Code §25402.10 or any similar law. Further, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1932(1), 1933(4), 1941 and 1942 of the California Civil Code or any similar or successor laws now or hereinafter in effect. At Landlord’s request, Tenant shall provide Landlord information regarding Tenant’s energy usage at the Premises from time to time (provided that Landlord shall hold such information confidential to the extent Landlord is not required to disclose such information pursuant to Applicable Law, nothing in this sentence being deemed to prohibit Landlord from utilizing such information to make public statements about the sustainability profile or “green” nature of Landlord, or Landlord’s affiliates, properties).

ARTICLE 5
ASSIGNMENT AND SUBLETTING

5.1	General Prohibition on Transfers.

5.1.1        Transfers Generally. Tenant shall not, directly or indirectly, make a Transfer (as defined below), without Landlord’s consent, except as expressly set forth in this Article 5, and any purported Transfer that does not comply with the provisions of this Article 5 shall, at Landlord’s option, be deemed an Event of Default by Tenant and shall be voidable by Landlord. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, and all other remedies, including any right at law or equity to terminate this Lease in connection with Landlord’s withholding its consent to any Transfer, on its own behalf and on behalf of the proposed transferee. Landlord shall not unreasonably withhold, condition, or delay its consent to an assignment of this Lease or any sublet of the Premises, subject to the terms and conditions of this Article 5. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed Transferee (defined below) (a) is a governmental entity, (b) is incompatible with the character of occupancy of a first class life sciences buildings, (c) is an entity with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits, (d) would subject the Premises to a use that would: (i) involve increased personnel or wear upon the Buildings in a manner inconsistent with first-class life science buildings; (ii) require any addition to or material modification of the Premises or the Buildings in order to comply with building code or other governmental requirements; or (iii) involve a violation of the Permitted Use clauses of this Lease, or (e) if there is any other reasonable ground not stated above for withholding consent.

(a)            “Clients and Business Partners” means persons or entities who are not employees or agents of Tenant or its Affiliates but are occupying or using portions of the Premises and are either (i) performing services for Tenant as subcontractors under Tenant's contracts, (ii) personnel employed by persons or entities for whom Tenant is performing services on a contractual basis, or (iii) personnel employed by persons or entities with whom Tenant is engaged in a joint venture or joint teaming effort.

(b)           “Office Sharing” means the use of portions of the Premises by Clients and Business Partners, if, with respect to such Clients and Business Partners, such use is in connection with the services being provided to Tenant by the applicable Clients and Business Partners, the services being provided to the applicable Clients and Business Partners by Tenant, or the services being jointly provided by Tenant and the applicable Clients and Business Partners.

(c)           “Transfer” means any assignment, pledge, mortgage, charge, debenture (floating or otherwise), hypothecation, encumbrance, lien attaching to, collateral assignment, or other transfer of this Lease or the leasehold created hereby, or any sublet or other transfer of any portion of the Premises, or any Interest Transfer (as defined below), in any case whether voluntarily, by operation of law, or otherwise, or permitting the Premises to be used or occupied by anyone other than Tenant.

(d)           “Transferee” means the party to which a Transfer is made.

(e)           “Interest Transfer” means if Tenant is a corporation, trust, partnership, limited liability company or other entity, (i) the transfer of a Controlling Interest or a majority of the voting stock, beneficial interest, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) or (ii) the sale, mortgage, hypothecation, or pledge of more than 50% of Tenant’s net assets. A “Controlling Interest” means the effective control over the management of such entity.

5.1.2        Consent Requests. If Tenant desires to effect a Transfer and such Transfer requires Landlord’s consent, then Tenant shall give to Landlord Notice thereof at least thirty (30) days, but not more than sixty (60) days, prior to the proposed effective date of the Transfer, which Notice shall include (a) the name and address of the proposed Transferee, (b) the relevant terms of the Transfer, (c) copies of financial reports and other relevant financial information for the proposed Transferee, (d) information regarding the nature of the business the proposed Transferee intends to operate in the Premises and how long the proposed Transferee has operated such business, (e) a fully executed copy of the proposed assignment, sublease, or other document to be used to effect the Transfer (the “Transfer Document”), and (f) payment to Landlord of One Thousand and No/100 Dollars ($1,000.00) as a transfer review fee. In addition, Tenant shall reimburse Landlord for any third-party expenses reasonably incurred by Landlord in connection with the review, inspection, and coordination of Tenant’s request for Landlord’s consent to a Transfer, not to exceed $5,000 per request (which amount shall be increased by the same percentage as the Index as of each Adjustment Date). Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer. If Landlord’s consent is required with respect to a Transfer, and Landlord fails to respond to Tenant’s request for consent within thirty (30) days of Tenant’s request and submission of the documents required by this Section 5.1.2, Tenant may send a second written request, which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES TENANT’S SECOND NOTICE OF ITS REQUEST FOR CONSENT TO A TRANSFER PURSUANT TO SECTION 5.1.2 OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S CONSENT TO THE REQUESTED TRANSFER.” If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant’s request for the applicable Transfer shall be deemed approved. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or in equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed transferee.

5.1.3        Permitted Transfer. Notwithstanding anything in this Article 5 to the contrary, Tenant may assign its interest in this Lease or sublease all or any part of the Premises (each a “Permitted Transfer”) to a Permitted Transferee (defined below) with notice to Landlord (delivered prior to the Transfer, or in the event Tenant is prohibited from doing so by Applicable Laws or contractual obligations, then as soon as reasonably practical) but without Landlord’s prior written consent; provided, that (i) with respect to a Permitted Transfer involving an assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer (unless such prior delivery is prohibited by Applicable Laws, in which event Tenant shall deliver such assumption agreement as soon as allowed), (ii) the Permitted Transferee shall use the Premises only for the Permitted Use, (iii) the use of the Premises by the Permitted Transferee shall not violate any other agreements or leases affecting the Property, (iv) the occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfer, (v) the Permitted Transferee shall satisfy the Credit Requirement (defined below), and (vi) Tenant shall have given Landlord written notice at least thirty (30) day before such Transfer (unless such notice is prohibited by applicable Law, in which event Tenant shall give such notice within ten days following such Transfer). As used herein, (A) “Affiliate” means any person or entity who or which controls, is controlled by, or is under common control with Tenant, (ii) a corporation or other entity which shall be a wholly owned subsidiary of the Tenant, (iii) the parent corporation or other entity that wholly owns Tenant, or (iv) a subsidiary of such parent corporation or other entity that wholly owns Tenant, or a corporation or other entity having a majority of its ownership in common with the ownership of Tenant, or (v) a Successor corporation, limited liability company or other entity; (B) “Successor” means any (i) business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations under this Lease are assumed by the Successor, or (ii) the successor or surviving corporation or other entity in the event of a merger or consolidation of the Tenant with another corporation, so long as Tenant’s obligations under this Lease are assumed by the Successor; (C) “Purchaser” means any person or entity who or which acquires all or substantially all of the assets or equity interests of Tenant; (D) “Permitted Transferee” means an Affiliate, Successor or Purchaser. The “Credit Requirement” shall be deemed satisfied if, as of the effective date of the Permitted Transfer, the resulting tenant under this Lease meets or exceeds all of following minimum criteria immediately following the Transfer: (i) cash on hand equal to at least Two Billion Dollars ($2,000,000,000) according to the Permitted Transferee’s most recent financial statement, determined in accordance with generally accepted accounting principles (“GAAP”), (ii) outstanding debt of not more than sixty (60%) of the Permitted Transferee’s available cash on hand (as determined pursuant to the foregoing subsection (i) according to the Permitted Transferee’s most recent financial statement, determined in accordance with GAAP, and (iii) a market capitalization equal to at least Five Billion Three Hundred Million Dollars ($5,300,000,000).

5.2	Other Permitted Transfers.

5.2.1        Office Sharing. Notwithstanding anything in this Article 5 to the contrary, provided no Event of Default has occurred and is continuing, Tenant may, without Landlord’s consent but upon at least ten (10) days’ prior notice to Landlord, permit up to ten percent (10%) of the total leasable area of the Premises to be used for Office Sharing by Clients and Business Partners, without the same constituting a Transfer. Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor, as to the approximate amount of Office Sharing by Clients and Business Partners and to certify to Landlord that such use or occupancy constitutes Office Sharing by Clients and Business Partners and does not constitute a sublease, assignment or other leasehold interest. Notwithstanding the foregoing, Tenant shall not have the right to engage in Office Sharing with respect to any particular Clients and Business Partners as aforesaid if such Clients and Business Partners are engaged in a business, or the Premises will be used in a manner, that is inconsistent with the Permitted Use. For purposes of this Lease, the acts or omissions of the employees or other personnel of Clients and Business Partners shall be deemed to be the acts or omissions (as applicable) of Tenant. Upon Landlord’s request, Clients and Business Partners who are Office Sharing shall provide to Landlord satisfactory evidence of insurance covering their activities within the Premises.

5.3           Non-Transfers. For so long as Tenant is a corporation whose ownership equity is available through the free trade of shares of stock on nationally recognized stock exchanges or over-the-counter (OTC) markets that are subject to the oversight of the United States Securities and Exchange Commission (a “Public Company”), any transfer of Tenant’s equity interests (or those of its Affiliates) whatsoever shall not be deemed a Transfer under this Lease and, for the avoidance of doubt, shall not require Landlord’s consent.

5.4           Conditions to Effectiveness. As conditions precedent to any Transfer becoming effective and binding on Landlord:

5.4.1        except as otherwise specified herein, prior to the proposed effective date of the Transfer, Tenant shall give to Landlord a copy of the fully executed Transfer Document, which shall (i) be in form and substance reasonably acceptable to Landlord, and (ii) for an assignment of this Lease, contain Transferee’s express assumption of Tenant’s obligations under this Lease and waivers by Tenant, for the benefit of Landlord, of all applicable suretyship defenses (unless such prior delivery is prohibited by Applicable Laws, in which event Tenant shall deliver such documents as soon as allowed); and

5.4.2        as of the proposed effective date of the Transfer, there shall exist no Event of Default.

5.5	Miscellaneous.

5.5.1          Notwithstanding any Transfer, permitted or otherwise, including without limitation a Permitted Transfer, (a) Tenant shall not be released and shall at all times remain directly, primarily, and fully responsible and liable for the payment of Rent and for compliance with all of the other obligations to be performed by Tenant under the terms, provisions and covenants of this Lease, and (b) if any Transferee defaults under this Lease, then Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee. Notwithstanding the foregoing, Tenant shall be automatically released from all liability under the Lease accruing from and after the date of a Transfer if the Transfer is a Permitted Transfer that is a merger or consolidation whereby the named Tenant herein is not the surviving entity; provided, however, as conditions of the foregoing release: (i) the surviving entity shall assume, either expressly or by operation of law, all of the obligations of the preceding entity for liabilities accruing before and after the Transfer, and (ii) the surviving entity must retain ownership of substantially all of the assets of the preceding entity.

5.5.2        Upon the occurrence of an Event of Default, if all or any portion of the Premises is then subject to one or more subleases, then Landlord, in addition to any other remedies provided in this Lease or at law or in equity, may collect directly from the subtenants under such subleases all rents due and becoming due to Tenant or a Transferee under such subleases and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

5.5.3        Except for any Permitted Transfer, if the proposed Transfer is an assignment or a sublease of more than seventy five percent (75%) of the Premises for a term longer than seventy five percent (75%) of the then remaining Term, then Landlord shall have the right in its sole and absolute discretion to terminate this Lease by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's notice requesting consent to the Transfer. If Landlord elects to terminate this Lease, Tenant may withdraw its notice requesting consent to the Transfer by providing written notice within five (5) business days after Landlord’s termination (with time being of the essence), in which case Landlord’s termination shall be negated, and the Lease shall continue pursuant to its terms. If Landlord elects to terminate this Lease, then Tenant shall tender the Premises to Landlord in the condition required by this Lease at the end of the Term, and this Lease shall terminate, on the proposed effective date of the requested Transfer, and Tenant shall have no further obligations under this Lease except for those accruing prior to the termination date and those that, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

5.5.4        Except for a Permitted Transfer, in the event, if any, that (i) all rent and other consideration that Tenant receives as a result of a Transfer exceeds (ii) the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer (allocated on a per square foot basis), then Tenant shall, at Landlord’s election, pay to Landlord an amount equal to fifty percent (50%) of such excess, from time to time on a monthly basis upon Tenant’s receipt of such excess; provided that in determining any such excess, Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant in connection with such Transfer, except that any construction costs incurred by Tenant in connection with such Transfer shall be deducted on a straight-line basis over the term of the applicable Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

5.5.5        Without limiting Landlord’s right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises that provides for rent or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises..

5.5.6        This Section 5.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
INDEMNIFICATION; RELEASE; INSURANCE

6.1	Indemnification and Release.

6.1.1        To the extent permitted by Applicable Law, Tenant shall protect, indemnify, release, defend and hold Landlord (and the Landlord Parties) harmless from and against any and all Claims to the extent caused by or incurred by reason of: (a) any damage to any property (including the property of Landlord), or any injury (including death) to any person, occurring in, on, or about any portion of the Premises, except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties; (b) any Alterations, work, or other thing done by Tenant or any Tenant Parties in or about any portion of the Premises, or from transactions of Tenant concerning any portion of the Premises; (c) Tenant’s failure to comply with any Applicable Laws; (d) any breach or default by Tenant of any representation, covenant or other term of this Lease; provided that Tenant shall not be obligated to so indemnify Landlord to the extent any such matter arises from, or is caused by, the willful misconduct or gross negligence of Landlord or the Landlord Parties; or (e) Tenant’s use and occupancy of the Premises. Tenant’s agreement to indemnify, defend and hold the Landlord and the Landlord Parties (the “Indemnitees”) harmless is conditioned upon the Indemnitees (i) providing written notice to Tenant of any claim, demand or action arising out of the indemnified activities within thirty (30) days after Landlord has actual knowledge of such claim, demand or action, provided that the failure to so notify Tenant will not relieve Tenant of its obligations hereunder except to the extent such failure has actually materially prejudiced Tenant; (ii) permitting Tenant to assume full responsibility to investigate, prepare for and defend against any such claim or demand, subject to Landlord’s reasonable approval of any counsel used in the defense of such claim or demand; (iii) assisting Tenant, at Tenant’s expense, in the reasonable investigation of, preparation of and defense of any such claim or demand; and (iv) not settling such claim or demand that would result in a payment in excess of $100,000 (individually or in the aggregate) without Tenants’ prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. “Claims” mean claims, demands, losses, penalties, fines, liabilities, actions (including informal proceedings), settlements, judgments, damages, reasonable costs, and reasonable expenses (including reasonable attorneys’ fees and consultants’ fees, court costs, and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, incurred or suffered by, or asserted against, the party in question.

6.1.2        Tenant hereby releases Landlord and the Landlord Parties from any and all liability for any loss or claim, including all economic losses and all consequential and indirect losses, as a result of loss, damage or injury to the property and persons of Tenant and its employees, as a result of any occurrence in, upon or at the Premises or the occupancy or use by the Tenant of the Premises, including damage to the Building or loss of access to the Premises, whether or not such loss or claim may have arisen out of the acts, omissions or negligence of Landlord, the Landlord Parties or those for whom Landlord or the Landlord Parties are in law responsible. Except with respect to Sections 1.3 and 3.3.4, Landlord hereby releases Tenant from any and all liability for consequential or special damages, including lost profits (which shall not limit the rights and remedies of Landlord expressly provided in this Lease).

6.2	Insurance.

6.2.1        Landlord’s Insurance. Landlord shall obtain and keep in force throughout the Term the following coverages in the following amounts: (a) commercial general liability insurance on an “occurrence” basis on the current ISO CG 00 01 occurrence form or its equivalent with a deductible reasonably acceptable to Landlord with a limit of not less than $5,000,000 per occurrence, (b) property damage insurance covering the core and shell of the Buildings and structural elements of other improvements situated upon the Premises on a replacement cost basis against loss or damage as provided by the standard fire and extended coverage policy, including, without limitation, earthquake and terrorism, and all other risks of direct physical loss as insured against under a special extended coverage endorsement in amounts and with a deductible determined by Landlord in its commercially reasonable discretion, (c) boiler and machinery insurance on a repair or replace basis, (d) business interruption insurance with respect to insurance required under (b) and (c) above with an indemnity period determined by Landlord, and (e) any such other insurance as Landlord’s lender may require. Tenant shall provide Landlord with such information from time to time as Landlord may reasonably require in connection with Landlord’s determination of the insurance required pursuant to clause (b), above.

6.2.2        Tenant’s Insurance. Tenant shall procure and maintain during the Lease Term, at its sole cost and expense, a policy or policies of insurance protecting Landlord and Tenant against each of the following:

(a)           Commercial general liability insurance with respect to the operations of Tenant insuring against bodily injury or death and property damage in amounts (i) not less than $10,000,000 in the aggregate,(ii) not less than $2,000,000 per occurrence and (iii) not less than $10,000,000 of excess umbrella liability insurance. Such insurance shall contain separation of insured clauses and separation of insureds, with Landlord and any third party now or hereafter providing financing to Landlord where such third party has a security interest in the Premises under such financing shall be included as additional insureds. Tenant may satisfy the foregoing limits through any combination of primary and umbrella/excess policies, provided the combined total coverage is not less than $20,000,000 in the aggregate. The amount of such commercial general liability insurance shall be increased from time to time as Landlord may reasonably determine. All such bodily injury and property damage insurance shall insure Tenant’s exposure with respect to the indemnity agreement as to personal injury or property damage contained in Section 6.1 herein.

(b)           Insurance covering Tenant’s construction, alterations, additions or improvements permitted herein (other than the core and shell of the Buildings and structural elements of other improvements), existing tenant improvements, trade fixtures and personal property, in an amount not less than 100% of their full replacement cost from time to time during the Lease Term, providing protection on an all risk basis, including, without limitation, coverage for earthquakes, for the repair or replacement of the property damaged or destroyed.

(c)           Pollution Legal Liability that provides first party coverage for clean-up costs and third party coverage for bodily injury and property damage resulting from pre-existing and future contamination conditions, of at least Five Million Dollars ($5,000,000.00) per pollution event; such coverage shall specifically include this lease as an insured contract.

(d)           The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. All policies of insurance to be provided by Tenant shall be issued by insurance companies, with general policy holder's rating of not less than A and a financial rating of not less than Class VIII as rated in the most current available "Best's" Insurance Reports, and admitted to do business in the State of California. Such policies shall be issued in the name of Tenant, with Landlord, Landlord’s managing agent, lenders, and any other party designated by Landlord (“Additional Insured Parties”) included as an additional insured. Tenant’s property insurance and any builder’s risk policy carried by Tenant or its contractors shall identify Landlord or, at Landlord’s direction, Landlord’s lender, as a loss payee. The full replacement cost of improvements under Tenant’s property insurance may be designated by Landlord in the good faith exercise of Landlord's judgment. In the event that Tenant does not agree with Landlord's designation, Tenant shall have the right to submit the matter to an insurance appraiser reasonably selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal, and if said report discloses that the improvements are not insured as therein required, Tenant shall promptly obtain the insurance required. The policies provided by Tenant shall be for the mutual and joint benefit and protection of Landlord and Tenant, and certificates of insurance shall be delivered to the Landlord within ten (10) days after the Lease Commencement Date and, thereafter, within thirty (30) days after to the expiration of the term of each such policy. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 6.2.2 showing that the Additional Insured Parties are named as additional insureds (with respect to the applicable policies). Upon the expiration or termination of any such policy, renewal or additional policies shall be procured and maintained by the Tenant to provide the required coverage. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will provide Landlord with thirty (30) days’ notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). Notwithstanding the foregoing, if the foregoing requirement that the insurance company provide prior notice to Landlord of cancellation or material change of the applicable policy cannot reasonably be obtained based on then-prevailing insurance industry practices, Tenant shall so advise Landlord of such unavailability and shall instead shall use reasonable efforts to cause its insurer to provide Landlord, and in any event Tenant shall provide Landlord with, notice of any such cancellation of any of Tenant’s insurance policies. All of Tenant’s commercial general liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant agrees that if, after the Commencement Date, Tenant does not take out and maintain the insurance required under this Section 6.2, Landlord may (but shall not be required to) procure, and thereafter maintain, said insurance on Tenant's behalf, and any costs or expenses incurred by Landlord in connection therewith, plus an administration fee of ten percent (10%) of the cost, shall promptly be paid by Tenant to Landlord as Additional Rent.

(e)           Notwithstanding anything to the contrary, Tenant's obligation to carry the insurance described in this Section 6.2.2 may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Tenant, provided that (i) Landlord will be an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. In the event of any Claims covered by Tenant’s insurance, Tenant shall, within 10 days following Landlord’s written request, provide Tenant with copies of the applicable insurance policies carried by Tenant pursuant to this Lease.

6.2.3        Release of Subrogation Rights. Tenant and Landlord each hereby releases the other from liability and waives all right to recover against the other for any loss from perils insured against under their property insurance policies, including any extended coverage and special form endorsements to said policies; provided, however, this Section 6.2.3 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect of invalidating any insurance coverage of Landlord or Tenant. Tenant and Landlord’s property damage policies shall contain, if available, a waiver of subrogation clause.

6.2.4        Insurance for Alterations. During the performance of any Alterations by Tenant, (a) the insurance required under this Section 6.2 shall extend to all of Tenant’s consultants and contractors (and subcontractors of any tier) and shall include injuries to persons and damage to property arising in connection with such Alterations and (b) Tenant shall also maintain such other insurance as Landlord may reasonably require, including all-risk builder’s insurance, each of which policies shall name Landlord and Landlord’s lender as additional insureds and loss payees. Tenant shall give to Landlord copies of the policies of such insurance prior to commencing construction of such Alterations.

ARTICLE 7
THIRD PARTIES

7.1           Subordination, Attornment and Non-Disturbance. This Lease shall be automatically subject and subordinate at all times to the lien of any first priority mortgages or deeds of trust on, against, or affecting any portion of the Premises, or Landlord’s interest or estate in any portion of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions thereof (each, a “Mortgage”); provided that, as a condition precedent to such subordination, Tenant must receive a fully executed subordination, non-disturbance and attornment agreement substantially in the form attached as Exhibit E hereto, or in such other commercially reasonable form as required by Landlord’s Mortgagee (as hereinafter defined) (a “SNDA”) from any current and future encumbrance holder (each, a “Mortgagee”) with such changes as reasonably requested by Tenant. Landlord shall request a SNDA from each present and any future Mortgagee seeking to subordinate this Lease to the lien of its Mortgage and deliver the same to Tenant. In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that, subject to the terms of any SNDA between Tenant and such Mortgagee (which shall govern in the event of any conflicts with the provisions of this Section 7.1), Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment that may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease arising from and after such succession, but only to the extent of Mortgagee’s, or such successor’s, interest in the Premises as provided in Article 12), (iii) any then-exercisable credits, claims, setoffs or defenses that Tenant may have against Landlord, or (iv) any obligation to provide tenant improvements allowances or perform tenant improvements to be provided by Landlord hereunder.

7.2           Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in this Lease, before exercising any right (a) of offset, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent under this Lease or (b) to terminate the Lease or to claim a partial or total eviction, in each case arising from Landlord’s default under this Lease, (i) Tenant shall provide to each Mortgagee whose name and address has been furnished in writing to Tenant with written notice of the default by Landlord giving rise to same, and (ii) Mortgagee shall have a period of thirty (30) days after the last date on which Landlord could have cured such default within which such Mortgagee will be permitted, but not be obligated, to cure such default. If such default cannot be cured within such thirty-(30)-day period, then such Mortgagee shall have such additional time as may be necessary to cure such default, if prior to the end of such thirty-(30)-day period such Mortgagee has commenced and is diligently pursuing such cure or the remedies under the Mortgage necessary for Mortgagee to be able to effect such cure, in which event Tenant shall have no right with respect to such default while such cure and remedies are being diligently pursued by such Mortgagee. Notwithstanding the foregoing, such Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any default by Landlord. In addition, as to any default by Landlord the cure of which requires possession and control of the Premises, provided that such Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such default within the period permitted by this Section 7.2, such Mortgagee’s cure period shall continue for such additional time as such Mortgagee may reasonably require to either: (A) obtain possession and control of the Premises with due diligence and thereafter cure the default with reasonable diligence and continuity; or (B) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.3           Sale of the Premises. Subject to the provisions of Article 11, if Landlord sells or conveys the Premises, such sale or conveyance shall release Landlord from any liability from and after such sale or conveyance upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant (to the extent such liability is expressly assumed by such transferee), and in such event, Tenant agrees to look solely to the successor-in-interest of Landlord in and to this Lease with respect to such liabilities that are incurred from and after such sale or conveyance. In the event Landlord enters into a purchase and sale agreement for the sale or conveyance of the Premises, in the event such purchaser is an entity engaged primarily in the business of research, development, manufacturing, sale, or marketing of a biopharmaceutical product (a “Pharma Competitor”), then the Pharma Competitor shall execute a non-disclosure and confidentiality agreement substantially in the form attached hereto as Exhibit F; provided, however, that Tenant shall negotiate in good faith in the event the Pharma Competitor wishes to deviate from the form attached as Exhibit F. Except as set forth in this Section 7.3, this Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee. Landlord shall transfer or deliver the Security Deposit to Landlord’s successor-in-interest and thereupon Landlord shall be discharged from any further liability with regard thereto.

7.4           Estoppel Certificates. Within ten (10) business days after Landlord’s written request, Tenant shall execute and deliver to Landlord and any of Landlord’s then existing or prospective lenders, investors, or purchasers of any portion of the Premises, a certificate substantially in the form attached as Exhibit C, or in such other commercially reasonable form and containing such other information as Landlord or any such lenders, investors, or purchasers, may reasonably require. Any certificate delivered in accordance with this Section 7.4 may be relied upon by any such lender, investor, or purchaser. Within ten (10) business days after Tenant’s request, Landlord shall execute and deliver to Tenant and any of Tenant’s then existing or prospective lenders, investors, or purchasers, a statement in writing certifying that Tenant is in possession of the Premises under the terms of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and setting forth such modifications), stating the dates to which rent has been paid, and either stating that no defaults exist hereunder, or specifying each such default of which Landlord may have knowledge, and such other matters as may be reasonably requested by Tenant.

7.5           Liens. Tenant shall, within fifteen (15) business days of written notice of filing, discharge (either by payment or by filing of the necessary bond, insure over, or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against any portion of the Premises that arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance (either by payment or by filing of the necessary bond, insure over or otherwise) then, such failure shall be an Event of Default under this Lease and, in addition to any other right or remedy of Landlord, Landlord may discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid together with interest thereon at the rate set forth in Section 2.3 from the date of payment. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant may contest any lien (and Landlord shall not discharge such lien at Tenant’s expense for so long as Tenant is diligently pursuing such contest) if (i) such lien is the subject of a bona fide dispute in which Tenant is contesting the amount or validity thereof, (ii) Tenant notifies Landlord in writing of such dispute, (iii) Tenant has or establishes unrestricted cash reserves to in an amount equal to 125% of (x) the amount of Tenant’s obligations being contested plus (y) any additional interest, charge or penalty arising from such contested lien and (iv) such lien is fully bonded by Tenant to the reasonable satisfaction of Landlord and any Mortgagee.

ARTICLE 8

EVENTS OF DEFAULT & REMEDIES

8.1	Events of Default. “Event of Default” means any of the following:

(a)           Tenant fails to pay when due any Rent, and such failure continues for five (5) business days after Landlord delivers to Tenant notice thereof; provided, however, Landlord shall not be required to provide prior notice of Tenant’s failure to pay any recurring obligation to pay any Base Rent or any monthly payment of estimated Taxes or Insurance Expenses more than twice during any twelve (12) month period, after which Tenant’s failure to pay such amount shall be an Event of Default if Tenant fails to pay the amount when due and such failure continues for five (5) business days after the due date;

(b)           except as otherwise provided in this Lease, Tenant fails to comply with any term, provision, or covenant of this Lease and such failure continues for thirty (30) days after Landlord gives to Tenant Notice thereof (but if such failure is curable but cannot reasonably be cured during such 30-day period, and if Tenant has commenced such cure promptly and in any case within such 30-day period and thereafter has diligently pursued such cure to completion, then such 30-day period shall be extended to ninety (90) days);

(c)           Tenant fails to obtain and keep in force at all times any insurance required under this Lease, and such failure continues for five (5) days after Landlord gives to Tenant Notice thereof;

(d)           Tenant fails to deliver to Landlord, within fifteen (15) business days after Landlord gives Tenant Notice thereof, any instrument or assurance required under this Lease;

(e)           The filing by Tenant in any court pursuant to any statute or petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver or all of a portion of Tenant’s property the filing against Tenant of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or of any property of Tenant, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant, if such proceeding shall not be dismissed or trusteeship discontinued within sixty (60) days of commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy Laws, for the purpose of landlord pursuing its rights and remedies against Tenant;

(f)            Tenant’s failure to cause to be released any mechanics liens filed against the Premises within twenty (20) days after the date Tenant is notified that the same shall have been filed or recorded, subject to Tenant’s right to dispute liens as set forth in Section 7.5;

(g)           Abandonment of the Premises pursuant to California Civil Code Section 1951.3, or failure by Tenant or a transferee permitted pursuant to Article 5 to occupy at least sixty percent (60%) of the Premises for a period of ninety (90) consecutive days or more for any reason other than restoration following a casualty or condemnation, Force Majeure affecting Tenant’s ability to operate within the Premises, and temporary cessations in order to complete Alterations in accordance with this Lease, provided that it shall not be deemed to be a failure to occupy for purposes of this clause (ii) if the applicable portion of the Premises remains fully furnished with the necessary equipment to conduct business operations consistent with the Permitted Use as it was undertaken prior to such failure to occupy, with regular repair, maintenance, and cleaning occurring in accordance with the terms of this Lease, no other Event of Default has occurred, and Tenant is actively marketing the applicable portion of the Premises for sublease (or marketing this Lease for assignment);

(h)           Tenant’s failure to provide a SNDA within the period required by Section 7.1 or Tenant’s failure to provide a certificate within the time period required by Section 7.4 and such failure continues for five (5) business days after Landlord delivers to Tenant notice thereof;

(i)            Tenant performs a Transfer in violation of Article 5, or

(j)            If Landlord elects, in its sole discretion, the occurrence of any “Event of Default” under the Companion Lease.

8.2	Remedies.

8.2.1        Upon Event of Default. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any Notice or demand whatsoever (except as expressly provided herein), concurrently or consecutively and not alternatively (in addition to any other remedies available to Landlord at law or in equity), all of which remedies shall be distinct, separate and cumulative:

(a)           Termination. Landlord may terminate this Lease upon notice to Tenant, in which event Tenant shall vacate the Premises immediately and deliver possession of the Premises to Landlord in the condition which Tenant is required to surrender the Premises at the expiration of the Term (Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ under Applicable Laws, including, without limitation, California Code of Civil Procedure Sections 473 and 1179, and California Civil Code Section 3275), and if Tenant fails to do so, then Landlord may, after due process of law, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof, without being liable for prosecution or any claim or damages therefor. Upon termination of the Lease as provided in this Section, Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, attorneys’ fees, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law. The term “rent” as used in this Section 8.2.1(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, including, without limitation, late charges and interest. As used in Sections 8.2.1(a)(i) and (ii), the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 2.4 above, but in no case greater than the maximum amount of such interest permitted by Applicable Law. As used in Section 8.2.1(a)(iii), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease. Tenant shall instead remain liable for all unpaid Rent and for all such expenses. This paragraph is expressly intended to afford Landlord the remedies provided for in California Civil Code § 1951.2.

(c)           Possession. Landlord may re-enter the Premises without terminating this Lease by Notice to Tenant and sublet the whole or any part thereof for the account of Tenant upon as favorable terms and conditions as the market will allow; provided, however, that Tenant shall have not less than thirty (30) days following such re-entry to remove Tenant’s Personalty from the Premises. In the latter event (a) Landlord shall have the right to collect any Rent which may thereafter become due and payable under such sublease and to apply the same first, to the payment of any expenses incurred by Landlord in dispossessing Tenant and in subletting the Premises, and second, to the payment of the Rent herein reserved and to the fulfillment of Tenant’s other covenants hereunder, and (b) Tenant shall be liable for amounts equal to the Rent as the same would under the terms of this Lease become due, less any amounts actually received by Landlord and applied on account of Rent as aforesaid. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease due to any Event of Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover all Rent as it becomes due.

(d)          Subleases of Tenant. Whether or not Landlord elects to terminate this Lease, Landlord may terminate any and all subleases or other consensual arrangements for possession or occupancy of the Premises entered into by Tenant or any subtenant of Tenant, or may succeed to Tenant’s or Tenant’s subtenant’s interest in such subleases or other arrangements. If Landlord elects to succeed to Tenant’s or Tenant’s subtenant’s interest in any such subleases or other arrangements, then as of the date of Notice by Landlord of such election (i) Tenant shall have no further right to, or interest in, the rent or other consideration receivable thereunder, and (ii) any sublessee or other occupant of the Premises shall attorn to and recognize Landlord as its landlord.

(e)           Right to Perform Tenant’s Covenants. If Tenant shall at any time fail to pay any Taxes or to take out, pay for, maintain or deliver any of the insurance provided for in this Lease, or shall fail to make any other payment or perform any obligation under this Lease, and such failure continues beyond applicable notice and cure periods (or without any notice and right to cure where required to protect life or property), then Landlord may, without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, pay any such Tax, effect any such insurance coverage and pay premiums therefor, and make any other payment or perform any other act which Tenant is obligated to perform under this Lease, in such manner and to such extent as Landlord shall, in its sole discretion, deem necessary. In exercising any such rights, Landlord may pay necessary and incidental costs and expenses including reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the Interest Rate, shall be payable to Landlord on demand. If Landlord incurs any third-party expenses to cure a breach of any non-monetary obligation of Tenant, Tenant shall also pay an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. Landlord shall have no obligation to perform on Tenant’s behalf and if Landlord does so, Landlord shall not be liable to Tenant for any damage resulting from its actions.

(f)            Other Remedies. In addition to the remedies set forth in this Lease, Landlord shall have all other remedies provided by law or statute to the same extent as if fully set forth herein word for word (including, without limitation, the right to enforce Tenant’s specific performance of each and every covenant, condition and other provisions of this Lease). No remedy herein conferred upon, or reserved to Landlord shall exclude any other remedy herein or by law provided, but each shall be cumulative.

8.2.2        Form of Payment Following Event of Default. Following the occurrence of a monetary Event of Default, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord under this Lease, whether relating to the Event of Default in question or otherwise, be paid in the form of wire transfer or immediately available funds, or by other means approved by Landlord, notwithstanding any prior acceptance by Landlord of payments from Tenant in any different form.

8.2.3        Mitigation of Damages. Except as required by law, Landlord shall have no obligation to mitigate its damages. If Landlord is required by law to mitigate its damages under this Lease, then (a) Landlord shall be required only to use reasonable efforts to so mitigate, which shall not exceed such efforts as commercial landlords generally use to lease similar premises in the vicinity of the tri-city area (Oceanside, Carlsbad and Vista) of the State of California; (b) Landlord shall not be deemed to have failed to so mitigate if Landlord leases less than all of the Premises; and (c) Landlord’s failure to so mitigate shall only reduce the Rent to which Landlord is entitled. Tenant acknowledges that Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below published rates for new leases of similar premises in the vicinity of the tri-city area (Oceanside, Carlsbad and Vista) of the State of California at the time in question, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to so mitigate.

8.2.4        Waiver of Right of Redemption. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases any rights under any law now or hereafter existing to redeem or reinstate this Lease or Tenant’s right of occupancy of the Premises after termination of this Lease, including, without limitation, any and all rights conferred by Section 3275 of the Civil Code of California and by Sections 1174(c) and 1179 of the Code of Civil Procedure of California..

8.2.5        Reimbursement of Expenses. In the case of termination of this Lease pursuant to this Section 8.2, Tenant shall reimburse Landlord for all expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including legal fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); all of Landlord’s then unamortized costs of any work allowances provided to Tenant for the Premises; and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

8.2.6        Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or Applicable Law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage that Landlord has suffered.

8.3          Landlord Default. If Landlord shall fail to perform any material obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant or, if such failure is curable but cannot reasonably be cured during such 30-day period, such additional time as it would reasonably take to cure. If Landlord shall fail to cure within the time permitted for cure herein, Landlord shall be liable to Tenant for those actual damages sustained by Tenant as a result of Landlord’s default and Tenant shall also have the right to pursue injunctive relief against Landlord, to the extent available under Applicable Laws. Except as may be expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. In no event shall Landlord or any Landlord Related Party ever be liable to Tenant for loss of profits, loss of business, or indirect or consequential damages suffered by Tenant from whatever cause.

8.4          Non-Waiver. The failure of Landlord to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein. The performance of each and every term, covenant, condition and agreement to be performed by Landlord pursuant to this Lease shall not be a condition precedent to Landlord’s right to collect Rent or to enforce this Lease. Further, pursuant to the requirements of California Code of Civil Procedure Section 1161.1(c), Tenant is hereby placed on actual notice that Landlord’s acceptance of Rent shall not constitute a waiver by Landlord of (a) any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted; or (b) any of Landlord’s rights, including, without limitation, any rights Landlord may have to recover possession of the Premises or to sue for any remaining Rent owed by Tenant.

ARTICLE 9

CASUALTY & CONDEMNATION

9.1	Casualty.

9.1.1        Generally. Subject to Section 9.1.2 below, if the Premises are damaged by fire, the elements or other casualty (collectively a “Casualty”), Tenant shall promptly notify Landlord of the same. Except as expressly set forth below, this Lease shall not terminate in the event of damage to the Premises by other casualty, nor any other obligation of Tenant hereunder be abated or affected in any way. If all or any portion of the Premises becomes untenantable or inaccessible by a Casualty, Landlord shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the affected portion of the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Section, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease, which shall constitute an express agreement between the parties with respect thereto, and Landlord and Tenant hereby agree that any Applicable Law, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction of leased or hired property, shall have no application to this Lease or to any damage or destruction to all or any part of the Premises.

9.1.2        Termination. Notwithstanding Section 9.1.1, if the Completion Estimate indicates that the Premises cannot be made tenantable within twenty-four (24) months from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate, which notice, if sent by Tenant, shall be accompanied by a sum equal to all Rent due from Tenant to Landlord to the date of termination. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Parties. If (i) the Completion Estimate indicates that the Premises can be made tenantable within thirty-six (36) months from the date the repair is started, and (ii) Tenant terminates this Lease pursuant to the first sentence of this Section 9.1.2., then, within thirty (30) days after receipt of Tenant’s termination notice, Landlord may, in its sole and absolute discretion, negate Tenant’s termination by providing notice to Tenant that Landlord agrees to an abatement of Base Rent beginning immediately following the twenty-fourth (24th) month after the date the repair is started and ending on the date when Landlord has substantially completed the repair and restoration of the affected portion of the Premises. In addition, if the Premises are damaged by fire, the elements or other casualty during the last twelve (12) months of the Term, and the Completion Estimate shows that the restoration cannot be completed within one hundred twenty (120) days after the Casualty, then either party shall have the right, in lieu of Tenant fulfilling its obligations under Section 9.1.1 above, to terminate this Lease as of the date of the Casualty by notice to the other party within ten (10) business days after the delivery of the Completion Estimate, which notice, if sent by Tenant, shall be accompanied by a sum equal to all Rent due from Tenant to Landlord to the date of termination. If Tenant elects to terminate the Lease pursuant to this Section 9.1.2, Tenant shall (1) assign to Landlord all of Tenant’s right, title and interest in and to any property insurance proceeds received in connection with such casualty for the Tenant Improvements (defined below) and (2) pay to Landlord an amount equal to Tenant’s deductible under any insurance and/or any applicable self-insured retention amount covering the Tenant Improvements. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (2) a material uninsured loss to the Buildings or Premises occurs, and, in either case, Tenant does not provide Landlord with sufficient funds (or evidence of the same satisfactory to Landlord) to complete such restoration within thirty (30) days after Landlord’s termination notice.

9.1.3        Restoration. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the core and shell of the Buildings and structural elements of other improvements situated upon the Premises, subject to the following provisions. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Applicable Law or any other modifications deemed desirable by Landlord (“Landlord’s Restoration”). Landlord shall be paid a construction management fee equal to three percent (3%) of the hard and soft costs of construction in connection with Landlord’s Restoration. In no event shall Landlord be required to spend more for the Landlord’s Restoration than the proceeds received by Landlord, whether from Landlord’s insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Landlord shall not be responsible for restoration of any portion of the non-structural tenant improvements, any improvements or fixtures installed for Tenant’s specific business operations, or any Alterations, including, without limitation, the Conference Center Alterations (collectively, the “Tenant Improvements”). If this Lease is not terminated, upon the substantial completion of Landlord’s Restoration, Tenant shall diligently and promptly repair all such damage and restore the Tenant’s Improvements (the “Tenant’s Restoration”) to substantially the same quality, use and usability to the Buildings and related improvements that existed immediately prior to the Casualty.

9.1.4        No abatement of Rent. If the Premises are damaged or destroyed by casualty, then the Rent shall not be abated and Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personalty or to any Alterations, or any inconvenience occasioned by any damage, repair, or restoration.

9.1.5        Insurance Proceeds. Tenant shall be entitled to any and all of the insurance proceeds payable for the damage to the Tenant Improvements, provided, however, that if Tenant elects to terminate this Lease pursuant to Section 9.1.2, then Tenant shall assign and pay over to Landlord all insurance proceeds received by or payable to Tenant with respect to damage to the core and shell of the Buildings and structural elements of other improvements situated upon the Premises (but not Tenant Improvements and Tenant’s Personalty). Whether or not Tenant so elects to terminate this Lease, Tenant shall be entitled to any and all of the insurance proceeds payable for the damage to Tenant’s Personalty.

9.2              Waiver. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases its rights to make repairs at Landlord’s expense. The provisions of this Lease, including this Section 9.2, constitute an express agreement between Landlord and Tenant with respect to any damage to, or destruction of, any portion of the Premises. Any law in respect of any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other law relating to damage or destruction of leased premises, whether in effect on the date of this Lease or thereafter, shall have no application to this Lease or any damage or destruction of any part of the Premises.

9.3              Total Condemnation. If after the execution of this Lease and prior to the expiration of the Term, all or a significant portion of the Premises shall be permanently taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking (collectively, a “Taking”), and if as a result of such Taking: (a) access to the Premises to and from the publicly dedicated roads adjacent to the Premises as of the Effective Date is permanently and materially impaired such that Tenant no longer has access to such dedicated road; (b) there is insufficient parking to operate the Premises under Applicable Laws and replacement parking cannot be constructed or provided elsewhere on the Premises; or (c) the taking includes a portion of the Buildings such that the remaining portions are unsuitable for the Permitted Use and the remaining portions of the Premises cannot, in the reasonable opinion of a contractor mutually agreed upon by Landlord and Tenant, be restored to useful condition within eighteen (18) months after the Taking (such event, a “Total Condemnation”), then, in such event:

9.3.1        Termination. On the date of the Total Condemnation, this Lease shall automatically terminate; provided, however, that Tenant’s obligations under any indemnification provisions of this Lease and Tenant’s obligation to pay Rent and all other monetary obligations (whether payable to Landlord or a third party) accruing under this Lease prior to the date of termination shall survive such termination. If the date of such Total Condemnation is other than the first day of a month, the Base Rent for the month in which such Total Condemnation occurs shall be apportioned based on the date of the Total Condemnation

9.3.2        Award. Landlord shall be entitled to receive the entire award payable in connection with a Total Condemnation without deduction for any estate vested in Tenant by this Lease, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award and agrees that Tenant shall not be entitled to any such award or other payment for the value of Tenant’s leasehold interest in this Lease; provided, however, that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's Personalty, loss of goodwill, and for moving and relocation expenses (but only if such payment to Tenant does not reduce any award available to Landlord).

9.4              Partial Condemnation. In the event of a Taking which is not a Total Condemnation, neither party shall have the right to terminate this Lease and Landlord shall, using proceeds therefor from the condemning authority, restore the core and shell of the Buildings and structural elements of other improvements situated upon the Premises reasonably sufficient to make a functional unit of the remaining portion of the Premises, and Tenant shall proceed with restoration of the Tenant Improvements to the extent possible to make a functional unit of the remaining portion of the Premises. In the event any partial taking materially affects Tenant’s operations in the Buildings for the Permitted Use, such that the Premises no longer provides sufficient space for Tenant to carry out its business without material interference with the Permitted Use, then, commencing on the date on which Tenant’s operations are materially affected, the Base Rent shall be abated in proportion to the square footage of the portion of the Buildings taken.

ARTICLE 10
MISCELLANEOUS

10.1          Notices. Any notice, consent, demand, or other communication or document required or permitted to be given under this Lease or pursuant to any law (“Notice(s)”), shall be (a) in writing (except as otherwise provided in this Lease), (b) addressed to the intended recipient at its address set forth in the Basic Lease Information (provided that each of Landlord and Tenant may change its addresses for the giving of notices by giving written notice thereof to the other party), (c) sent by fully prepaid registered or certified United States Mail return receipt requested, or by any nationally recognized overnight courier service furnishing a written record of attempted or actual delivery, and (d) deemed to have been delivered upon actually delivery or rejection of delivery. Any Notice may be given by an attorney on behalf of Landlord or Tenant.

10.2	Certain Representations

10.2.1      Neither of Tenant nor any wholly-owned subsidiary of Tenant is (i) in violation of any OFAC Law or Regulation, the U.S. Patriot Act or Anti-Corruption Legislation, (ii) is named by any Executive Order (including the September 23, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or (iii) (to the Tenant’s knowledge) acting, directly or indirectly, on behalf of any such person. To Tenant’s actual knowledge, no such person, group, entity or nation owns 20% or more Tenant’s voting securities. To the Tenant’s knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable OFAC Laws and Regulations, the U.S. Patriot Act, AML Legislation or Anti-Corruption Legislation, each as defined below.

10.2.2    As used herein, the term “AML Legislation” means United States anti-money laundering-related and anti-terrorism financing laws, regulations, and codes of practice applicable to the Tenant, its affiliates, and their operations from time to time, including, any regulations, guidelines or orders thereunder. As used herein, the term “Anti-Corruption Legislation” means U.S. Foreign Corrupt Practices Act and similar anticorruption and anti-bribery laws of the United States. As used herein, the term “OFAC Laws and Regulations” means (i) any lists, laws, rules, sanctions and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, including the Trading with the Enemy Act, 50 U.S.C. App. § 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Iraq Sanctions Act, Pub. L. 101-513, Title V, §§ 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. §§ 1601 et seq., the Antiterrorism and Effective Death Penalty Act of 1996, Pub. L. 104- 132, 110 Stat. 1214-1319, the United Nations Participation Act, 22 U.S.C. § 287c, the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa-9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103-236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. §§ 1901 et seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104-172, 110 Stat. 1541, the Cuban Democracy Act, 22 U.S.C. §§ 6001 et seq., the Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. §§ 6021-91, and the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub. L. 104-208, 110 Stat. 3009-172; (ii) all regulations, executive orders, or administrative orders of any kind issued under these statutes, including 31 C.F.R., Subtitle B, Chapter V; and (iii) any other applicable United States civil or criminal federal or state laws, regulations, or orders that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; or (3) are designed to disrupt the flow of funds to terrorist organizations, as all of the foregoing laws may be amended from time to time.

10.3          Brokers. Each of Landlord and Tenant represents and warrants to the other that such party has not dealt with any broker or finder in connection with this Lease. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

10.4          No Waivers. No provision of this Lease shall be deemed waived by either party unless expressly waived in a writing signed by the waiving party (and then only to the extent so expressly waived). No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease, an acceleration of the Termination Date, or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease, accelerate the Termination Date, or accept a surrender of the Premises shall be valid, unless expressly provided in a writing signed by Landlord. Acceptance of the full or any partial payment of Rent shall not be deemed Landlord’s waiver of any breach by Tenant of any provision of this Lease and Landlord’s acceptance of a lesser amount than the Rent due under this Lease shall not be deemed Landlord’s waiver of Landlord’s right to receive the full amount of Rent due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such partial payment without prejudice to Landlord’s right to recover the full amount of Rent due. Tenant acknowledges that this Section 10.4 imparts actual notice to Tenant that Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any of Landlord’s rights, including any right Landlord may have to recover possession of the Premises. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default. Landlord’s acceptance of any Rent or of the performance of any other provision of this Lease from any person other than Tenant, including any Transferee, shall not be deemed a waiver of Landlord’s right to approve any Transfer in accordance with Article 5.

10.5          Future Development. Provided the Tenant is Ionis Pharmaceuticals, Inc., or an affiliate, and Tenant is operating for the Permitted Use, in no event shall Landlord take any action or permit any actions to be taken that may or will increase or decrease, modify, change or alter the zoning or entitlements of the Premises, alter the Buildings, change the site amenities, or add additional improvements without the express written consent of Tenant. Notwithstanding the foregoing, subject to the terms of this Section 10.5, Landlord reserves all rights as may be necessary or desirable to construct additional improvements serving the Premises, the Companion Premises, or both, in connection with the construction of the improvements under the Companion Lease, including, without limitation, pedestrian walkways, installation of utilities and utility connections, structured parking, a pedestrian bridge, and site improvements at the Premises, and to modify the Buildings in connection with any such additional development, all as required by the Companion Lease and consistent with the plans and specifications for the construction of the Companion Premises (“Future Development”). In connection with any such Future Development, facilities at the Premises may be eliminated, altered, or relocated and may also be utilized to serve the Companion Premises. The rights set forth above shall include rights to use portions of the Premises for the purpose of temporary construction staging and related activities and to implement valet parking for reserved and unreserved parking spaces for the purpose of facilitating construction during such activities.

10.5.1      Landlord and its representatives, contractors, agents, employees and licensees shall have the right during any construction period to enter the Premises to undertake such work; to shore up the foundations, walls, and other improvements at the Premises; to erect scaffolding and protective barricades around the Premises; and to do any other act necessary for the safety of the improvements at the Premises or the expeditious completion of such construction. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant’s business and to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Section in or about the Premises, consistent with accepted construction practice, and so long as Landlord uses such reasonable efforts Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section.

10.5.2      Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the Future Improvements, and for the continued maintenance of such Future Improvements, so long as the same do not materially decrease the rights or materially and adversely increase the obligations of Tenant under this Lease, including reciprocal easement agreements, declarations of covenants, and other agreements to facilitate use of the improvements between the Premises and Companion Premises. Tenant agrees not to take any action to oppose any application by Landlord for any permits, consents or approvals from any governmental authorities for any redevelopment or additional development of all or any part of the Companion Premises, and will use all commercially reasonable efforts to prevent any of Tenant’s subtenants or assigns, and Tenant’s and their respective officers, directors, employees, agents, contractors and consultants from doing so. For purposes hereof, action to oppose any such application shall include, without limitation, communications with any governmental authorities requesting that any such application be limited or altered. Also for purposes hereof, commercially reasonable efforts shall include, without limitation, commercially reasonable efforts, upon receiving notice of any such action to oppose any application on the part of any Tenant Parties, to obtain injunctive relief, and, in the case of a subtenant, exercising remedies against the subtenant under its sublease.

10.6	Other Provisions.

10.6.1      Covenant of Quiet Enjoyment. Landlord covenants that Tenant, while no Event of Default has occurred and be continuing, shall peaceably and quietly have, hold, and enjoy the Premises for the Term without hindrance from Landlord, but not otherwise, subject to all matters of record and to the terms and provisions of this Lease.

10.6.2      Survival. All obligations of Tenant under this Lease not fully performed as of the Termination Date shall survive the Termination Date.

10.6.3      Entire Agreement. This Lease, together with the Exhibits, contains all of the agreements of Landlord and Tenant in respect of this Lease and supersedes any previous negotiations. There have been no representations made by Landlord or any of Landlord’s representatives, or understandings made between Landlord and Tenant, other than those set forth in this Lease and the Exhibits. This Lease may not be modified except by a written instrument duly executed by the party to be bound. Landlord and Tenant each represent to the other, that is has the individuals executing this Lease have been properly authorized by proper action of the Landlord and Tenant, as the case may be.

10.6.4      Execution in Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.6.5      Recording. Tenant shall not record this Lease, but may record a short form memorandum of this Lease in the form attached hereto as Exhibit D.

10.6.6      Non-Discrimination. Tenant shall not (and Tenant shall not permit any person claiming through or under Tenant to) discriminate against or segregate any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry, or national origin, whether in the use, occupancy, subleasing, transferring, or enjoyment of the Premises, or otherwise.

10.6.7      Attorneys’ Fees. In any action or proceeding that Landlord or Tenant initiates against the other party declaratory or otherwise, arising out of this Lease, the unsuccessful party in such action or proceeding shall reimburse the prevailing party for its costs, including reasonable attorneys’ fees (at trial and appellate levels).

10.6.8      Waiver of Consequential Damages. Except as set forth in Section 1.3 and Section 3.3, neither Landlord nor Tenant shall be liable to the other for any form of special, indirect, consequential, or punitive damages.

10.6.9      Tenant Information. Upon Landlord’s request from time to time, Tenant shall provide to Landlord the financial statements for Tenant for its most recent fiscal year and fiscal quarter. Financial statements for each fiscal year shall be prepared and certified by a certified public accountant; financial statements for each quarter shall be prepared and certified by Tenant’s chief financial officer. In addition, if so requested, and provided that Landlord may not require such information more than once in any calendar year except where Landlord has reasonable grounds for concern, details of the financial and credit standing and details of the corporate organization of Tenant and any Indemnitor, including copies of financial statements for the last three (3) fiscal years of Tenant. If requested by Tenant, such financial statements shall be furnished pursuant to a confidentiality agreement in a form reasonably provided by Landlord for such purpose. The provisions of this Section 10.6.9 shall not apply to Tenant if it is a Public Company and its financial statements are publicly available.

10.6.10    REIT Provisions. Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord determines that there is any risk that any amount payable under this Lease may not qualify as “rents from real property” or will otherwise constitute impermissible tenant services income within the meaning of Section 856(d) of the Code and the Regulations, Tenant agrees to (a) cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under this Lease as “rents from real property” and (b) permit (and, upon request, to acknowledge in writing) an assignment of the obligation to provide certain services under the Lease, and, upon request, to enter into direct agreements with the parties furnishing such services (which shall include but not be limited to a taxable REIT subsidiary of Landlord). Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding sentence (including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (A) Tenant’s incurring more than de minimis additional liability under this Lease or (B) more than a de minimis negative change in the quality or level of Buildings operations or services rendered to Tenant under this Lease. For the avoidance of doubt, (i) if Tenant does not acknowledge in writing an assignment as described in clause (b) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (A) and (B), above, are satisfied), then Landlord shall not be released from liability under this Lease with respect to the services so assigned; and (ii) nothing in this Section 10.6.10 shall limit or otherwise affect Landlord’s ability to assign its entire interest in this Lease to any party as part of a conveyance of Landlord’s ownership interest in the Buildings.

10.7	Interpretation.

10.7.1      Captions. The captions in this Lease are for convenience of reference and shall not define, increase, limit, or describe the scope or intent of any provision of this Lease.

10.7.2      Landlord and Tenant. The terms “Tenant” and “Landlord”, and any pronoun used in place thereof, shall indicate and include each of the parties’ and respective successors, executors, administrators, and permitted assigns, according to the context, provided that, for the purposes of any provisions indemnifying or waiving claims against, Landlord, the term “Landlord” shall also include Landlord’s present and future investment manager, and property management company, and all of their trustees, directors, officers, partners, beneficiaries, principals, members, managers, investors, stockholders, employees, Affiliates, agents, representatives, contractors (and subcontractors of any tier), successors and assigns.

10.7.3      Non-Exclusivity. Whenever the words “including”, “include”, or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed the same. Any reference to “any part” or “any portion of” the Premises or any other property shall be construed to refer to all or any part of the same.

10.7.4      Covenants Independent. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent.

10.7.5      Joint and Several Liability. In any case where either Landlord or Tenant consists of more than one person, the obligations of such party under this Lease shall be joint and several.

10.7.6      Time of the Essence. Time is of the essence of this Lease and all of its provisions.

10.7.7      Governing Law. This Lease shall in all respects be governed by the laws of the State of California without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Applicable Laws of any other jurisdiction. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any Applicable Law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided in this Lease) any Casualty or Taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and no termination or abatement remedy that is not expressly provided for in this Lease for any breach or failure by Landlord to perform any obligation under this Lease shall be implied or applicable as a matter of Applicable Law.

10.7.8     Successors and Assigns. Subject to the provisions of Article 5, the provisions of this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of Landlord and Tenant.

10.7.9      Submission. The submission of this Lease to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and no legal obligations shall arise with respect to the Premises or other matters herein unless and until such time as this Lease is executed and delivered by Landlord and Tenant and approved by the holder of any mortgage on the Buildings having the right to approve this Lease.

10.8          Tenant’s Signage. Tenant shall have the right to install such signage at or upon the Premises as permitted by Applicable Laws. Tenant, at its sole expense, shall maintain Tenant’s Signage in good condition and repair during the Term. Should Tenant’s Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant’s sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, then, in addition to all of Landlord’s other rights and remedies, Landlord may, but need not, perform the required maintenance and repairs, and Tenant shall pay Landlord the cost thereof, plus a fee for Landlord’s oversight and coordination of such work equal to five percent (5%) of its cost, within thirty (30) days after receipt of Landlord’s request for payment, together with reasonable, supporting backup documentation. Landlord shall have the right to maintain one or more signs at the Premises in a prominent location near the entrance to the Building identifying the property manager and the identity of Landlord or its direct or indirect ownership group in a manner similar to that shown on Exhibit G attached, subject to Tenant’s approval of the size and location of such signage, such approval not to be unreasonably withheld, conditioned or delayed.

10.9          Choice of Law. This Lease shall be governed by the Applicable Laws of the State of California.

10.10      CASp Inspection. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Buildings nor any portion of the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy of the lessee or tenant, if requested by lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”). Landlord and Tenant agree that any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report shall be the responsibility of Tenant. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

10.11      Landlord Access. Landlord, its affiliates, and their respective contractors and agents, subject to the terms of this Section 10.11, may, (a) at any and all reasonable times during normal business hours (or during non-business hours, if Landlord so requests and Tenant consents), and upon at least two (2) business days’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if a bona fide emergency with an immediate threat to property damage or personal injury necessitates immediate entry and any oral notice will be followed immediately by email notice as provided above prior to entry), enter the Premises to (i) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (ii) supply any service Landlord is required to provide hereunder, (iii) alter, improve or repair any portion of the premises under the Companion Lease for which access to or through the Premises is reasonably necessary, (iv) post notices of non-responsibility, (v) show the Premises to current and prospective investors, lenders and purchasers, and (vii) show the Premises, other than the Secure Access Areas, during the final eighteen (18) months of the Term (provided that Tenant has not timely exercised an Extension Option to extend the Term pursuant to Section 1.4) to prospective tenants, and (b) notwithstanding the foregoing, at any and all reasonable times during business and non-business hours and upon at least two (2) business days’ prior notice enter the Premises for the purposes of performing any repairs or maintenance that Landlord is obligated or entitled to perform pursuant to this Lease (provided that no time restrictions shall apply if a bona fide emergency with an immediate threat to property damage or personal injury necessitates immediate entry); provided, however, that Landlord shall comply with Tenant’s reasonable safety procedures and protocols with respect to the Premises, and with respect to portions of the Premises (if any) that are reasonably designated in writing by Tenant to Landlord as controlled or having restricted access (the “Secure Access Areas”), shall comply with Tenant’s reasonable additional security and safety procedures and protocols related to such portions of the Premises including only entering such designated Secure Access Areas when accompanied by a Tenant representative (provided further, that Tenant shall provide a Tenant representative to accompany Landlord upon written request from Landlord at least two (2) business days’ in advance). In no event shall Tenant’s Base Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain keys, key cards and access codes with which to unlock all of the doors in the Premises. Landlord acknowledges that the standard operating procedures set forth on Exhibit L shall apply to the issuance to Landlord of any key cards, electronic keypad codes, or door keys to any Secure Access Areas for any unaccompanied access too the Premises by Landlord, provided, however, that Tenant shall identify a single designee to act as Landlord’s point of contact to administer the requirements of Tenant’s standard operating procedures on behalf of Landlord and that in no event shall any such requirements prohibit Landlord’s entry into Secure Access Areas (i) in the event of a bona fide emergency with an immediate threat to property damage or personal injury that necessitates immediate entry or (ii) when accompanied by a representative of Tenant. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, an eviction of Tenant from the Premises or any portion thereof, or a violation of the provisions of this Section 10.11. Notwithstanding anything herein to the contrary, in the event Tenant notifies Landlord within one (1) business day (which may be oral or by email to the Landlord-designated individual) following Landlord’s request for access that the proposed day and/or time for entry will cause a disruption to a planned event, meeting or other programming for Tenant, Landlord and Tenant shall cooperate with one another to identify a better date and/or time Landlord’s entry of the Premises.

ARTICLE 11

TENANT’S RIGHT OF FIRST OFFER

11.1	Right of First Offer.

11.1.1    Notwithstanding anything contained in this Lease to the contrary, provided that (i) no Event of Default by Tenant has occurred under this Lease, and (ii) the Tenant is Ionis Pharmaceuticals, Inc., or its affiliate, if Landlord intends to offer the Premises (or any portion thereof) for sale to an unaffiliated third party, Landlord shall promptly notify Tenant of the same in writing (the “Offer Notice”) and indicate the terms and conditions upon which Landlord is willing to accept for the sale of the Premises to a third party. Tenant may elect to purchase the Premises (or portion thereof) on the terms and conditions set forth in the Offer Notice by notifying Landlord in writing (the “Election Notice”) of its election no later than fifteen (15) days after the Offer Notice, which notice shall be accompanied by the Option Deposit (defined herein), and the sale of the Premises shall be consummated pursuant to the terms hereof on a date (the “Closing Date”) within sixty (60) days after the Election Notice, such date to be mutually agreed upon by Landlord or Tenant. In the event of any of the following: (x) Tenant fails to deliver the Election Notice or the Option Deposit to Landlord on or before the expiration of the 15-day period set forth above, (y) Tenant fails to close on its acquisition of the Premises on or before the Closing Date, or (z) Landlord provides an Offer Notice to Tenant and Tenant does not exercise its right to purchase the Premises, then in each case Tenant shall be deemed to have waived its right to purchase the Premises and thereafter Tenant’s rights under this Article 11 shall be null and void and of no further force or effect. The term “Option Deposit” shall mean the amount of cash deposit required in the Offer Notice or, if no cash deposit is specified in the Offer Notice, a sum equal to five percent (5%) of the purchase price for the Premises set forth in the Offer Notice.

11.1.2    If the Premises is not sold to Tenant pursuant to Section 11.1.1 above, Landlord shall have the right to direct the marketing of the Premises (including the unilateral right to select any broker to be utilized), and to take all actions in furtherance thereof, including, without limitation, the right and authority to execute, such agreements, documents, instruments and applications, including a purchase and sale agreement and a deed, assignment of leases, bills of sale and other conveyance documents conveying the Premises (collectively, “Sale Documents”) as Landlord, may reasonably deem necessary or desirable in order consummate such sale, and, subject to Section 11.1.1 above and Section 11.2 below, Landlord shall be authorized to accept an offer for the sale of the Premises. If Landlord modifies the terms of its offer such that the purchase price is less than ninety-five percent (95%) of the consideration provided in the Offer Notice, then the proposed transaction shall again be subject to Tenant’s rights under this Article 11, and Landlord shall deliver an amended Offer Notice to Tenant.

11.1.3    Tenant shall, at no material out-of-pocket cost to Tenant, reasonably cooperate with Landlord’s efforts to sell the Premises, including by providing information with respect to the Premises, and by allowing and facilitating physical access to the Premises to prospective purchasers and their lenders and consultants, but such cooperation and execution by the Tenant shall not be a condition to the effectiveness of any actions taken by Landlord with respect to such sale or to the effectiveness of Sale Documents.

11.2          Tenant’s Competitors. Provided that (i) no Event of Default by Tenant has occurred under this Lease, and (ii) the Tenant is Ionis Pharmaceuticals, Inc., or an affiliate, and such Tenant remains in possession of the Premises and operating for the Permitted Use, Landlord shall not sell the Premises (or any portion thereof, or all or substantially all of Landlord’s interest therein) or enter into an agreement to that would transfer Landlord’s interest in the Premises to a Competitor during the Term; provided, however, this Section 11.2 shall not prohibit Landlord from entering into an agreement to sell or transfer the Premises to a Competitor if the effective date of the transfer would occur after the expiration of the Term. As used herein, “Competitor” or “Competitors” means the companies expressly listed as competitors in Tenant’s most recent publicly filed Annual Report (10-K); provided, however, (1) such companies shall be directly engaged in the development, manufacturing, or commercializing a medicine or other life sciences product, and “Competitor” shall not mean any affiliates, investors, parents, or other stake-holders of such companies, and (2) there shall not be more than twenty (20) Competitors at any one time. If Tenant’s most recent publicly filed Annual Report (10-K) includes more than twenty (20) companies that would otherwise be deemed Competitors, only those companies that were previously listed in Tenant’s Annual Report (10-K) shall be deemed a Competitor unless Tenant provides a written notice to Landlord specifying which companies listed in Tenant’s most recent Annual Report (10-K) shall be included in the list of twenty (20) Competitors for the purposes of this Lease.

11.3          Excluded Transfers. Notwithstanding anything to the contrary herein, Tenant’s rights under this Article 11 shall not apply to any transaction that meets at least one of the following criteria:

11.3.1      any sale/leaseback transaction made in connection with a bona fide financing, provided that the seller/lessee under any such transaction shall be bound by the provisions of this Article 11 at such time, if any, as such seller/lessee reacquires title to the Premises;

11.3.2      any sale or transfer of the Premises to a partnership, corporation, limited liability company, trust or other entity that is under control by, common control with, or controls Landlord or any direct or indirect owner of Landlord, but any such transferee shall hold title subject to Tenant's rights under this Article 11;

11.3.3      any transfer in the nature of a financing transaction with a financial institution that is made for a bona fide business purpose (i.e., other than in order to allow a transfer of the Premises in avoidance of Tenant's rights under this Article 11), including without limitation the granting of, foreclosure under, or giving of a deed-in-lieu of foreclosure under, a mortgage or the granting or exercise of any pledge of ownership interests; provided that, following any foreclosure of the Premises, deed in lieu thereof, or similar acquisition of title by a mortgagee, lender, or their affiliates, following the first sale of the Premises by such mortgagee, lender or their affiliates, the subsequent Landlord shall be bound by Tenant’s rights under this Article 11;

11.3.4      any issuance or transfer of a direct or indirect interest in Landlord that represents a transfer of less than 80% of such interests (so long as such transfer does not also include the ability to control the day-to-day operations of Landlord); provided that any transferee of direct interests in Landlord otherwise described in this Section 11.3.4 is not a Competitor;

11.3.5      any issuance or transfer of a direct or indirect interest in Landlord on a nationally recognized stock exchange; and

11.3.6      any bona fide portfolio transaction that includes at least two other real estate assets (excluding the Premises and, if the Companion Lease is in effect, the Companion Premises) that in the aggregate have rentable space at least equal to 416,000 square feet.

11.4         Termination. Upon (x) any sale of the Premises, (y) any portfolio transaction sale that includes the Premises, or (z) any foreclosure of a Mortgage on the Premises or conveyance by deed-in-lieu of foreclosure, in each case to a third-party person or entity in accordance with the terms of this Article 11, Tenant’s right of first offer to purchase the Premises under this Article 11 shall forever terminate.

11.5         Confidentiality. Any Offer Notice and information in connection therewith, and any information regarding a sale of the Premises, provided to Tenant by Landlord pursuant to this Article 11 shall be held confidential by Tenant and not disclosed to any third party except as required by law or in connection with any dispute between Landlord and Tenant regarding this Article 11 and for disclosures to Tenant’s legal advisors and third-party consultants to the extent such legal advisors and consultants are reasonably required for Tenant to evaluate such information and, in each case, provided that such legal advisors and consultants are made subject to the provisions of this paragraph or are otherwise bound by provisional obligations of confidentiality. Any such information shall be returned by Tenant to Landlord if Tenant’s rights under this Article 11 terminate in accordance with the terms hereof. Nothing in this Section 11.5 shall prevent Tenant from making disclosures required by applicable public company disclosure laws, provided, however, such disclosures shall include no more information than what is minimally necessary to satisfy the legal requirement, and provided further that Landlord shall have the right to reasonably approve any disclosure that exceeds what is minimally necessary to satisfy the legal requirement, and provided further that Landlord shall have the right to review any disclosure prior to the filing of the same for purposes of confirming compliance with the terms of this sentence, to the extent that such review is permitted pursuant to Applicable Law.

ARTICLE 12
LIMITATION OF LIABILITY

12.1         Landlord’s Liability. Tenant agrees from time to time to look only to Landlord’s interest in the Premises for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Premises, then from and after each such transfer Tenant shall look solely to the interests in the Premises of Landlord’s transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any direct or indirect partners (or members, trustees, or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest described above. Further, if Landlord is, or one of the parties comprising Landlord is, or the Lease is assigned to, a real estate investment trust (“REIT”), the parties acknowledge and agree that the obligations of the REIT hereunder and under all documents delivered pursuant hereto (and all documents to which the Lease may be pursuant) or which give effect to, or amend or supplement, the terms of the Lease are not personally binding upon any trustee thereof, any registered or beneficial holder of units (a “Unitholder”) or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of the REIT and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing.

12.2	Assignment of Rents.

12.2.1      With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property that includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

12.2.2      In no event shall the acquisition of Landlord’s interest in the Premises by a purchaser that, simultaneously therewith, leases Landlord’s entire interest in the Premises back to the seller thereof be treated as an assumption by operation of Law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

12.2.3      Except as provided in Section 12.2.2, in the event of any transfer of title to the Premises by Landlord, the transferring Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder, and Tenant shall only look to any subsequent party becoming Landlord hereunder the same. Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.

(SIGNATURES APPEAR ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and year first above written.

LANDLORD:

2850 2855 & 2859 GAZELLE OWNER (DE)

LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

IONIS PHARMACEUTICALS, INC., a

Delaware corporation

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

Real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

TRACT ONE:

PARCEL 1 OF MINOR SUBDIVISION NO. 2018-0009 IONIS CARLSBAD CAMPUS, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA ACCORDING TO PARCEL MAP NO. 21705 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON AUGUST 1, 2019 AS DOCUMENT NO. 2019- 7000286 OF OFFICIAL RECORDS.

TRACT TWO:

INTENTIONALLY DELETED.

TRACT THREE:

INTENTIONALLY DELETED.

TRACT THREE-A:

INTENTIONALLY DELETED.

APN: 209-120-20-00 (Affects Portion of said land) and

APN : 209-120-27-00 (Affects Portion of said land)

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease Agreement (the “Lease”) made and entered into as of                         ,with 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company, as Landlord, for the Buildings, land, and parking facilities located at 2850, 2855 & 2859 Gazelle Court, Carlsbad, California (the “Premises”), certifies as follows:

1.       Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the leasing of the Premises. Capitalized terms used but not defined herein have the meanings ascribed to them in the Lease.

2.       The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Term commenced on                     , 20      .

3.       The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A. Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with leasing the Premises other than as set forth in the Lease.

4.       Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows                                           .

5.       Rent became payable on                     , 20      .

6.       The current Term expires on                     , 20      .

7.       The Lease is enforceable and neither Tenant nor, to Tenant’s actual knowledge, Landlord is in default thereunder except as follows:                                                  . Without limiting the foregoing, (i) all construction and installation of tenant improvements required to be performed by or paid by Landlord under the Lease have been completed and paid and (ii) there are no unpaid allowances or rental concessions payable or creditable to Tenant which have not been paid or credited in full, except as follows:                                       .

8.       No rental has been paid in advance.

9.       As of the date hereof, Tenant has no presently exercisable defenses or offsets which preclude enforcement of the Lease by Landlord except as follows:                                 .

10.     All monthly installments of Base Rent, Additional Rent, and Taxes have been paid when due through                                 . The current monthly installment of Base Rent is $                                 .

11.    Except for the Right of First Negotiation granted to Tenant pursuant to Article 11, Tenant does not have any option to purchase or right of first refusal or first offer to purchase the Premises, or any portion thereof, or any interest therein and the only interest of Tenant in such property is as the Tenant under the Lease.

12.     The amount of the Security Deposit held by Landlord, to secure Tenant’s performance under the Lease is                                   Dollars ($                                ). No portion of the Security Deposit has been utilized or applied by Landlord.

13.     Tenant is not the subject of any bankruptcy, insolvency, debtor’s relief, reorganization, receivership or other similar proceeding.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, trust deed holder or a prospective purchaser or investor, and acknowledges that it recognizes that if same is done, in addition to Landlord, said mortgagee, prospective mortgagee, trust deed holder or prospective purchaser or investor will be relying upon the statements contained herein in making the loan or acquiring the Premises, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this Estoppel Certificate is a condition of making the loan or acquisition of the Premises.

If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California, if required by law, and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Tenant, by providing this Estoppel Certificate, does not waive (i) any of its claims, defenses, offsets, or rights against Landlord discovered after the date hereof, or (ii) any of Tenant’s rights first arising after the date hereof provided by any federal, state or local laws, ordinances, rules and regulations, court orders, governmental directives and governmental orders and all interpretations of the foregoing.

Nothing in this Estoppel Certificate shall be deemed to amend, modify or alter the Lease and in the event of any conflict between the Lease and this Estoppel Certificate, the Lease shall prevail. This Estoppel Certificate is delivered in good faith and shall not subject Tenant or the individual signatory to any liability (other than estoppel effect) for any purpose, including, without limitation, damages for inaccuracies, errors or omissions, except to the extent resulting from fraud or an intentional and material misstatement of fact.

[Remainder of page intentionally left blank]

Executed at                                  on the                 day of                                 , 20           .

“Tenant” IONIS PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:
Date Signed:

EXHIBIT D

FORM OF MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum of Lease”) is made as of this [    ] day            of [           ] , 20      , by and between 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company with its principal mailing address of [     ] (“Landlord”), and IONIS PHARMACEUTICALS, INC., a Delaware corporation, with its principal mailing address of [     ] (“Tenant”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Lease (as defined below).

1.       Premises. Landlord owns and leases, demises and grants to Tenant, and Tenant leases from Landlord, that certain real property located at 2850, 2855 & 2859 Gazelle Court, Carlsbad, California, 92010, as more particularly described on Schedule A attached hereto and made a part hereof (the “Leased Premises”) pursuant to the terms, covenants and conditions of that certain Lease Agreement dated as of                        , 20     (the “Lease”). Capitalized terms used herein shall have the same meaning as set forth in the Lease, except to the extent such terms are specifically defined in this Memorandum of Lease.

2.       Term. The initial Term of the Lease shall be for a period of fifteen (15) years commencing on [                                    ], [20    ] and expiring on the last day of the one hundred eightieth (180th) full calendar month next following such date.

3.       Option to Extend. Landlord grants to Tenant the option to extend the term of the Lease at the expiration of the Initial Term for two (2) successive periods of five (5) years each, aggregating twenty (10) years. Each such renewal option must be exercised no later than twelve (12) months prior to the expiration of the initial Term or the then-current Renewal Term.

4.       Successors and Assigns. The conditions and provisions hereof shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective successors and assigns, and shall run with the land.

5.       Memorandum. The rentals to be paid by Tenant and all of the obligations and rights of Landlord and Tenant are set forth in the Lease. This Memorandum of Lease is merely a memorandum of the Lease and is subject to all of its terms, conditions and provisions. In the event of any inconsistency between the terms of the Lease and this Memorandum of Lease, the terms, covenants and conditions of the Lease shall prevail.

6.       Counterparts. This Memorandum of Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same document.

[No further text on this page. Signature page to follow.]

IN WITNESS WHEREOF, Landlord has caused its duly authorized officer to execute this Memorandum of Lease as of the date first noted above.

LANDLORD: 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company

By:	[SEAL]
Name:
Title:

STATE/COMMONWEALTH OF                                   )

CITY/COUNTY OF                                       )

On the      day of                       in the year 20 , before me, the undersigned, a Notary Public in and for said state, personally appeared                                                                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, Tenant has caused its duly authorized officer to execute this Memorandum of Lease as of the date first noted above.

TENANT: IONIS PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) §
County of	)

On                                         , before me,                                                   a Notary Public, personally appeared                                                         who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature of Notary

(Affix seal here)

Schedule A to

Memorandum of Lease

[to be attached]

EXHIBIT E

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

WHEN RECORDED MAIL TO

Morrison & Foerster LLP
250 West 55th Street

New York, New York 10019
Attention: Chris Delson

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereafter referred to as “Agreement”) made as of October                        , 2022, by and between CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, having an address at 1301 Avenue of the Americas, New York, New York 10019, as administrative agent (with its successors and assigns, “Agent”) for itself and certain lenders now or hereafter party to the Loan Agreement (as hereinafter defined) (the “Lenders”), IONIS PHARMACEUTICALS, INC., a Delaware corporation, having an address of 2855 Gazelle Ct., Carlsbad, CA 92008 (“Tenant”) and 2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company, having an address at c/o Oxford Properties Group, 450 Park Avenue, 9th Floor, New York, New York 10022 (“Landlord”).

The Lenders have made a loan to Landlord in the maximum principal amount of $170,000,000.00 in accordance with the terms of that certain Loan Agreement dated as of October           , 2022 (the “Loan”), by and among Landlord, Agent and Lenders (as the same may hereafter be amended, reinstated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”),

Pursuant to the Loan Agreement, the Agent, for the benefit of the Lenders, is the holder of a certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (as the same may be amended, extended, supplemented or otherwise modified or restated from time to time, the “Security Instrument”) granted by Landlord to Agent, for the benefit of the Lenders, and recorded in the official records of San Diego County, California, which constitutes a first lien against the real property described on Schedule A attached hereto and the improvements thereon or to be constructed thereon (the “Property”).

Tenant has entered into a lease with Landlord dated as of October                         , 2022 (the “Lease”) covering all of the Property (the “Premises”). All capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Lease.

For mutual consideration, including relying on the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Agent, Landlord and Tenant agree as follows:

1.            Subordination of Lease. Subject to the terms of this Agreement, the Lease and all of Tenant’s right, title, and interest in and to the Property thereunder (including, but not limited to, any option to purchase, right of first refusal to purchase, or right of first offer to purchase the Property or any portion thereof) is and shall be subject and subordinate to the Security Instrument and to all present and future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, so that at all times the Security Instrument shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth in this Agreement. Such subordination shall have the same force and effect as if the Security Instrument and such renewals, modifications, consolidations, replacements and extensions of the Security Instrument had been executed, acknowledged, delivered and recorded prior to the Lease, all amendments or modifications of the Lease, and any notice of the Lease.

2.            Attornment. Tenant will attorn to and recognize: (i) Agent (including for this purpose any transferee or nominee of Agent), whether as mortgagee in possession or otherwise; or (ii) any purchaser at a foreclosure sale under the Security Instrument; or (iii) any transferee that acquires possession of or title to the Property (whether by acceptance of a deed in lieu of foreclosure or otherwise); or (iv) any successors and assigns of such purchasers and/or transferees (each of the foregoing persons or entities described in clauses (i) through (iv) above, a “Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth in the Lease (as affected by this Agreement), and Tenant shall pay and perform in favor of Successor all of the obligations of Tenant under the Lease as if Successor were the original lessor under the Lease. Such attornment shall be effective and self- operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Agent or any Successor, execute a reasonable written agreement attorning to Agent or such Successor, which agreement shall, in any event, be subject to the terms and provisions of this Agreement.

3.             Non-Disturbance. So long as the Lease is in effect and Tenant complies with Tenant’s obligations under this Agreement and is not in default (beyond the expiration of any applicable cure period) under the Lease, Agent and any Successor (i) will recognize the Lease and Tenant’s rights and options under the Lease as the tenant of the Premises for the remainder of the term of the Lease (as affected by this Agreement), including any extension options, if exercised, and (ii) will not disturb Tenant’s use, possession and quiet enjoyment of the Premises, nor will Tenant’s rights under this Lease be impaired (except as provided in this Agreement), and (iii) shall not name or join Tenant as a defendant in any foreclosure action, sale under a power of sale or transfer in lieu of the foregoing (collectively, a “Foreclosure”) unless a joinder is required by law to perfect a Foreclosure or other remedy, but then only for such purpose and not for the purpose of terminating the Lease.

4.             Assignment of Leases. Tenant acknowledges that it has been advised that Landlord has assigned the Lease and the rents thereunder to Agent, for the benefit of the Lenders, pursuant to the Security Instrument. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Agent solely as security for the purposes specified in the Security Instrument, and, on account of the Security Instrument, Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Security Instrument or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing. The foregoing agreement by Tenant shall not adversely affect any rights of Tenant under the Lease with respect to the Landlord in the event of nonperformance by Landlord, subject to the terms of this Agreement. Tenant agrees that if Agent, pursuant to the Security Instrument, and whether or not it becomes a mortgagee in possession, shall give written notice to Tenant that Agent has elected to require Tenant to pay to Agent the rent and other charges payable by Tenant under the Lease, Tenant shall (without any duty to inquire as to the enforceability or validity of Agent’s notice) until Agent shall have canceled such election in writing, thereafter pay to Agent all rent and other sums payable under the Lease and such payments to Agent shall be treated as payments made under the Lease. Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which Tenant may have against Landlord, or any right to terminate the Lease. Landlord authorizes and directs Tenant to immediately and continuously make all such payments at the direction of Agent, releases Tenant of any and all liability to Landlord for any and all payments so made, and agrees that payments actually made by Tenant to Agent shall be credited towards the amounts due under the Lease.

5.             Limitation of Liability. In the event that Agent (including for this purpose any transferee or nominee of Agent) or any other Successor succeeds to the interest of Landlord under the Lease, or title to the Property, then none of Agent, any Lender or any Successor shall be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior landlord under the Lease; provided, that, nothing in this clause being deemed to relieve Agent or any Successor of an ongoing default on the part of Landlord with respect to repair and maintenance of the Premises that first arose prior to such succession, provided that Tenant notified Agent of such default in accordance with Section 7 of this Agreement and Agent failed to cure same, and Agent or any Successor shall have the obligation to cure such ongoing repair and maintenance defaults on the part of Landlord that continue from and after Successor succeeds to the rights of Landlord under the Lease, regardless of when such default or obligation from arose, provided that Tenant notified Agent of such default in accordance with Section 7 of this Agreement and Agent failed to cure same; (ii) responsible for any monies (including security deposits) owing by or on deposit with (or any letter of credit on deposit with) Landlord to the credit of Tenant (except to the extent any such deposit or letter of credit is actually received by Agent or such Successor, as applicable); (iii) subject to any defense, counterclaim or setoff which theretofore accrued to Tenant against any prior landlord; provided, however, that the foregoing shall not limit Tenant’s right to exercise against Agent or such Successor any offset right otherwise available to Tenant because of events occurring after the date of succession and attornment; (iv) bound by any termination, amendment or modification, or assignment/subletting of the Lease after the date hereof (unless Agent expressly approved in writing such termination, amendment or modification, or assignment or subletting or the same does not require the Agent’s approval pursuant to the terms of the Loan Agreement) of the Lease (provided that, (A) as it relates to any assignments/subletting of Lease undertaken in connection with the terms and provisions set forth in the Lease, Agent shall have the same approval rights as the Landlord has with respect to same and (B) no such approval shall be required with respect to amendments solely evidencing the exercise of Tenant’s option to extend the Lease and assignments or sublets that do not require the consent of the Landlord pursuant to the terms of the Lease); (v) bound by any previous prepayment of rent for more than one (1) month of the date due, which was not approved in writing by Agent; (vi) required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Agent, and then only to the extent required by the terms of the Lease (Agent acknowledging that the exercise by Tenant of its remedies pursuant to Article 9 of the Lease are unaffected by the provisions of this clause (vi)), (vii) be liable for or incur any obligation with respect to any representations or warranties made by Landlord under the Lease; (viii) liable beyond Agent’s, such Lender’s, or such Successor’s, as applicable, interest in the Property and in the rents, proceeds and profits therefrom; or (ix) responsible for any obligation of Landlord to undertake or complete any work or fund any allowance for tenant improvements.

6.             Purchase Rights. Each of the parties hereto acknowledges that pursuant to the Lease, Tenant holds a right of first offer to purchase the property pursuant to Article 11 of the Lease (the “Purchase Rights”). The parties hereto agree that the Purchase Rights shall remain valid and in full force and effect, but subject and subordinate to the lien(s) of the Security Instrument. In the event that Agent or a Successor succeeds to the interest of Landlord under the Lease, such Purchase Rights shall not be extinguished by a Foreclosure; provided, however, that Agent or Successor shall not be bound to the Purchase Rights, and such Purchase Rights shall not apply, with respect to (i) a Foreclosure, including, without limitation, the granting of, foreclosure under, or giving of a deed-in-lieu of foreclosure under, a mortgage or the granting or exercise of any pledge of ownership interests, or (ii) the first subsequent sale of the Property following Agent’s or Successor’s acquisition of title to the Property, but thereafter any, successor landlord to Agent or such Successor shall be bound by such Purchase Rights in accordance with the terms of the Lease.

7.             Right to Cure Defaults. Tenant agrees to give to Agent, either by certified U.S. mail (return receipt requested) or overnight courier service (i.e., FedEx), a duplicate of each notice of any default by Landlord under the Lease at the time Tenant gives such notice to Landlord, specifying the nature of such default, and thereupon Agent shall have the right (but not the obligation) to cure such default, and Tenant shall not exercise its remedies under the Lease unless the Tenant first gives such notice to Agent and provides Agent with notice of such default, and an opportunity to cure the same within a period of time that shall be not less than the period of thirty (30) days beyond any period afforded to the Landlord to cure the default under the provisions of the Lease, and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within such period and Agent has commenced and is diligently pursuing such cure, plus (ii) a reasonable period (not to exceed 270 days unless the cure cannot be effected without Agent taking possession of the Property) during any litigation or enforcement action or proceeding, including a foreclosure, bankruptcy, reorganization, possessory action or a combination thereof provided that Agent or any Successor provides Tenant with written notice of its intent to cure such default and then proceeds diligently to cure Landlord’s default upon acquiring possession of the Premises. It is specifically agreed that Tenant shall not exercise its remedies under the Lease against Agent or any Successor for failure to cure any bankruptcy, insolvency or reorganization default on the part of Landlord, any breach by Landlord of any representation or warranty, or any other breach or default under the Lease that is personal to Landlord or otherwise not reasonably susceptible of cure by Agent or such Successor. Tenant shall accept performance by Agent of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Without limitation on the foregoing, if the Lease is terminated for any reason other than (a) a termination which is effected unilaterally by Tenant in accordance with the express terms of the Lease, (b) the expiration of the term of the Lease, or (c) a termination that occurs in compliance with this Agreement, then upon Agent’s written request given within thirty (30) days after Agent receives written notice of such termination, Tenant shall, within fifteen (15) days after such request, execute and deliver to Agent a new lease of the Premises for the remainder of the term of the Lease, such new lease to be upon all of the same terms, covenants and conditions of the Lease applicable to the remainder of the term of the Lease (as affected by this Agreement).

8.             Tenant’s Agreements. Tenant hereby represents, warrants, covenants and agrees that: (i) Tenant shall not pay any rent under the Lease more than one month in advance of the date due except as expressly required in the Lease with respect to security deposits, operating expenses, taxes and the like; (ii) Tenant shall have no right to appear in any Foreclosure action under the Security Instrument (unless named by Agent in such action, Agent agreeing however not to name Tenant unless required pursuant to applicable laws, and then only for such purposes); (iii) Tenant shall not amend or modify, or assign or sublet, the Lease and Tenant shall have no right to cancel or terminate the Lease, without Agent’s prior written consent (provided that, (x) as it relates to any assignments/subletting of Lease undertaken in connection with the terms and provisions set forth in the Lease, Agent shall have the same approval rights as the Landlord has with respect to same and (y) no such approval shall be required with respect to amendments solely evidencing the exercise of Tenant’s option to extend the Lease and assignments or sublets that do not require the consent of the Landlord pursuant to the terms of the Lease), and any attempted amendment or modification, assignment or subletting, cancellation or termination of the Lease in violation of the foregoing shall be of no force or effect as to Agent; (iv) Tenant shall not subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Agent’s prior written consent; (v) except as expressly set forth in Section 6, above, Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property, or any portion thereof or any interest therein, and to the extent that Tenant hereafter acquires any such additional rights or options, the same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Agent and any Successor, (vi) Tenant shall promptly, to the same extent and within the same time period required by the Lease, deliver to Agent, from time to time, a written estoppel statement in the form, and with the certifications, required by the Lease; (vii) this Agreement supersedes and satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement or providing for subordination of the Lease; (viii) Tenant is the sole owner of the leasehold estate created by the Lease; (ix) the interest of Landlord under the Lease is assigned to Agent solely as security for the obligations secured by the Security Instrument, and neither Agent nor the Lenders shall have any duty, liability or obligation under the Lease or any extension or renewal thereof, unless Agent either (a) specifically undertakes such liability in writing, or (b) subject to the express terms of this Agreement, Agent becomes a Successor; (x) if this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor, including upon any attornment pursuant to this Agreement; and (xi) upon Agent’s transfer or assignment of Agent’s interests in the Loan, the Lease (or any new lease executed pursuant to this Agreement), or the Property, Agent shall be deemed released and relieved of any obligations under this Agreement, the Lease (or any new lease executed pursuant to this Agreement), and with respect to the Property.

9.             Authority. Each of Landlord, Agent, and Tenant warrants and represents to the other parties hereto that it has duly executed and delivered this Agreement and that the execution, delivery and performance by it of this Agreement (i) are within the its powers, (ii) have been duly authorized by all requisite action, and (iii) do not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound.

10.	Miscellaneous.

Section 10.1 The provisions hereof shall be binding upon and inure to the benefit of Tenant and Agent and their respective successors and assigns, the term “Agent” as used herein includes any successor or assign of the named Agent herein, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Agent’s consent to any assignment or other transfer by Landlord in any instance where Agent’s consent to such assignment or transfer is required hereunder, under the Security Instrument or under any other document executed in connection therewith.

Section 10.2 Any notices, demands or requests to be given under this Agreement shall be in writing and shall be deemed sufficiently given if served personally or upon the first to occur of receipt or the refusal of delivery if mailed by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to the Primary Address of Landlord, Tenant or Agent set forth below, along with copies to the applicable Supplemental Addresses set forth below, or such other address as such party may specify in writing from time to time;

If to Tenant:1

Primary Address:

Supplement Addresses:

1 NTD: Tenant contact info to be provided

If to Landlord:

Primary Address:

c/o Oxford Properties Group
450 Park Avenue, 9th Floor
New York, New York 10022
Attention: Legal Department_

Supplement Addresses:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, Massachusetts 02110

Attention: John L. Sullivan

If to Agent:

Primary Address:

Crédit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, New York 10019

Attention: Hayden Arnoux, Jason Chrein, Parag Nagda_

Supplement Addresses:

Morrison & Foerster LLP
250 West 55th Street

New York, New York 10019
Attention: Chris Delson

Section 10.3 This Agreement may not be changed, terminated, amended, supplemented, waived or modified orally or in any manner other than by an instrument in writing signed by the party against which enforcement of the change, termination, amendment, supplement, waiver or modification is sought.

Section 10.4 The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not part of this Agreement;

Section 10.5 This Agreement shall be governed by and construed under the laws of the State New York (excluding the choice of law rules thereof);

Section 10.6 This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect to the subject matter hereof.

Section 10.7 If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

Section 10.8 This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument as of the day and year first above written.

TENANT:

IONIS PHARMACEUTICALS, INC.,

a Delaware corporation

By:
Name (Print) ,

Title:

STATE OF	)

) ss.:
COUNTY OF	)

On the         day of                        in the year 202_, before me, the undersigned, personally appeared                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

AGENT:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:
Name (Print) ,

Title:

By:
Name (Print) ,

Title:

STATE OF	)

) ss.:
COUNTY OF	)

On the         day of                        in the year 202_, before me, the undersigned, personally appeared                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

STATE OF	)

) ss.:
COUNTY OF	)

On the         day of                        in the year 202_, before me, the undersigned, personally appeared                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

LANDLORD

2850 2855 & 2859 GAZELLE OWNER (DE) LLC, a Delaware limited liability company

By:
Name (Print) ,

Title:

By:
Name (Print) ,

Title:

STATE OF	)

) ss.:
COUNTY OF	)

On the         day of                        in the year 202_, before me, the undersigned, personally appeared                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

STATE OF	)

) ss.:
COUNTY OF	)

On the         day of                        in the year 202_, before me, the undersigned, personally appeared                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

Schedule A (to Exhibit E)

PROPERTY DESCRIPTION

Real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

PARCEL 1 OF MINOR SUBDIVISION NO. 2018-0009 IONIS CARLSBAD CAMPUS, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA ACCORDING TO PARCEL MAP NO. 21705 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON AUGUST 1, 2019 AS DOCUMENT NO. 2019-7000286 OF OFFICIAL RECORDS.

APN: 209-120-20-00 (Affects Portion of said land) and

APN: 209-120-27-00 (Affects Portion of said land)

EXHIBIT F

FORM OF NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

This Non-Disclosure and Confidentiality Agreement (this “Agreement”) is entered into_______________, 20__ (the “Effective Date”), by and between [________________________], a [________________________], whose address is [________________________] (“Prospective Purchaser”), and Ionis Gazelle, LLC, a Delaware limited liability company, whose address is [________] (“Ionis”). Prospective Purchaser and Ionis are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Ionis currently leases and occupies that certain real property located at 2850, 2855 & 2859 Gazelle Court, Carlsbad, California, 92010 (the “Property”) pursuant to that certain Lease Agreement dated as of [________________________], 2022 (the “Lease”), by and between Ionis and 2850 2855 & 2859 Gazelle Owner (DE) LLC, a Delaware limited liability company (“Landlord”);

WHEREAS, Prospective Purchaser has a bona fide interest in purchasing the Property from Landlord, and may thereby become Ionis’ landlord under the Lease;

WHEREAS, in connection with (i) Prospective Purchaser’s evaluation of a purchase of the Property, and (ii) Prospective Purchaser’s actions as landlord under the Lease, if Ionis shall continue to lease and occupy the Property and in the event Prospective Purchaser purchases the Property (collectively, the “Purpose”), Prospective Purchaser may enter the Property and may gain access to materials and information and observe processes which are non-public, confidential or proprietary in nature; and

WHEREAS, the Parties recognize the critical importance of preserving the non- public, confidential or proprietary nature of any disclosed, observed or exchanged materials and information provided in the course of discussions regarding the Purpose and the Property, and Prospective Purchaser potentially becoming Ionis’ landlord under the Lease.

NOW THEREFORE, the Parties agree, each with the other, as follows:

1.            Confidential Information. Except as set forth in Section 2 below, “Confidential Information” means all non-public, confidential or proprietary information (i) disclosed by or on behalf of Ionis, its Affiliates, or their respective agents, or employees (collectively, the “Ionis Parties”) to Prospective Purchaser, its Affiliates and subcontractors, or their respective agents, employees, or advisors, or any other person or entity providing the services by and through Prospective Purchaser (collectively, the “PTP Parties”), whether disclosed orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential,” (ii) observed by any of the PTP Parties in entering on to the Property and (iii) as may be observed or obtained by Prospective Purchaser in the course of acting as landlord under the Lease (should Prospective Purchaser purchase the Property and Ionis shall continue to lease and occupy the Property pursuant to the Lease), including, without limitation, Trade Secret Information, any information that would reasonably be considered non-public, confidential or proprietary given the nature of the information and the Ionis Parties’ businesses and all notes, analyses and other materials prepared by or for the Purpose that contain any of the foregoing. As used in this Agreement, “Trade Secret Information” means all information that is unique to Ionis’ business and that is not commonly known by or available to the public or otherwise known through Prospective Purchaser’s business and that: (i) derives or creates economic value for Ionis’ business, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Ionis Parties’ Trade Secret Information may include, but is not limited to, all confidential information relating to Ionis’ business and operations and in the form of the Ionis Parties’ research and development plans and activities; design plans; compilations of data; product plans; inventions; engineering processes and activity; manufacturing plans, processes and activity; proprietary computer software and programs (including object code and source code); and proprietary computer and database technologies, systems, structures, and architectures.

2.            Exclusions from Confidential Information. The term “Confidential Information” as used in this Agreement shall not include information that:

(a)          at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of any breach of this Agreement by Prospective Purchaser;

(b)          at the time of disclosure is, or thereafter becomes, available to Prospective Purchaser on a non-confidential basis from a third-party source, provided that such third- party is not and was not, to Prospective Purchaser’s knowledge, prohibited from disclosing the information to Prospective Purchaser by any legal, fiduciary or contractual obligation;

(c)          was known by or in the possession of Prospective Purchaser prior to being disclosed by or on behalf of the Ionis Parties pursuant to this Agreement;

(d)          was independently developed by Prospective Purchaser without reference to or use of, in whole or in part, any Confidential Information; or

(e)          Ionis has agreed in writing is free of such obligations.

3.           Confidential Information and Other Property of the Ionis Parties. All Confidential Information shall be deemed the property of the Ionis Parties. All information, documents, and electronic media (including, but not limited to Confidential Information) furnished by or on behalf of the Ionis Parties to the Prospective Purchaser shall be the property of the Ionis Parties.

4.	Prospective Purchaser Obligations. Prospective Purchaser shall:

(a)          protect the Confidential Information from unauthorized disclosure and use, with at least the same degree of care as the Prospective Purchaser would use in protecting its own confidential information, but no less than a commercially reasonable degree of care;

(b)          not use the Confidential Information, or permit it to be accessed or used, for any purpose other than the Purpose;

(c)          not disclose the Confidential Information to any person or entity, including, without limitation, to any of the PTP Parties, except to PTP Parties who: (i) need to know the Confidential Information to assist Prospective Purchaser, or act on its behalf, in relation to the Purpose; (ii) are informed by Prospective Purchaser of the confidential nature of the Confidential Information (each an “Authorized Party”) (Prospective Purchaser acknowledging that a breach of this Agreement by a PTP Party shall be treated as a breach of this Agreement by Prospective Purchaser);

(d)          not use any of the Ionis Parties’ computers, computer systems, equipment, tools, or other property of the Ionis Parties without Ionis Parties’ consent;

(e)          not use any Confidential Information to compete or prepare to compete against the Ionis Parties, or for or on behalf of any competitor of the Ionis Parties;

(f)           upon Ionis’ written request, destroy or deliver promptly to Ionis, or Ionis’ designee, all Confidential Information (including all copies thereof, regardless of the medium in which such information may be stored) and all computers, equipment, tools, and other property of the Ionis Parties that happen to be in Prospective Purchaser’s possession;

(g)          promptly notify Ionis upon discovery of any unauthorized disclosure of Confidential Information caused by Prospective Purchaser and reasonably cooperate with Ionis in any effort undertaken by Ionis to enforce its rights related to any such unauthorized disclosure;

(h)          not record in any form, including by hand, video or audio, any Trade Secret Information observed on the Property, without Ionis’ written consent;

(i)           be responsible if any provisions of this Agreement are violated by any Authorized Party;

(j)           at all times while on the Property be accompanied by an authorized representative of Ionis and not attempt to access areas of the Property without being accompanied by such authorized representative unless Ionis provides its express written consent to access without being accompanied; and

(k)          at all times while on the Property follow all safety protocols as instructed by an authorized representative of Ionis.

5.            Prospective Purchaser Representations and Warranties. Prospective Purchaser represents and warrants that:

(a)          the performance of its obligations herein does not and will not violate any other contract or obligation to which Prospective Purchaser is a party, including covenants not to compete and confidentiality agreements; and

(b)          unless and until becoming landlord under the Lease (as and to the extent Ionis continues to lease and occupy the Property pursuant to the Lease), it is entering upon the Property for the sole purpose of evaluating a potential purchase of the Property.

6.            No Ionis Representations or Warranties; Disclaimer of Liability. The Ionis Parties make no representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information disclosed to Prospective Purchaser hereunder. The Ionis Parties shall not be liable to Prospective Purchaser for any losses relating to or resulting from the Prospective Purchaser’s use of any of the Confidential Information or any errors therein or omissions therefrom.

7.            Court Ordered Disclosure. Notwithstanding anything to the contrary herein, Prospective Purchaser may disclose certain Confidential Information, without violating the obligations of this Agreement, to the extent such disclosure is required by law or regulation or by a subpoena or other validly issued administrative or judicial process, provided that, Prospective Purchaser shall (a) provide Ionis with reasonable prompt notice of the disclosure(s) (to the extent legally permissible), (b) limit disclosure to only that portion of the Confidential Information which Prospective Purchaser is legally compelled to disclose and (c) reasonably cooperate in assisting Ionis (at Ionis’ expense) in its efforts to ensure confidential treatment will be accorded any Confidential Information so furnished (to the extent legally permissible).

8.            Survival of Obligations; Return or Destruction of Confidential Information. Prospective Purchaser’s obligations to protect any Confidential Information received from the Ionis Parties shall continue for a period of three (3) years from the date of disclosure, notwithstanding whether or not Prospective Purchaser purchases the Property. At Ionis’ written request, so long as the same is no longer necessary for Prospective Purchaser’s use in connection with the Purpose, Prospective Purchaser shall promptly destroy all copies, whether in written, electronic or other form or media, of the Ionis Parties’ Confidential Information and certify in writing to Ionis that such Confidential Information has been destroyed; provided that Prospective Purchaser shall not be required to destroy electronic copies of any portions of the Confidential Information created pursuant to standard archival or back-up procedures and not available to end users, and provided that Prospective Purchaser may retain one (1) copy of the Confidential Information for its legal archives for the sole purpose of documenting its receipt thereof.

9.            No Proprietary Interest. Prospective Purchaser understands and agrees that Prospective Purchaser shall not obtain any proprietary interest in any Confidential Information. This Agreement shall not operate in a way to grant or confer any right or license in any of the Confidential Information, nor as a consent by the Ionis Parties to Prospective Purchaser for Prospective Purchaser’s use of any Confidential Information which may become public knowledge through any breach of this Agreement by or on behalf of Prospective Purchaser.

10.          Agreement Confidential. The existence of this Agreement shall be considered to be of a confidential nature and shall be accorded the same protections as the Confidential Information.

11.          No Further Agreement. Nothing in this Agreement shall be construed as representing any commitment by either Party to enter into any other agreement, whether relating to the Purpose or otherwise. Neither the execution and delivery of this Agreement nor the delivery of any Confidential Information hereunder shall be construed as granting to Prospective Purchaser by implication, estoppel or otherwise, any right in or license under any present or future invention, trade secret, trademark, copyright, or patent, now or hereafter owned or controlled by the Ionis Parties.

12.          Remedies. Prospective Purchaser acknowledges and agrees that the Confidential Information is a valuable, special and unique asset of the Ionis Parties’ business which gives the Ionis Parties an advantage over the Ionis Parties’ actual and potential competitors and any unauthorized disclosure or unauthorized use of the Confidential Information may irreparably injure the Ionis Parties. If any action should have to be brought by Ionis against Prospective Purchaser to enforce the provisions of this Agreement, Prospective Purchaser recognizes, acknowledges and agrees that Ionis shall be entitled to seek all of the civil remedies provided by federal, state and local law, including without limitation, preliminary and permanent injunctive relief restraining Prospective Purchaser from any actual or threatened unauthorized use or disclosure of any Confidential Information, in whole or in part. Nothing in this Agreement shall be construed as prohibiting Ionis from pursuing any other legal or equitable remedies available for breach or threatened breach of this Agreement.

13.          Notice. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be in writing and: (i) hand delivered; (ii) sent by a nationally recognized overnight courier, costs prepaid, or (iii) sent by email, provided that the sender promptly delivers a hard copy to the recipient by the method set forth in (i) or (ii), in each case to the applicable addresses set forth below or to such other address as such Party has designated by notice so given to the other Party:

If to Ionis:	Ionis Gazelle, LLC Attention:
Email:

with a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121-1909
Attn: David L. Crawford, Esq.
Email: [***]

If to Prospective Purchaser:

Such notice sent in accordance with clauses (i) or (ii) shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery), as evidenced by the notifying Party’s receipt of written or electronic confirmation of such delivery or refusal, and such notice sent electronically in accordance with clause (iii) shall be deemed to have been given upon the date that such electronic notification was sent, provided such notice clearly confirms, without alteration of the email, the date and time the email was sent, in each case if such notice is received by the Party to be notified between the hours of 8:00 A.M. and 5:00 P.M. Pacific time on any business day, with delivery made after such hours to be deemed received the following business day.

14.	Rules of Construction.

(a)          This Agreement shall be governed and construed in accordance with the statutory and common law of the State of California and applicable federal law, without regard to any conflicts of law principles that. Any actions brought to enforce or interpret this Agreement shall be brought only in a court of competent jurisdiction located in the State of California.

(b)          No change, modification or termination of any other terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by both Parties to this Agreement. The waiver by a Party of a breach or a threatened breach of any provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach.

(c)          Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

(d)          This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter hereof, and it supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties in connection with the subject matter hereof. Following the acquisition of the Property by Prospective Purchaser or its Affiliate, if it occurs, this Agreement shall be deemed incorporated into the Lease by reference and shall terminate at such time, if any, as Prospective Purchase or such Affiliate ceases to be the Landlord thereunder.

(e)          This Agreement may be executed in any number of counterparts, and by facsimile or electronically transmitted signature and each such counterpart and signature shall be deemed to be an original and all of which shall constitute one agreement that is binding on all parties hereto.

(f)           As used herein, “Affiliates” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

	IONIS GAZELLE, LLC		[PROSPECTIVE PURCHASER]

By:		By:
Name:		Name:
Title:		Title:

EXHIBIT G

LANDLORD SIGNAGE

EXHIBIT H

PLANS AND SPECIFICATIONS FOR

CONFERENCE CENTER ALTERATIONS

   The plans and specifications prepared by DGA | Planning | Architecture | Interiors for IONIS PHAMRACEUTICALS for the “CONFERENCE CENTER OFFICE CONVERSION TENANT IMPROVEMENT” (Project No. 22047) at 2850 GAZELLE COURT, CARLSBAD, CA 92010, referencing Schematic Design dated 3/18/2022, Design Development dated 4/15/2022, Construction Documents dated 5/17/2022, and Plan Check Resubmittal #1 dated 6/16/2022, copies of which are on file with Landlord.

EXHIBIT I

TENANT IMMEDIATE AND SHORT TERM REPAIRS

[***]

EXHIBIT J

COMMENCEMENT AND TERMINATION DATE AGREEMENT

THIS COMMENCEMENT AND TERMINATION DATE AGREEMENT, made as of _______, 20_____, is by and between 2850 2855 & 2859 Gazelle Owner (DE) LLC, a Delaware limited liability company (“Landlord”), and Ionis Pharmaceuticals, Inc., a Delaware corporation (“Tenant”). Reference is made to that certain Lease Agreement dated________________ , 2022, (the “Lease”) pursuant to which Landlord leases to Tenant the Premises described therein.

1.            Capitalized terms used, but not defined, herein shall have the same meanings given to them in the Lease.

2.            The Commencement Date occurred on _____________________, 20 _______.

3.            The Expiration Date is scheduled to occur on _____________________, 20 _____, unless Tenant exercises any option to extend the Term of the Lease or unless the Lease terminates earlier as provided in the Lease.

4.            The date of commencement of the first Extension Option shall be __________, 20_____, if Tenant effectively exercises its option in respect thereof, and if Tenant does so, the Term of the Lease shall expire on __________, 20 ____, unless Tenant exercises any option to further extend the Term of the Lease or unless the Lease terminates earlier as provided in the Lease.

5.            The date of commencement of the second Extension Option shall be _____, 20_____, if Tenant effectively exercises its option in respect thereof, and if Tenant does so, the Term of the Lease shall expire on __________, 20 ___, unless Tenant exercises any option to further extend the Term of the Lease or unless the Lease terminates earlier as provided in the Lease.

6.            The parties agree that this Agreement may be electronically signed pursuant to the terms of the ESIGN Act of 2000 and is legally binding. The parties agree that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the parties hereto have caused this Commencement and Termination Date Agreement to be executed as of the date first above written.

LANDLORD:
2850 2855 & 2859 Gazelle Owner (DE) LLC

By:

Name:

Title:

TENANT:
Ionis Pharmaceuticals, Inc.

By:

Name:

Title:

EXHIBIT K

TENANT CONSTRUCTION MANUAL

[Attached]

Tenant Construction Manual

Section 1: GENERAL INFORMATION

1.01	Introduction

These Construction Rules and Regulations been prepared to introduce Tenants and Contractors to the Oxford Properties Group Design, Systems and Building Regulations in order to assist in the design and construction of the leased premises. These Rules and Regulations are to be read in conjunction with the building lease document. In the event of any conflict between these Rules and Regulations and the lease, the provisions of the lease or any other specific written agreements between the Landlord and Tenant shall prevail.

Subject to the preceding paragraph, the Landlord reserves the right, from time to time, to add to or amend the information, procedures and regulations contained herein in a reasonable manner consistent with similar single tenant NNN facilities in the Carlsbad, California area and the Lease, upon reasonable prior notice to Tenant. Any such additions or amendments will affect any Construction work undertaken after the addition or amendment has been issued.

1.02	Tenant Coordination

The Landlord will appoint the Property Manager who will act as a point of contact within the Landlord’s organization. All questions, comments and submissions are to be addressed to:

              Oxford Properties Group

1.03	Tenant Design and Working Drawings

To the extent required by the Lease, please submit for review a detailed scope of work, PDF and CAD ver. 14 or later and three (3) sets of Tenant Design Working Drawings and Specifications of all work proposed within the Leased premises. The landlord requires that drawing packages are provided in the following stages:

-	Preliminary space plan

-	Building Permit submission

-	Issued for Construction Submission

-	As-built drawings as further outlined in the Lease

To the extent Landlord’s approvals of such drawings is required by the Lease, once drawings have been reviewed the Landlord will forward an approval letter to the Tenant outlining any change if requested. Revised drawings are to include all the comments and corrections and a set of prints provided prior to commencing work. Drawings to be resubmitted shall be revised to conform to the requirements and re-submitted for subsequent Landlord review. Any revisions to the Landlord reviewed drawings must be submitted for further review, and work must not proceed until the revised drawings are returned to the contractor. A Copy of the Landlord reviewed drawings must be kept on the job site for viewing throughout the construction period. Landlord shall respond to requests for approval as provided in the Lease.

Additional or expanded information, for purposes of definition or clarification before giving approval may be required. Working drawings should supply the information listed below (depending on the stage).

1.03.01	Complete Floor Plans (drawing scale of 1/8” = 1’)

a)	Location of all major fixed elements within the leased premises dimensionally related to grid lines and demising partitions.

b)	Location and layout of rooms of unusual loading concentrations such as cranes, racking areas and calculations of unusual loadings which may result in floor damage.

c)	Location of power, telephone, data and communications outlets. Room names and uses.

d)	Floor materials and finishes throughout the premises.

e)	Location of exit lights.

1.03.02	Complete Reflected Ceiling Plans (scale: 1/8” = 1’)

These should include lighting layout.

1.03.03	Complete Construction Details

These plans should be appropriately scaled and indicate methods of construction.

1.03.04	Complete Electrical, Mechanical, Sprinkler, Building Automation, Security, Communications, Data, Life Safety System Drawings (scale: 1/8”=1’) complete with Engineer’s stamp.

Details of all alterations and all additions to the BASE BUILDING, as well as base building conditions, which remain unchanged.

Details of all metering equipment changes to conform to base building standards. Schedule for any changes to fire, sprinkler and security systems.

1.03.06	Complete Structural Drawings

These drawings must be supplied where special conditions warrant their production i.e. openings in slabs, erection of racking units, the addition of cranes, ramps, etc.

1.03.07	Completion

Upon completion of construction, to the extent required by the Lease the Tenant is responsible to submit “as built” Architectural, Electrical, Mechanical, Security, Communications, Data and Structural Drawings on CAD ver. 14 or later disk to the Landlord for their records.

1.04	Certificates and Approvals

The Tenant is responsible for ensuring that all the following requirements have been complied with before construction begins:

1.	Insurance. Landlord requires evidence of insurance for contractors and subcontractors as required by the Lease.

2.	Permits Tenant’s design and construction work must comply with all applicable by-laws. The Tenant must obtain all necessary permits and approvals or construction work in the leased premises from the appropriate government authorities. Permits and approval that are required to commence construction must be obtained before construction begins within the leased premises. A copy of all permits must be delivered to the Landlord. The Tenant must correct immediately any work, which does not meet with the approval of the building inspector, even though the Tenants drawings may have been reviewed previously by the appropriate government authorities and the Landlord.

3.	Applicable Hazardous Materials Law. All contractors, sub-trades and suppliers shall abide by applicable laws governing use of Hazardous Materials when working in the Building.

4.	Workers Compensation To the extent applicable, Tenant contractor shall furnish written evidence of good standing with the North Carolina Industrial Commission and that all employees engaged in the work are covered in accordance with the statutory requirements of authorities having jurisdiction.

5.	Occupational Health and Safety The Tenant acknowledges that it is solely responsible for the health and safety of all its employees and workers, as well as for the continuing safe conditions in the Premises. The Tenant shall comply with and shall require all of its employees and workers to comply with the provisions of all Laws respecting Occupational Health and Safety, the Environment, Worker’s Compensation and the safe condition of the Premises.

All materials and supplies used by the Tenant’s personnel in the Demised Premises and the Lands shall be used, handled, stored, otherwise dealt with and properly labeled in accordance with the Workplace Hazardous Materials Information System.

1.05	Appointment of Contractors

All Tenant contractors are subject to approval by the Landlord to the extent provided in the Lease.

1.06	Reserved

1.07	Commencement of Construction

For work subject to Landlord consent, the Tenant is required to carry out its construction work in strict accordance with the “Landlord Reviewed Drawings”, subject to modifications permitted in accordance with the Lease.

Construction may proceed only after the Tenant has:

a)	Submitted acceptable evidence of insurance coverage to the Landlord as set out in these Rules and Regulations.

b)	Posted all required permits and safety signage on site, where applicable.

c)	For work subject to Landlord’s consent, made available on the leased premises one (1) set of prints, of the Tenant Design Working Drawings and Specifications for the duration of the construction period for reference by the Landlord’s Tenant Coordinator.

d)	For work subject to Landlord’s consent, submitted a schedule showing the timetable for the progress and completion of the Tenant’s work and a list of all trades requiring access to the premises including the trades address and telephone number.

1.08	Completion of Tenant’s Construction

Following completion of the job, and within 30 days, the Tenant must submit to the Landlord a certificate from its architect or designer stating that all work, including that of the mechanical and electrical contractors (if any), has been completed substantially in accordance with the reviewed drawings if such work was subject to Landlord’s consent. Upon the request of Landlord or the property manager, Tenant shall provide similar certifications for Minor Alterations previously performed (to the extent not already in the possession of Landlord).

A full set of architectural, mechanical and electrical “as built” CAD drawings ver. 14 or later shall accompany the above noted certificates where required by the Lease.

Further, the Landlord requires copies of all permits and certificates issued by authorities having jurisdiction over all or any part of the Tenant’s Alterations. For work requiring Landlord’s consent, such copies shall be provided prior to the commencement of work, or within 30 days following the completion of such work to the extent obtained during or following completion. Upon the request of Landlord or the property manager, Tenant shall provide copies of all permits and certificates issued by authorities having jurisdiction over all or any part of Minor Alterations previously performed (to the extent not already in the possession of Landlord).

Section 2: RULES AND REGULATIONS GOVERNING TENANT WORK

While carrying out work in the leased premises, the Tenant and all of its contractors, agents and employees are required to abide by the reasonable rules and regulations defined and communicated by the Landlord in advance. Failure to comply will result in work stoppage.

2.01	Inspection of Tenant Work in Progress

As and to the extent provided in the Lease, the Landlord and its agents, architects, engineers and consultants shall have reasonable access to the Tenant’s premises for the purpose of inspecting the Tenant work in progress. If Landlord and its architects, engineers or consultants note deficiencies in the Tenant work, Tenant shall correct the same.

Contractor/Tenant must contact the appointed Property Manager to attend final inspection of work that is subject to Landlord’s consent under the Lease.

2.02	Security Control

Tenant is responsible for providing its contractor’s access to the Premises.

The Tenant is fully responsible for the physical security of the leased premises and the contents therein throughout the construction period.

2.03	Public Safety

It is the Tenants responsibility to ensure that the Tenant contractor observes and complies with all applicable construction safety regulations.

2.04	Emergency Contact

The Tenant and its contractor are required to post at the site the emergency contact name and telephone number with copies forwarded to Landlord.

2.05	Temporary Services

The Tenant’s Contractor is responsible for the distribution of temporary power and telephone service within the leased premises during the construction period. The Tenant and Tenant’s Contractor are responsible for providing operable fire extinguishers in the premises throughout the construction period. Landlord shall have no obligation to provide any services to Tenant’s Contractor.

2.06	Work Areas

All construction materials, tools, equipment and workbenches must be kept within the leased premises throughout the construction period and not stored in areas outside of the building.

2.07	Waste Removal

Removal of garbage and construction debris generated by the work of a Tenant’s contractor will be the total responsibility of the contractor, subject to the waste removal and recycling program of the complex, if any.

All disposals to comply with applicable law.

All cost incurred are responsibility of the Tenant and Contractor.

2.08	Drilling or Cutting

Tenant’s contractor is not permitted to drill, cut or chase openings of any description in any part of the building structure without prior approval from the Landlord as and when provided under the Lease. If such work is approved by the Landlord, drilling, etc. shall be carried out by the Tenant’s Landlord approved contractor at the Tenant’s cost. Any work of this type may require x-ray inspection of the slab prior to drilling, which will also be at the Tenant’s expense.

2.09	Welding

If pressurized gas cylinders are used for welding, cutting or other purposes, the Tenant’s contractor shall ensure that their use is in accordance with requisite safety provisions and requirements. An operational fire extinguisher shall be available in the immediate vicinity of the work.

No welding or soldering on any part of a floor shall be done without knowledge of the Landlord as these activities may trigger a fire alarm. Work Permits requesting the deactivation of a floor’s fire alarm system must be obtained from the Landlord.

2.10	Hot Work Permits

The Contractor is responsible for providing the required “Fire Watch” during and after the Hot Work is completed.

2.11	Wiring and Conduit

All wiring must be a minimum of #12 solid wire for runs under 75 feet and a minimum #10 solid wire for runs greater than 75 feet. Absolutely no BX cable is to be used in the electrical rooms.

All cabling and telephone type wiring used above the ceiling must be installed in conduit in accordance with the Building and Fire Codes. Conduit may not be required when cabling with FT6/IBM type 2 or 4 (fire rated) cable, if approved by the Landlord.

2.12	Smoking

There is no smoking allowed in any Oxford Property managed buildings or loading docks including the Construction areas.

2.13	PENALTIES FOR FALSE ALARMS

Tenant is responsible for all governmental penalties imposed on account of false alarms, except to the extent caused by Landlord or any of its agents or contractors or their respective employees.

Section 3: READY TO START

3.01	Are You Ready to Start Construction?

Prior to a work permit being issued by the Landlord for work requiring Landlord consent, the following items must be completed and submitted to the Landlord’s Tenant Coordinator.

▪	Drawings, Specifications and Scope of Work as outlined within this document.

▪	Insurance Certificate provided on Landlord’s standard form.

▪	Building Permit or copy of Building Permit application.

▪	List of Contractors and Trades to be used including contact names and phone numbers.

▪	Detailed Construction Schedule.

▪	Emergency Contact Numbers for all contractors and supervisors responsible for project.

3.02	Have You Completed Construction?

It is the tenant’s responsibility to ensure the construction has been completed in accordance with this Document. The following documents must be complete and submitted to the Landlord’s Tenant Coordinator for work requiring Landlord consent.

▪	Fire Alarm and Life Safety Verification.

▪	Architect’s Certificate of Completion.

▪	Final Electrical and Mechanical engineers sign-off stating work is completed substantially in accordance with design drawings and specifications.

▪	Copies of all permits and certificates related to work.

▪	As-built Mechanical Drawings with the associated CAD disk ver. 14 or later. Disks are to be labeled as follows:

●	Indicate “As-Builts” – Mechanical

●	Name of Contractor

●	Project Name, Floor and Address

●	Project Date (Month-Year)

●	Name of Company Prepared By

▪	As and to the extent required by the Lease, As-built Electrical Drawings with the associated CAD disk ver. 14 or later. Disks are to be labeled as follows:

●	Indicate “As-Builts” – Electrical

●	Name of Contractor

●	Project Name, Floor and Address

●	Project Date (Month-Year)

●	Name of Company Prepared By

Exhibit A

REQUIRED CONTRACTOR AND SUBCONTRACTOR INSURANCE

Certificates of Insurance

Landlord requires all contractors and subcontractors performing work at the Property to carry insurance. Property Management collects certificates of insurance, which contain information about the vendor’s insurance. This insurance must meet certain minimum requirements and name Landlord, Oxford Properties Group, Arcadia Management Group, Inc., and Oxford I Asset Management US as additional insureds.

Service Contractor Certificates

The specific insurance requirements for a particular service contractor are those written into their contract with the building owner/manager or tenant, and to the extent approved by Landlord these may differ from the guidelines listed below. When determining whether or not a certificate shows coverage that meets the actual requirements for a particular service contractor, always refer to the contract wording.

The standard operating procedures require having a certificate of insurance naming Landlord, Oxford Properties Group, Arcadia Management Group, Inc., and Oxford I Asset Management US as additional insured, and having a signed contract/service agreement in place listing the insurance requirements and having an indemnification section.

General Guidelines

The following are insurance guidelines for contractors and subcontractors performing work under $20,000,000; for work in excess of such amount, the limits of liability will be subject to Landlord’s reasonable approval. Landlord and Tenant shall reasonably cooperate in good faith to determine such insurance liability limits within thirty (30) days after the Effective Date.

1.	Workers Compensation: Statutory Coverage in accordance with the laws of your state.

2.	Employers Liability: Limits of not less than $1,000,000 each accident/occurrence, $1,000,000 each employee/disease, $1,000,000 disease/policy limit.

3.	General Liability: Please see the chart below for General Liability per Occurrence/General Aggregate.

Commercial General Liability, including but not limited to comprehensive form, premises operations, explosion and collapse hazard and underground hazard, products and a minimum of twelve (12) months completed operations hazard, contractual liability on a “blanket” basis designating all written contracts related to the work, broad form property damage (including completed operations), independent contractors’ protective, personal injury liability, automobile liability comprehensive form for owned, hired and non-owned vehicles, elevators and escalators hazards, and incidental medical malpractice coverage hazards, and as follows: combined single limits for (i) bodily injury and (ii) property damages, endorsed such that the policy aggregate applies to each property location where work occurs. Bodily injury shall include, without limitation, damages for care and loss of services because of bodily injury, including death at any time resulting therefrom, sustained by any person or persons. Property Damage Liability Insurance shall include, without limitation, losses due to damages to or destruction of tangible property, including loss of use of such property resulting therefrom in compliance with the amounts set forth above; Contractor shall provide X, C and U coverage if Contractor’s operations involve any exposure to explosion, collapse or underground damage. Products and Completed Operations to be maintained for 3 years after final payment.

4.	Automobile Liability: Bodily injury and property damage in an amount not less than $2,000,000 combined single limit covering all owned, non-owned, hired or leased vehicles.

5.	Excess / Umbrella Liability: $1,000,000 in excess of the above primary Employer’s Liability, General Liability, and Automobile Liability.

6.	Property: Property Insurance will cover the physical loss, including theft, or damage to equipment, machinery, supplies or tools owned, leased, hired or borrowed by contractor, utilized or operated by contractor while performing contracted services. The valuation basis shall be “replacement cost”.

7.	Professional Liability (Errors and Omissions): If the nature of the work involves a professional liability exposure (e.g. design/build), contractor shall maintain professional liability (errors and omissions) coverage at a minimum limit of $2,000,000 or $5,000,000, depending on project size, for each claim.

8.	Contractors Pollution - Asbestos Legal Liability: If the nature of the services performed involves pollutants or any other materials which would affect soil, water or structures, then the contractor shall maintain contractors pollution – asbestos legal liability coverage for a limit of not less than $1,000,000 each occurrence - $2,000,000 policy aggregate, including errors and omissions. However, see attached requirements for higher limits for asbestos abatement and hazardous material removal contractors.

Certificate Holders, Additional Insured’s, and Additionally Insured Endorsement

Service contractors are required to add the Landlord as an additional insured with regard to the General Liability policy. An additional Additionally Insured Endorsement is required based on the required amounts contained in the Certificate of Insurance Limits chart below.

CERTIFICATE OF INSURANCE LIMITS REQUIREMENT

1.	For insurance requirements for crane lifts or any special contract work; contact for the property team for specific coverage and language.

2.	Commercial General Liability Coverage Required (millions, per occurrence and aggregate) is the sum of the basic coverage + excess umbrella.

See Example for Electrical Maintenance below:

●	Commercial General Liability Coverage Required = 5MM. This requirement is met by:

●	General Liability each Occurrence 3MM + Excess umbrella 2MM = 5MM

●	General Liability General Aggregate 3MM + Excess umbrella 2MM = 5MM

Certificate of Insurance Limits

Type of Service	General Liability Each Occurrence / General Aggregate	Employers’ Liability Each Accident / Disease – Each Employee / Disease – Policy Limit	Automobile Liability Combined Single Limit	Excess / Umbrella Liability Each Occurrence / Aggregate
Alarm Systems Service and Repair	1MM / 2MM	1MM	1MM	2MM
Appliance Repair & Maintenance	1MM / 1MM	1MM	1MM	1MM
Architectural *	3MM / 3MM	1MM	1MM	2MM
Asbestos Abatement and Hazardous Material Removal ****	5MM / 5MM	1MM	1MM	10MM
Audio-Visual Equipment	1MM / 1MM	1MM	1MM	1MM
Backflow Testing	1MM/1MM	1MM	1MM	1MM
Cabling	1MM / 1MM	1MM	1MM	2MM
Carpet/Floor Finishes	1MM / 2MM	1MM	1MM	2MM
Crane/Rigging	5MM / 5MM	1MM	1MM	10MM
Custom Fabrication & Installation Millwork	1MM / 1MM	1MM	1MM	2MM
Doors & Locks	1MM / 1MM	1MM	1MM	1MM
Electrical Maintenance	3MM / 3MM	1MM	1MM	2MM
Elevator/Escalator Service & Maintenance	5MM / 5MM	1MM	1MM	10MM
Elevator interior installation	2MM / 3MM	1MM	1MM	5MM
Engineering Consulting Service*	3MM / 3MM	1MM	1MM	2MM
Fire Extinguishing in Restaurants	1MM / 1MM	1MM	1MM	2MM
Fitness Equipment Maintenance	1MM / 2MM	1MM	1MM	2MM
Garbage Removal & Disposal, incl. dumpster maintained on premises	1MM / 2MM	1MM	1MM	2MM
General Contractors	3MM / 3MM	1MM	1MM	2MM
Generator Maintenance	1MM / 3MM	1MM	1MM	2MM
Glass Repair & Maintenance	1MM / 2MM	1MM	1MM	2MM
Glass Repair & Maintenance elevated	5MM / 5MM	1MM	1MM	10MM

Type of Service	General Liability Each Occurrence / General Aggregate	Employers’ Liability Each Accident / Disease – Each Employee / Disease – Policy Limit	Automobile Liability Combined Single Limit	Excess / Umbrella Liability Each Occurrence / Aggregate
Graffiti Removal	1MM / 3MM	1MM	1MM	2MM
Handyman	1MM / 1MM	1MM	1MM	2MM
Heating, Ventilation & Air Conditioning Service/install	3MM / 3MM	1MM	1MM	2MM
Insulation/Fiberglass	1MM / 3MM	1MM	1MM	2MM
Interior Design Consulting*	1MM / 2MM	1MM	1MM	2MM
Life Safety/Fire Equipment	3MM / 3MM	1MM	1MM	2MM
Life Safety/Monitoring	3MM / 3MM	1MM	1MM	2MM
Lighting re-lamping (interior)	1MM / 2MM	1MM	1MM	2MM
Elevated Lighting Maintenance	5MM /5MM	1MM	1MM	5MM
Moves/Relocations/reconfiguration	3MM / 3MM	1MM	1MM	2MM
Office Equipment Service	1MM / 2MM	1MM	1MM	2MM
Overhead and Revolving Door	1MM / 2MM	1MM	1MM	2MM
Painting	1MM / 2MM	1MM	1MM	2MM
Parking Surface Maintenance/sweeping	2MM / 2MM	1MM	1MM	2MM
Paving and Striping	2MM / 3MM	1MM	1MM	2MM
Plumbing	3MM / 3MM	1MM	1MM	2MM
Power washing (non-elevated)	1MM / 2MM	1MM	1MM	2MM
Power washing (elevated)	5MM /5MM	1MM	1MM	5MM
Pump Maintenance	3MM / 3MM	1MM	1MM	2MM
Roofing	5MM /5MM	1MM	1MM	10MM
Signage non elevated	2MM / 2MM	1MM	1MM	2MM
Signage Elevated	5MM / 5MM	1MM	1MM	10MM
Sprinkler System Service and Repair	3MM / 3MM	1MM	1MM	2MM
Stonework/Marble/wood/metal cleaners and refinishers Repair & Maintenance	1MM / 2MM	1MM	1MM	2MM

Type of Service	General Liability Each Occurrence / General Aggregate	Employers’ Liability Each Accident / Disease – Each Employee / Disease – Policy Limit	Automobile Liability Combined Single Limit	Excess / Umbrella Liability Each Occurrence / Aggregate
Telecommunications and TV Equip. Master Wiring and Antennas (non-elevated)	3MM / 3MM	1MM	1MM	2MM
Telecommunications and TV Equip. Master Wiring and Antennas (elevated or roof)	5MM / 5MM	1MM	1MM	5MM
UPS/SEP Equipment Maintenance	3MM / 3MM	1MM	1MM	2MM
Walk Off Mat Cleaning	1MM / 1MM	1MM	1MM	2MM
Water Treatment	1MM / 2MM	1MM	1MM	2MM
Window coverings (non-elevated)	1MM / 1MM	1MM	1MM	2MM
Window Washing and Swing Station Equipment Services	5MM / 5MM	1MM	1MM	10MM

*  Design and Engineering vendors must include Professional Errors and Omissions Insurance in the following amounts:

○	Architects = 5MM

○	Engineers = 5MM

○	Interior Design = 2MM (or call Risk Management if limited scope)

○	Any deviation from requested amount should be cleared through Oxford Properties Risk Management.

○	Errors & Omissions is not based on spend, but rather the scope detail (access liability), such as no structural issues and what amount of damage/cost could be sustained if done incorrectly.

This Exhibit A may be updated from time to time as may be reasonably requested by Landlord at any time after the end of the fifth (5th) Lease Year and no more frequently than once every three

(3) Lease Years thereafter, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

EXHIBIT L

TENANT STANDARD OPERATING PROCEDURES

[Attached]

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